<COVER LETTER>

                   Writer's Direct Dial No.: (205) 254-1005
                   E-mail Address: savagm@mcglaw.com

February 5, 1997

FILED VIA EDGAR

Securites and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re: United Security Bancshares, Inc./Registration Statement on Form S-4

     On behalf of our client, United Security Bancshares, Inc., transmitted herewith for filing is the above-referenced registration statement on Form S-4, filed via the EDGAR system. The other party to the merger to which this Form S-4 relates, First Bancshares, Inc., is neither a registrant nor a reporting company under the Securities Exchange Act of 1934.

     The registration fee of $5,484.00 has been deposited. Please do not hesitate to contact the undersigned at (205) 254-1055 if you have any questions or comments.

                                  Very truly yours,



                                  /s/  J. Michael Savage
                                       J. Michael Savage

JMS/ead
Attachment
cc:   Jack M. Wainwright, III
      Larry M. Sellers
      Fred L. Huggins
      C. Henry Marston
      Mark L. Dew

</COVER LETTER>

 As filed with the Securities and Exchange Commission on February 6, 1997

                   Registration No. 333-______


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            Form S-4
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                UNITED SECURITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)

         Alabama                          6712                 63-0843362
(State or other jurisdiction        (Primary Standard       (I.R.S. Employer
    of incorporation or         Industrial Classification    Identification
       organization)                  Code Number)                 No.)


                      131 West Front Street
                          P. O. Box 249
                     Thomasville, AL  36784
                         (334) 636-5424
      (Address, including zip code, and telephone number of
            registrant's principal executive office)


                     JACK M. WAINWRIGHT, III
              President and Chief Executive Officer
                      131 West Front Street
                          P. O. Box 249
                     Thomasville, AL  36784
                         (334) 636-5424
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                           Copies to:

        C. HENRY MARSTON                     J. MICHAEL SAVAGE
Walston, Wells, Anderson & Bains        Maynard, Cooper & Gale, P.C.
      500 Financial Center                1901 Sixth Avenue North
      505 20th Street North                     Suite 2400
   Birmingham, Alabama  35203            Birmingham, Alabama  35203


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective.

     If the securities being registered ont his Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                 CALCULATION OF REGISTRATION FEE

  Title of Each Class of      Amount to be    Proposed Maximum    Proposed Maximum       Amount of
Securities to be Registered    Registered    Price Per Unit (1)  Aggregate Price(1)  Registration Fee
  Common, $0.01 par value       1,400,000          $12.92            $18,094,000          $5,484


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) as of September 30, 1996.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      CROSS REFERENCE SHEET


1.     Forepart of Registration Statement
       Outside Front Cover Page of Prospectus.........Facing Page; Cover Page;
                                                         Cross Reference Sheet

2.     Inside Front and Outside Back
       Cover Pages of Prospectus............Inside Front Cover Page; AVAILABLE
                                                INFORMATION; TABLE OF CONTENTS

3.     Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information...................................SUMMARY

4.     Terms of Termination................................SUMMARY; THE MERGER
                                                    DESCRIPTION OF USB CAPITAL
                                                    STOCK; EFFECT OF MERGER ON
                                                        RIGHTS OF SHAREHOLDERS

5.     Pro Forma Financial Information.........PRO FORMA FINANCIAL INFORMATION

6.     Material Contracts with Company
       Being Acquired...............................................THE MERGER

7.     Additional Information Required for Reoffering By
       Persons and Parties Deemed to be Underwriters.........................*

8.     Interests of Named Experts and Counsel....................LEGAL MATTERS

9.     Disclosure of Commission Position on
       Indemnification for Securities Liability..............................*

10.    Information With Respect to S-3 Registrants...........................*

11.    Incorporation of Certain Information by Reference.....................*

12.    Information With Respect to S-2 or
       S-3 Registrants..................................AVAILABLE INFORMATION;
                                                      INCORPORATION OF CERTAIN
                                                        DOCUMENTS BY REFERENCE

13.    Incorporation of Certain Information
       by Reference...................................INCORPORATION OF CERTAIN
                                                        DOCUMENTS BY REFERENCE

14.    Information With Respect to Registrants Other
       Than S-3 or S-2 Registrants...........................................*

15.    Information With Respect to S-3 Companies.............................*

16.    Information With Respect to S-2 or S-3 Companies......................*

17.    Information With Respect to Companies Other
       Than S-3 or S-2 Companies.....................SUMMARY; FBI MANAGEMENT'S
                                                      DISCUSSION AND ANALYSIS;
                                                 BUSINESS OF FBI; CONSOLIDATED
                                                       FINANCIAL STATEMENTS OF
                                                        FIRST BANCSHARES, INC.
                                                                  (Appendix C)

18.    Information if Proxies, Consents or
       Authorizations are to be Solicited.....................INCORPORATION OF
                                                             CERTAIN DOCUMENTS
                                                BY REFERENCE; SUMMARY; GENERAL
                                                       INFORMATION; THE MERGER

19.    Information if Proxies, Consents or
       Authorizations are not to be Solicited
       or in an Exchange Offer...............................................*


*Not applicable and therefore not included

                 United Security Bancshares, Inc.
                      131 West Front Street
                   Thomasville, Alabama  36784

                       February ___, 1997


Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of United Security Bancshares, Inc. ("USB"), to be held at the principal executive office of United Security Bank, 131 West Front Street, Thomasville, Alabama, on _____________, 1997, at 10:00 a.m., Central Time.

     At this important meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger, dated as of August 19, 1996 (the "Merger Agreement"), which provides for the merger of First Bancshares, Inc. ("FBI") with and into USB and the merger of FBI's wholly-owned subsidiary bank, First Bank and Trust, with and into USB's wholly-owned subsidiary bank, United Security Bank (the "Merger"). If the Merger is consummated, each outstanding share of FBI common stock will be converted into the right to receive 5.8321 shares of the common stock, par value $.01, of USB. The accompanying Joint Proxy Statement and Prospectus provides a detailed description of the proposed Merger, including the conditions to consummation of the Merger.

     The affirmative vote of the holders of at least two-thirds of the shares of USB common stock entitled to vote at the Special
Meeting is required for approval of the Merger Agreement.
Accordingly, your vote is important, no matter how large or how small your holdings are.

     Enclosed are the Notice of Special Meeting, the Joint Proxy Statement and Prospectus and proxy for the Special Meeting, together with copies of USB's 1995 Annual Report to Shareholders and Part I of its 1996 Third Quarter Report on Form 10-Q. Please give this information your careful attention.

     The Board of Directors of USB has carefully reviewed and considered the terms and conditions of the proposed Merger Agreement and has received an opinion from its financial advisor, Chaffe & Associates, Inc., that the Merger is fair to the USB shareholders from a financial point of view. The Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that you vote FOR approval of the Merger Agreement.

     In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so.

                              Sincerely,



                              Jack M. Wainwright, III
                              President and Chief Executive Officer

                United Security Bancshares, Inc.
                   Thomasville, Alabama  36784
                         _______________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON ____________, 1997
                         _______________

                       February ____, 1997

To the Shareholders of United Security Bancshares, Inc.

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of United Security Bancshares, Inc. ("USB") will be held at the principal executive office of United Security
Bank, 131 West Front Street, Thomasville, Alabama, on
_______________, 1997, at 10:00 a.m. Central Time, for the
following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August19, 1996 (the "Merger Agreement"), by and between USB and First Bancshares, Inc. ("FBI"), pursuant to which, among other matters (a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank & Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for an amendment to USB's Articles of Incorporation (a) to increase its authorized common stock from 2,400,000 shares to 10,000,000 shares, (b) to increase the maximum size of USB's Board of Directors from 15 to 20, (c) to deny preemptive rights to USB shareholders, (d) to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management, and (e) to change the name of USB to a new name to be agreed upon by FBI and USB. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus and is hereby incorporated by reference herein.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on __________, 1997, are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the shares of USB Common Stock entitled to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF USB UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares if the Merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with requirements of Article 13 of the Alabama Business Corporation Act. The full text of Article 13 is set forth in Appendix B to the Joint Proxy Statement and Prospectus and is incorporated herein by reference. For a summary of the requirements of Article 13, see "GENERAL INFORMATION--Dissenters' Rights" in the Joint Proxy Statement and Prospectus.

                              By order of the Board of Directors



                              Jack M. Wainwright, III
                              President and Chief Executive Officer


     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                     First Bancshares, Inc.
                         131 Main Street
                   Grove Hill, Alabama  36451

                       February ___, 1997


Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of First Bancshares, Inc. ("FBI"), to be held at the principal executive office of First Bank & Trust, 131 Main Street, Grove Hill, Alabama, on _____________, 1997, at 2:00 p.m., Central Time.

     At this important meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger, dated as of August 19, 1996 (the "Merger Agreement"), which provides for the merger of FBI with and into United Security Bancshares, Inc. ("USB") and the merger of FBI's wholly-owned subsidiary bank, First Bank and Trust, with and into USB's wholly-owned subsidiary bank, United Security Bank (the "Merger"). If the Merger is consummated, each outstanding share of FBI common stock will be converted into the right to receive 5.8321 shares of the common stock, par value $.01, of USB. The accompanying Joint Proxy Statement and Prospectus provides a detailed description of the proposed Merger, including the conditions to consummation of the Merger.

     The affirmative vote of the holders of at least 75% of the shares of FBI common stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement. Accordingly, your vote is important, no matter how large or how small your holdings are.

     Enclosed are the Notice of Special Meeting, the Joint Proxy
Statement and Prospectus and proxy for the Special Meeting, together with copies of USB 1995 Annual Report to Shareholders and
Part I of its 1996 Third Quarter Report on Form 10-Q. Please give this information your careful attention.

     The Board of Directors of FBI has carefully reviewed and considered the terms and conditions of the proposed Merger Agreement and has received an opinion from its financial advisor, Baxter, Fentriss and Company, that the Merger is fair to the FBI shareholders from a financial point of view. The Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that you vote FOR approval of the Merger Agreement.

     In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so.

                              Sincerely,



                              Fred Huggins
                              President and Chief Executive Officer

                     First Bancshares, Inc.
                         131 Main Street
                   Grove Hill, Alabama  36451
                         _______________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON ____________, 1997
                         _______________

                        February ___, 1997
          To the Shareholders of First Bancshares, Inc.

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of First Bancshares, Inc. ("FBI") will be held at the principal executive office of First Bank & Trust, 131 Main Street, Grove Hill, Alabama, on _______________, 1997, at 20:00 p.m. Central Time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August19, 1996 (the "Merger Agreement"), by and between FBI and United Security Bancshares, Inc. ("USB"), pursuant to which, among other matters
(a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank & Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for an amendment to USB's Articles of Incorporation (a) to increase its authorized common stock from 2,400,000 shares to 10,000,000 shares, (b) to increase the maximum size of USB's Board of Directors from 15 to 20, (c) to deny preemptive rights to USB shareholders, (d) to provide for a 2/3's supermajority voting requirement by the Baord of Directors to approve significant corporate events or to add or remove members of senior management, and (e) to change the name of USB to a new name to be agreed upon by FBI and USB. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus and is hereby incorporated by reference herein.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on __________, 1997, are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of at least 75% of the shares of FBI Common Stock entitled to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF FBI UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares if the Merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with requirements of Article 13 of the Alabama Business Corporation Act. The full text of Article 13 is set forth in Appendix B to the Joint Proxy Statement and Prospectus and is incorporated herein by reference. For a summary of the requirements of Article 13, see "GENERAL INFORMATION--Dissenters' Rights" in the Joint Proxy Statement and Prospectus.

                              By order of the Board of Directors


                              Fred Huggins
                              President and Chief Executive Officer


     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                      JOINT PROXY STATEMENT


UNITED SECURITY BANCSHARES, INC.     FIRST BANCSHARES, INC.
      For Special Meeting             For Special Meeting
        Of Shareholders                 Of Shareholders
         To Be Held On                   To Be Held On
      [____________], 1997             [____________], 1997



                          PROSPECTUS

                UNITED SECURITY BANCSHARES, INC.
                          Common Stock
                   ___________________________

     This Joint Proxy Statement and Prospectus ("Joint Proxy Statement") is being furnished to the shareholders of United Security Bancshares, Inc., an Alabama corporation ("USB"), and First Bancshares, Inc., an Alabama corporation ("FBI"), in connection with the solicitation of proxies by the Board of Directors of USB from holders of outstanding shares of common stock, par value $0.01 per share, of USB ("USB Common Stock"), and the solicitation of proxies by the Board of Directors of FBI from holders of outstanding shares of Class A voting common stock, par value $5.00 per share, of FBI ("FBI Common Stock"), for use at their respective special meetings of shareholders as shown above
(the "Special Meetings").   The purpose of each of the Special
Meetings is to consider and vote upon that certain Agreement and Plan of Merger, dated as of August 19, 1996 (the "Merger Agreement"), pursuant to which FBI will merge with and into USB, and FBI's wholly-owned subsidiary bank, First Bank & Trust ("First Bank"), will merge with and into USB's wholly-owned subsidiary bank, United Security Bank ("USB Bank"). The two mergers are referred to collectively herein as the "Merger." Except as described herein, each share of FBI Common Stock issued and outstanding at the Effective Time (described below) shall be converted into the right to receive 5.8321 shares of USB Common Stock (the "Exchange Ratio"). See "The Merger--Terms of the Merger."

     This Joint Proxy Statement also serves as a prospectus with respect to the issuance of up to approximately 1,400,000 shares of USB Common Stock that are issuable to the shareholders of FBI upon consummation of the Merger. Copies of USB's Annual Report to Shareholders for the fiscal year ended December 31, 1995, and of PartI of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, accompany this Joint Proxy Statement.

     See "Risk Factors" for a discussion of certain factors which should be considered by shareholders of USB and FBI.

     This Joint Proxy Statement, the accompanying Notices of
Special Meeting and the other documents enclosed herewith are being first mailed to the shareholders of USB and FBI on or about
[_________], 1997.

                    _________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT
        DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS
          OF A BANK AND ARE NOT INSURED BY THE FEDERAL
              DEPOSIT INSURANCE CORPORATION OR ANY
                   OTHER GOVERNMENTAL AGENCY.
                   ___________________________

   The date of this Joint Proxy Statement is __________, 1997

                      AVAILABLE INFORMATION

     USB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by USB can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Commission's Regional Offices in New York (75 Park Place, 14th Floor, New York, New York 10007) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. USB has filed with the Commission a Registration Statement (No. 33-____) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of USB Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement does not contain all of the information set forth in the Registration Statement and the exhibits thereto, portions of which were omitted in accordance with the rules and regulations of the Commission. For further information regarding USB and the USB Common Stock offered hereby, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein or in any document incorporated by reference herein as to the contents of documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     All information contained in this Joint Proxy Statement pertaining to USB and its subsidiary has been supplied by USB, and all information pertaining to FBI and its subsidiaries has been supplied by FBI.

     No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of USB or FBI since the date hereof or that the information herein is correct as of any time subsequent to its date.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by USB with the Commission (Commission File No. 000-14549) pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy
Statement:

     1.     USB's Annual Report on Form 10-K for the year ended
December 31, 1995;

     2. USB's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     3.     USB's 1995 Annual Report to Shareholders; and

     4.     USB's Proxy Statement for its 1996 Annual Meeting of
Shareholders.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement to the extent that another statement contained herein, in any supplement hereto or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement or any supplement hereto.

     This Joint Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. On the written or oral request of any person to whom this Joint Proxy Statement is delivered, USB will provide, without charge, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to Larry M. Sellers, Secretary, United Security Bancshares, Inc., 131 West Front Street, Thomasville, Alabama 36784, (334) 636-5424. In order to ensure timely delivery of such documents, any request should be made by ________________, 1997.

                        TABLE OF CONTENTS


AVAILABLE INFORMATION........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................2

SUMMARY......................................................................6
     Parties to the Merger...................................................6
     Shareholder Meetings....................................................7
     The Merger..............................................................7
     Selected Consolidated Financial Data...................................10
     Comparative Per Share Data.............................................15
     Summary Capital Ratios.................................................16

RISK FACTORS................................................................16
     Determination of Terms and Exchange Ratios.............................16
     Restrictions on Dividends..............................................16
     Competition............................................................16
     Supervision and Regulation.............................................17
     Monetary Policies......................................................17
     Reserve for Loan Losses................................................17
     Tax Considerations.....................................................17
     Interests of Certain Persons in the Transaction........................18
     Restrictions on Resale and USB Common Stock............................18

GENERAL INFORMATION.........................................................18
     Special Meetings, Record Dates and Votes Required......................18
     Proxies................................................................19
     Dissenters' Rights.....................................................20
     Recommendations of Boards of Directors.................................22

THE MERGER..................................................................22
     Terms of the Merger....................................................22
     Effective Time.........................................................22
     Background of and Reasons for the Merger...............................23
     Opinions of Financial Advisors.........................................24
     Amendment of USB Articles of Incorporation.............................28
     Amendment of USB Bylaws................................................28
     Effect on Employee Benefit Plan........................................28
     Surrender of Certificates..............................................29
     Conditions to Consummation of the Merger...............................29
     Regulatory Approvals...................................................31
     Conduct of Business Pending the Merger.................................31
     Waiver and Amendment; Termination......................................34
     Management and Operations After the Merger.............................35
     Interests of Certain Persons in the Merger.............................35
     Certain Federal Income Tax Consequences................................36
     Accounting Treatment...................................................37
     Expenses and Fees......................................................37
     Resales of USB Common Stock............................................37

PRO FORMA FINANCIAL INFORMATION.............................................38
     Pro Forma Combined Condensed Consolidated Statement of
         Condition..........................................................38
     Pro Forma Combined Condensed Consolidated Statements of
         Income.............................................................39
     Notes to Pro Forma Combined Condensed Consolidated
         Financial Statements (Unaudited)...................................40

COMPARATIVE MARKET PRICES AND DIVIDENDS.....................................40
     Market Prices..........................................................40
     Dividends..............................................................40

DESCRIPTION OF USB CAPITAL STOCK............................................40

EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS..................................41
     Authorized Capital Stock...............................................42
     Special Meetings of Shareholders.......................................42
     Required Shareholder Votes.............................................42
     Director Liability.....................................................42
     Indemnification........................................................42
     Amendment of Articles of Incorporation.................................43
     Responses to Tender Offers.............................................43
     Preemptive Rights......................................................43
     Proxy Requirements.....................................................43

FBI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS....................................43

FINANCIAL CONDITION.........................................................44
     Average Assets and Liabilities.........................................44
     Distribution of Average Assets, Liabilities and
         Shareholders' Equity...............................................45
     Loans..................................................................45
     Distribution of Loans by Category......................................46
     Selected Loans by Type and Maturity....................................46
     Investment Securities..................................................46
     Maturity Distribution of Investment Securities.........................47
     Investment Securities and Investment Securities Available
         for Sale...........................................................47
     Trading Activity.......................................................48
     Deposits and Short-Term Borrowings.....................................48
     Average Deposits.......................................................48
     Maturities of Time Deposits of $100,000 or More........................49
     Short Term Borrowings..................................................49
     Long Term Debt.........................................................49
     Asset/Liability Management.............................................49
     Liquidity..............................................................49
     Interest Rate Sensitivity..............................................49
     Interest Rate Sensitivity Analysis.....................................50
     Capital Resources......................................................50
     Risk-Based Capital.....................................................51

RESULTS OF OPERATIONS.......................................................51
     Net Interest Revenue...................................................51
     Net Interest Revenue...................................................52
     Analysis of Interest Increases (Decreases).............................53
     Provision and Allowance for Loan Losses................................53
     Summary of Loan Loss Experience........................................54

NON-PERFORMING ASSETS.......................................................55
     Non-Interest Revenue...................................................55
     Non-Interest Expense...................................................55
     Income Taxes, Inflation and Other Issues...............................56

FBI FIRST NINE MONTHS 1996..................................................56
     Comparing the nine months ended September 30, 1996,
         to the nine months ended September 30, 1995........................56
     Comparing the Nine Months Ended September 30, 1996,
         to the Year Ended December 31, 1995................................57
     Acceptance Loan Company................................................57
     Loan Loss Experience and Non-Performing Assets.........................57
     Summary of Loan Loss Experience........................................58

BUSINESS OF FBI.............................................................58
     Bank Activities........................................................58
     Certain Management Information.........................................58
     FBI Security Ownership.................................................60

SUPERVISION, REGULATION, AND EFFECTS OF GOVERNMENTAL POLICY.................61
     Bank Holding Company Regulation........................................61
     Bank Regulation........................................................62
     Capital Adequacy.......................................................64
     Recent Legislative and Regulatory Developments.........................65
     Effects of Governmental Policies.......................................67

LEGAL MATTERS...............................................................67

EXPERTS.....................................................................68

APPENDICES
     Appendix A--Agreement and Plan of Merger
     Appendix B--Provisions of Alabama Business Corporation Act
                 Relating to Dissenters' Rights
     Appendix C--First Bancshares, Inc. Consolidated Financial
                 Statements
     Appendix D--Opinion of Chaffe & Associates, Inc.
     Appendix E--Opinion of Baxter Fentriss and Company

     Copies of USB's Annual Report to Shareholders for the fiscal year ended December 31, 1995, and of PartI of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, accompany this Joint Proxy Statement.

                             SUMMARY

     The following is a brief summary of certain information relating to the Merger contained elsewhere in this Joint Proxy Statement. The following summary is not intended to be a complete description of all material information regarding USB, FBI and the matters to be considered at the Special Meetings and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Joint Proxy Statement, the Appendices hereto and the documents referred to herein. The Merger Agreement, a copy of which is set forth in Appendix A to this Joint Proxy Statement, is incorporated herein and reference is made thereto for a complete description of the terms of the Merger. As used in this Joint Proxy Statement, the terms "USB" and "FBI" refer to such corporations, respectively, and where the context so requires, such corporations and their respective subsidiaries.

Parties to the Merger

     USB. USB is a registered bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve") and a corporation organized under the laws of the State of Alabama. USB owns all the stock of USB Bank, a state chartered bank under the laws of the State of Alabama, headquartered in Thomasville, Alabama. USB Bank has eight banking offices in Clarke, Bibb and Choctaw Counties, Alabama. The deposits of USB Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC").

     At September 30, 1996, USB had total assets of approximately $239.4 million, total deposits of approximately $182.4 million, total net loans of approximately $69.4 million and total shareholders' equity of approximately $26.4 million. USB's principal executive offices are located at 131 West Front Street, Thomasville, Alabama 36784, and its telephone number is (334) 636-5424. Additional information about USB is included in documents incorporated by reference in this Joint Proxy Statement. See "Selected Consolidated Financial Data" below, "Available Information" and "Incorporation of Certain Documents by Reference."

     FBI. FBI is a registered bank holding company subject to supervision and regulation by the Federal Reserve and is a corporation organized under the laws of the State of Alabama. FBI owns all of the stock of First Bank, an Alabama state banking corporation. First Bank provides a diversified range of banking and financial services to customers in the commercial and retail banking fields and has six offices located in Clarke and Bibb Counties, Alabama. Deposits of First Bank are insured by the BIF of the FDIC.

     FBI also owns all of the stock of I & I, Inc. ("I & I"), which was organized for the purpose of marketing insurance and investment securities. I & I is a dormant corporation engaged in no business activity, and it will be dissolved prior to the Effective Time of the Merger.

     First Bank owns all of the stock of Acceptance Loan Company, Inc., an Alabama corporation ("Acceptance"). Acceptance is a finance company organized for the purpose of making consumer loans and purchasing consumer loans from vendors. At September 30, 1996, Acceptance had 3,507 loans outstanding totalling approximately $11.3 million. Acceptance has offices located outside FBI's banking market area in Monroeville, Alabama; Enterprise, Alabama; and Greenville, Alabama. FBI owns 50% of the stock of First Bank Services, Inc., a Florida corporation ("FBS") headquartered in Ft. Walton Beach, Florida. FBS performs data processing services for banks, including First Bank and FBS' other shareholder, First National Bank and Trust of Fort Walton Beach, Florida.

     At September 30, 1996, FBI had total assets of approximately $192.9 million, total deposits of approximately $162.2 million, total net loans of approximately $138.6 million and total shareholders' equity of approximately $18.1 million. FBI's principal executive offices are located at 131 Main Street, Grove Hill, Alabama 36451, and its telephone number is (334) 275-4111. See "Selected Consolidated Financial Data" below, "FBI Management's Discussion and Analysis" and "Business of FBI."

Shareholder Meetings

     USB. The Special Meeting of Shareholders of USB (the "USB Meeting") will be held at 10:00 a.m., local time, on ______________, 1997, at the main office of USB Bank, 131 West Front Street, Thomasville, Alabama. The purpose of the USB Meeting is to consider and vote upon approval of the Merger Agreement. The Board of Directors of USB has fixed the close of business on _______ __, 1997, as the record date for determining shareholders entitled to notice of and to vote at the USB Meeting (the "USB Record Date"). As of such date, there were [2,137,960] shares of USB Common Stock issued and outstanding and entitled to be voted at the USB Meeting.

     FBI. The Special Meeting of Shareholders of FBI (the "FBI Meeting") will be held at 2:00 p.m., local time, on _________________, 1997, at the main office of First Bank, 131 Main Street, Grove Hill, Alabama. The purpose of the FBI Meeting is to consider and vote upon approval of the Merger Agreement. The Board of Directors of FBI has fixed the close of business on ________, 1997, as the record date for determining shareholders entitled to notice of and to vote at the FBI Meeting (the "FBI Record Date"). As of such date, there were [239,843] shares of FBI Common Stock issued and outstanding and entitled to be voted at the FBI Meeting.


     See "General Information--Special Meetings, Record Dates and
Votes Required."

The Merger

     Stock Option Agreements. On July 16, 1996, the Boards of Directors of USB and FBI approved a letter of intent outlining the terms of the Merger. Simultaneously with execution of the letter of intent, USB and FBI executed option agreements in favor of each other (the "Option Agreements") that are exercisable upon the occurrence of certain events, including but not limited to the subsequent agreement by either party to merge or consolidate with a third party or the purchase by a third party of fifteen percent or more of the outstanding shares of USB or FBI. In such an event, the Option Agreements provide for the purchase of up to eight percent of the outstanding shares of USB or FBI by the other party at a designated price. Specifically, the option agreement that FBI executed in favor of USB (the "FBI Option Agreement") provides that USB may purchase up to 19,200 shares of FBI Common Stock at a price of $67.00 per share, and the option agreement that USB executed in favor of FBI (the "USB Option Agreement") provides that FBI may purchase up to 176,165 shares of USB Common Stock at a price of $13.13 per share.

     If the Merger is consummated, the Option Agreements will expire on the effective date of the Merger. If the Merger is not consummated, the Option Agreements will expire upon the termination of the Merger Agreement, provided that certain conditions are met. If those conditions are not met, one or both of the Option Agreements will continue in force for an additional two-month period.

     Terms. The Merger Agreement provides that FBI will merge with and into USB, and, simultaneously, First Bank will merge with and into USB Bank (the "Merger"). Each share of FBI Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which dissenters' appraisal rights shall have been perfected and certain shares owned by FBI or USB or their subsidiaries, will be converted into the right to receive 5.8321 shares of USB Common Stock. The number of shares of USB Common Stock to be exchanged for each share of FBI Common stock is referred to as the "Exchange Ratio." Cash will be paid by USB in lieu of the issuance of fractional shares. See "Risk Factors," "The Merger--Terms of the Merger; Exchange Ratio," and " --Waiver and Amendment; Termination."

     Effective Time. The Merger will become effective on the date and at the time the Articles of Merger reflecting the merger of USB and FBI shall be accepted for filing by the Secretary of State of Alabama, which filing shall not occur until after all conditions contained in the Merger Agreement have been satisfied or waived, including receipt of all regulatory approvals, expiration of all statutory waiting periods and the approval of the Merger Agreement by the shareholders of USB and FBI (the "Effective Time"). See "The Merger--Effective Time."

     Recommendations of Boards of Directors; Opinions of Financial Advisors. The two Boards of Directors considered numerous factors in approving the Merger Agreement. Each Board of Directors also obtained an opinion from an independent financial advisor with respect to the fairness of the transaction from the standpoint of its respective shareholders. Each financial advisor conducted an analysis of the values of the two companies and determined a range of values and acceptable exchange ratios and issued preliminary and final opinions to the effect that the terms of the Merger are fair, from a financial standpoint, to the shareholders of the respective companies. USB and FBI have paid, or will pay, their financial advisors' professional fees in the amount of $19,000 and $10,000, respectively, plus reasonable out of pocket expenses, in connection with the issuance of the opinions. In addition, FBI's financial advisor will be paid an amount equal to .33% of the combined equity of USB and FBI. See "The Merger--Background of and Reasons for the Merger" and "--Opinions of Financial Advisors," and Appendices D
and E.   Both the Board of Directors of USB and the Board of
Directors of FBI unanimously recommend that shareholders of their respective companies vote for approval of the Merger Agreement.

     Votes Required. Approval of the Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of USB Common Stock and the affirmative vote of the holders of at least 75% of the outstanding shares of FBI Common Stock. The directors and executive officers of USB (including certain family members and related interests) and the directors and executive officers of FBI beneficially owned, as of the USB Record Date, and are entitled to vote, a total of 308,359 shares of USB Common Stock at the USB meeting, or 14.42% of the outstanding shares entitled to be voted. The directors and executive officers of FBI (and certain family members and related interests) beneficially owned, as of the FBI Record Date, and are entitled to vote, a total of 25,852 shares of FBI Common Stock at the FBI Meeting, or 10.78% of the outstanding shares entitled to be voted. The affirmative vote of 1,116,955 shares, or 52.24%, of the USB Common Stock, when added to those shares beneficially owned by the directors and executive officers of USB (and certain family members and related interests) and the directors and executive officers of FBI, will be required to approve the Merger on behalf of USB. The affirmative vote of 154,031 shares, or 64.22%, of the FBI Common Stock, when added to those shares of the FBI Common Stock owned by the directors and executive officers of FBI (and certain family members and related interests) will be sufficient to approve the Merger on behalf of FBI. See "General Information--Special Meetings, Record Dates and Votes Required."

     Exchange of Certificates. Promptly after the Effective Time, USB Bank, as Exchange Agent, will mail to each holder of record of FBI Common Stock at the Effective Time a transmittal letter, with instructions and return envelope, to use in effecting the exchange of certificates representing such FBI Common Stock for certificates representing shares of USB Common Stock and for cash in lieu of fractional shares. Beginning six months after the Effective Time, dividends and other distributions payable with respect to USB Common Stock will be paid to the holder of an unsurrendered FBI Common Stock certificate only upon surrender of such certificate. See "The Merger--Surrender of Certificates."

     Conditions to Consummation. The obligations of USB and FBI to effect the Merger are subject to various conditions, including (i) approval of the Merger Agreement and the transactions provided for therein by the USB and FBI shareholders, (ii) receipt of regulatory approvals required in connection with the Merger and expiration of statutory waiting periods, (iii) receipt of any other consents necessary to consummation of the Merger, and (iv) receipt of certain opinions of counsel and independent accountants. All applications necessary to obtain required regulatory approvals have been filed. Approval of the FDIC was obtained on ______________, 1997, and the 15-day period for Justice Department objection [expired or will expire] on _________, 1997. Approval for the merger of USB Bank and First Bank was obtained from the Alabama State Banking Department on ______ ____________, 1997. See "The Merger--Conditions to Consummation of the Merger."

     Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization in which no gain or loss will be recognized by USB or FBI and no gain or loss will be recognized by FBI shareholders, except in respect of cash received for fractional shares and except for dissenting shareholders who receive cash payments. Counsel for each of USB and FBI have delivered opinions to the effect that, for federal income tax purposes, under current law, assuming the Merger will take place as described in the Merger Agreement and that certain factual matters represented by USB and FBI are true and correct at the time of consummation of the Merger, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Merger--Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY
DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT SUCH HOLDER'S TAX
ADVISOR CONCERNING THE FEDERAL (AND ANY STATE, LOCAL OR FOREIGN)
TAX CONSEQUENCES OF THE MERGER IN SUCH HOLDER'S PARTICULAR
CIRCUMSTANCES.

     Amendment of Articles of Incorporation and Bylaws. The Merger Agreement provides that the Articles of Incorporation of USB, the surviving corporation in the Merger of FBI and USB, will at the Effective Time be amended to provide for a 2/3's super majority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management. In addition, the Articles of Incorporation are to be amended (i) to change the name of USB to a new name to be agreed upon by FBI and USB, (ii) to increase the number of authorized shares of USB Common Stock from 2,400,000 to 10,000,000, (iii) to increase the maximum size of the Board of Directors of USB from fifteen to twenty, and
(iv) to deny preemptive rights to USB shareholders. See, "The Merger--Amendment of USB Articles of Incorporation" and "--Amendment of USB Bylaws."

     Management and Operations after the Merger.  The Merger
Agreement provides that the USB Board of Directors after the Effective Time will consist of twenty directors--the ten incumbent directors of USB and the ten incumbent directors of FBI. However, one of the current directors of FBI has elected not to serve on the Board of Directors after the Effective Time. See "THE MERGER--Management and Operations After the Merger." The Merger Agreement also provides that, at the Effective Time, (i) Jack Wainwright shall be elected to serve as the President and Chief Executive Officer of USB, (ii) Fred Huggins shall be elected to serve as the Chairman and Chief Executive Officer of Acceptance, (iii) Jim Miller shall be elected to serve as Chairman of the Board of USB, with Fred
Huggins and Ray Sheffield serving as Vice Chairmen of the Board, and (iv) Fred Huggins shall be elected to serve as Chairman of the Board of USB Bank, with Don Nichols and Hardie Kimbrough serving as Vice Chairmen of the Board. All USB directors and officers will serve in accordance with the Bylaws of USB after the Effective
Time.  See "The Merger--Management and Operations After the
Merger."

     Interests of Certain Persons in the Merger. Certain of the directors and officers of USB and FBI have been selected or will be selected to serve as directors and officers of USB after the Effective Time. In addition, certain of the directors and executive officers of FBI and their family members and associates have ownership interests in USB Common Stock. See "The
Merger--Interests of Certain Persons in the Merger."

     Accounting Treatment. The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The receipt of a letter from Arthur Andersen LLP, independent certified public accountants, confirming that the Merger will qualify for pooling-of-interests accounting treatment is a condition to consummation of the Merger. See "The Merger--Accounting Treatment."

     Resales of USB Stock. The shares of USB Common Stock issued pursuant to the Merger Agreement will be freely transferable under federal securities law, except for shares issued to any shareholder who may be deemed an "affiliate" of FBI for purposes of Rule 145 under the Securities Act (generally including directors, executive officers and beneficial owners of ten percent of any class of capital stock). Affiliates may not sell their shares of USB Common Stock acquired in the Merger, except upon registration, in compliance with Rule 145 promulgated under the Securities Act, or pursuant to another applicable exemption from the registration requirements of the Securities Act. There is currently no active, public trading market for USB Common Stock. See "The Merger--Resales of USB Common Stock," and "Risk Factors."

     Waiver and Amendment; Termination. Either USB or FBI may waive or extend the time for performance by the other of obligations under the Merger Agreement, and the Boards of Directors of each of USB and FBI may agree, subject to certain limitations imposed by Alabama law, to amend the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time
(i) by mutual consent, (ii) in the event of a breach of a representation or warranty or covenant or agreement by the non-breaching party under certain circumstances, (iii) by either party in the event any required regulatory approval is denied or not obtained or the shareholders of either USB or FBI fail to approve the Merger, (iv) by either party in the event there is a material adverse effect on the business, operations or financial conditions of the other party that is not remedied or (v) in the event any of the conditions precedent to the Merger cannot be satisfied or fulfilled by March 31, 1997. See "The Merger--Waiver and Amendments; Termination."

     Dissenters' Rights. FBI shareholders and USB shareholders have the right to dissent from the Merger Agreement and, upon satisfaction of certain specified procedures, to receive cash in respect of the "fair value" of their shares of FBI Common Stock or USB Common Stock in accordance with applicable Alabama law. The procedures to be followed by dissenting shareholders are summarized under "General Information--Dissenters' Rights." A copy of the applicable Alabama statutory provisions is set forth in AppendixB to this Joint Proxy Statement. Failure to follow precisely such provisions as are applicable may result in loss of dissenters' rights.

     In general, any dissenting shareholder who perfects his statutory dissenters' rights to be paid the "fair value" of his stock in cash will recognize gain or loss for federal income tax purposes upon receipt of such cash. See "The Merger--Certain Federal Income Tax Consequences."

     If a significant number of shares of FBI Common Stock or USB Common Stock are held by shareholders who dissent and elect to receive cash in lieu of their shares, the Merger might not qualify for pooling-of-interests accounting treatment. Such accounting treatment is a condition to FBI's and USB's respective obligations to effect the Merger. In addition, dissent by holders of a significant number of shares of USB Common Stock or FBI Common Stock could cause the Merger not to qualify as a tax free reorganization for federal income tax purposes. See "The Merger--Accounting Treatment," and "--Certain Federal Income Tax Consequences."

Selected Consolidated Financial Data

     The following tables present for USB and FBI, on a historical basis, selected consolidated financial data and ratios. This information is based on the consolidated financial statements of USB, incorporated herein by reference, and FBI, appearing elsewhere in this Joint Proxy Statement, and should be read in conjunction therewith and with notes thereto. See "Available Information," "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C hereto. The financial data as of September30, 1996 and 1995, and the nine month periods then ended are derived from unaudited financial statements; however, in the opinion of management of USB and FBI, all adjustments necessary to arrive at a fair statement of results of interim period operations of the respective companies have been included and are solely of a normal recurring nature. Results for the nine months ended September 30, 1996 are not necessarily indicative of results to be expected for the entire year or for any future period.


      USB SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
         (Dollars in Thousands Except Per Share Amounts)


                           Nine Months
                              Ended
                           September 30                          Year Ended December 31,
                         1996        1995        1995        1994       1993        1992        1991

RESULTS OF OPERATIONS
Interest revenue       $13,434     $11,937     $16,167     $14,025    $12,348     $12,384     $12,698
Interest expense         5,969       5,174       7,002       5,420      4,642       5,434       6,810
Net interest revenue     7,465       6,763       9,165       8,605      7,512       6,914       5,888
Provision for loan
   losses                   24         -0-         -0-          29         51         135         328
Non-interest revenue     1,057         760       1,111       1,041       2,240      2,599       2,146
Non-interest expense     4,093       3,895       5,229       5,231       5,137      5,187       4,624
Income before income
   taxes                 4,405       3,628       5,047       4,386       4,564      4,191       3,082
Income taxes             1,202         994       1,432       1,161       1,374      1,134         948
Net income before
   extraordinary items   3,203       2,634       3,615       3,225       3,190      3,057       2,134
Extraordinary item         -0-         -0-         -0-         -0-         -0-        -0-         -0-
Net income               3,203       2,634       3,615       3,225       3,190      3,057       2,134
Earnings per share:
Before extraordinary
   item                   1.50        1.23        1.69        1.51        1.49       1.43        1.00
Extraordinary item         -0-         -0-         -0-         -0-         -0-        -0-         -0-
Net income                1.50        1.23        1.69        1.51        1.49       1.43        1.00
Average number of shares
   outstanding (000's)   2,138       2,138       2,138       2,138       2,136      2,133       2,133

PERIOD END STATEMENT
OF CONDITION
Total assets           239,362     199,017     197,468     186,441     168,782    149,848     144,182
Loans                   69,365      56,709      54,203      56,733      52,945     49,590      52,769
Deposits               182,354     145,006     146,515     142,284     132,519    130,816     122,005
Shareholders' equity    26,427      24,163      25,229      18,721      19,611     17,159      14,551

AVERAGE BALANCES
Total assets           237,066     197,476     192,868     177,599     158,584    151,445     137,643
Average earning
   assets              220,693     184,975     180,417     165,309     148,610    141,911     127,711
Loans                   70,205      56,289      56,956      55,842      51,603     52,264      53,021
Deposits               179,494     144,676     144,645     140,124     131,654    125,901     115,279
Shareholders' equity    26,727      23,683      22,981      19,114      18,424     15,643      13,646

PERFORMANCE RATIOS
Net income to:(1)
   Average total
      assets              1.80%       1.78%       1.87%       1.82%       2.01%      2.02%       1.55%
   Average shareholders'
      equity             15.98%      14.83%      15.73%      16.87%      17.31%     19.54%      15.64%
Average shareholders'
   equity to average
      total assets       11.27%      11.90%      11.92%      10.76%      11.62%     10.33%       9.91%
Dividend payout ratio    26.03%      26.78%      26.02%      27.84%      24.36%     22.68%      28.17%


(1)   Annualized for the periods ended September 30, 1996 and 1995.



                FBI SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
         (Dollars in Thousands Except Per Share Amounts)


                           Nine Months
                              Ended
                           September 30                          Year Ended December 31,
                         1996        1995        1995        1994        1993        1992       1991
RESULTS OF OPERATIONS
Interest revenue       $12,209     $10,405     $14,404     $ 9,315     $ 8,847     $ 9,263     $ 9,054
Interest expense         5,245       4,565       6,296       3,675       3,721       4,215       4,960
Net interest revenue     6,964       5,840       8,108       5,640       5,126       5,048       4,094
Provision for loan
   losses                  351         178         255         195         335         211         198
Non-interest revenue     1,053       1,098       1,444       1,209         940         788         919
Non-interest expense     4,584       3,929       5,669       5,120       3,252       3,025       2,886

Income before income
   taxes                 3,082       2,831       3,628       1,534       2,479       2,600       1,929
Income taxes               855         841         793         206         690         776         662

Net income               2,227       1,990       2,835       1,328       1,789       1,824       1,267
Earnings per share:
Net income                9.28        8.40       11.95        5.71        7.69        7.84        5.34
Average number of shares
outstanding (000's)        240         237         237         233         233         233         237

PERIOD END STATEMENT OF CONDITION
Total assets           192,879     183,425     179,652     122,128     122,999     114,875     107,310
Loans                  138,595     123,545     127,797      82,870      75,475      59,930      53,767
Deposits               162,163     157,810     157,866     105,250     101,782      96,265      91,987
Shareholders' equity    18,094      15,939      16,566      12,876      12,187      10,606       8,853

AVERAGE BALANCES
Total assets           186,747     167,432     171,462     123,513     120,607     112,010      96,460
Average earning
   assets              172,375     154,003     157,504     114,787     111,440     105,240      88,576
Loans                  133,924     111,511     115,190      79,608      65,987      56,845      48,666
Deposits               160,322     146,704     149,418     104,664      99,789      93,145      84,724
Shareholders' equity    17,032      14,043      14,607      13,061      11,842       9,715       8,006

PERFORMANCE RATIOS
Net income to: (1)
   Average total assets   1.59%       1.58%       1.65%       1.08%       1.48%       1.63%       1.31%
   Average shareholders'
      equity             17.43%      18.89%      19.41%      10.17%      15.11%      18.78%      15.83%
Average shareholders'
   equity to average
      total assets        9.12%       8.39%       8.52%      10.57%       9.82%       8.67%       8.30%
Dividend payout ratio    11.32%       5.08%       8.04%      14.91%      11.07%       9.54%      12.87%



(1)   Annualized for the periods ended September 30, 1996 and 1995


     The following table sets forth pro forma combined selected consolidated financial data and ratios giving effect to the Merger on a pooling-of-interest accounting basis for the nine months ended September 30, 1996 and 1995 and the five years ended December 31, 1995. The data are not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated September 30, 1996, and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements appearing elsewhere in this Joint Proxy Statement and the consolidated financial statements of USB, incorporated herein by reference, and FBI, appearing elsewhere in this Joint Proxy Statement. See "Incorporation of Certain Documents by Reference", "Pro Forma Financial Information" and Appendix C.


     COMBINED PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA
         (Dollars In Thousands Except Per Share Amounts)


                            Nine Months
                               Ended
                           September 30                             Year Ended December 31,
                         1996         1995         1995         1994         1993         1992         1991
RESULTS OF OPERATIONS
Interest revenue       $ 25,643     $ 22,342     $ 30,571     $ 23,340     $ 21,001     $ 21,611     $ 21,752
Interest expense         11,214        9,739       13,298        9,095        8,363        9,649       11,770
Net interest revenue     14,429       12,603       17,273       14,245       12,638       11,962        9,982
Provision for loan
   losses                   375          178          255          224          386          346          526
Non-interest revenue      2,110        1,858        2,555        2,250        3,180        3,387        3,065
Non-interest expense      8,677        7,824       10,898       10,351        8,389        8,212        7,510

Income before income
   taxes                  7,487        6,459        8,675        5,920        7,043        6,791        5,011
Income taxes              2,057        1,835        2,225        1,367        2,064        1,910        1,610

Net income                5,430        4,624        6,450        4,553        4,979        4,881        3,401
Earnings per share:
Net income                 1.53         1.31         1.83         1.30         1.42         1.40         0.97
Average number of shares
  outstanding (000's)     3,538        3,520        3,520        3,497        3,495        3,492        3,515

PERIOD END STATEMENT
OF CONDITION
Total assets            432,241      382,442      377,120      308,569      291,781      264,723      251,492
Loans                   207,960      180,254      182,000      129,603      128,420      109,520      106,536
Deposits                344,517      302,816      304,381      247,534      234,301      227,081      213,992
Shareholders' equity     44,521       40,102       41,795       31,597       31,798       27,765       23,404

AVERAGE BALANCES
Total assets            423,813      364,908      364,330      301,112      279,191      263,455      234,103
Average earning assets  393,068      338,978      337,921      280,096      260,050      247,151      216,287
Loans                   204,129      167,800      172,146      135,450      117,590      109,109      101,687
Deposits                339,816      291,380      294,063      244,788      231,443      219,046      200,003
Shareholders' equity     43,759       37,726       37,588       32,175       30,266       25,358       21,652

PERFORMANCE RATIOS
Net income to: (1)
   Average total assets    1.71%        1.69%        1.77%        1.51%        1.78%        1.85%        1.45%
   Average shareholders'
      equity              16.55%       16.34%       17.16%       14.15%       16.45%       19.25%       15.71%
Average shareholders'
   equity to average
      total assets        10.33%       10.34%       10.32%       10.69%       10.84%        9.63%        9.25%
Dividend payout ratio     20.00%       17.44%       18.12%       24.07%       19.58%       17.77%       22.47%


(1)   Annualized for the periods ended September 30, 1996 and 1995.


Comparative Per Share Data

     The following table presents selected comparative per share data for USB Common Stock and FBI Common Stock on a historical basis, for USB Common Stock on a pro forma basis reflecting consummation of the Merger and for the FBI Common Stock on an equivalent pro forma basis reflecting consummation of the Merger. Such information has been prepared giving effect to the Merger on a pooling-of-interests accounting basis. See "The Merger--Accounting Treatment." The data is not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated September 30, 1996. The information is derived from and should be read in conjunction with the consolidated historical financial statements of USB, including related notes thereto, which are incorporated by reference, and the consolidated historical financial statements of FBI, including the notes thereto, and the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C hereto.

                                     Nine Months Ended      Year Ended December 31,
                                     September 30, 1996     1995     1994     1993
USB Common Stock
     Net income per common share
          before extraordinary item:
          Historical                        1.50            1.69     1.51     1.49
          Pro forma combined                1.54            1.83     1.30     1.43
     Dividends paid per common share:
          Historical                        0.39            0.44     0.42     0.36
          Pro forma combined                0.30            0.33     0.31     0.28
     Book value per common share
       (at end of period):
          Historical                       12.36           11.80     8.76     9.17
          Pro forma combined               12.59           11.82     9.04     9.10

FBI Common Stock
     Net income per common share
          before extraordinary item:
          Historical                        9.29           11.95     5.71     7.69
          Pro forma equivalent (1)          8.98           10.67     7.58     8.34
     Dividends paid per common share:
          Historical                        0.93            0.95     0.85     0.85
          Pro forma equivalent (1)          1.74            1.92     1.81     1.63
     Book value per common share
       (at end of period):
          Historical                       75.44           69.07    55.36    52.40
          Pro forma equivalent (1)         73.43           68.94    52.72    53.07


(1) FBI pro forma equivalent amounts are computed by multiplying the pro forma combined amount by a factor of 5.8321 to reflect the exchange ratio of
        5.8321 shares of USB Common Stock for each share of FBI Common Stock. See "The Merger--Terms of the Merger; Exchange Ratio."


Summary Capital Ratios

     The following table sets forth the risk-based capital ratios for USB, FBI and pro forma for the combined company, together with the minimum ratios required by regulatory agencies, as of September 30, 1996. See "Supervision, Regulation, and Effects of
Governmental Policy--Capital Adequacy."

                                                                        Combined
                                         USB              FBI          (Pro Forma)

Risk-based capital ratios
     Tier I capital                     17.92%           10.54%          14.22%
     Total capital (Tier I and II)      18.77%           11.73%          15.24%

Minimum risk-based capital ratios
     Tier I capital                      4.00%            4.00%           4.00%
     Total capital (Tier I and II)       8.00%            8.00%           8.00%

Tier I leverage ratio                   10.63%            7.91%           9.43%

Minimum Tier I leverage ratio       4.00% - 5.00%     4.00% - 5.00%    4.00% - 5.00%


                          RISK FACTORS

     Shareholders of USB and FBI are urged to carefully consider the following factors:

Determination of Terms and Exchange Ratios

     The terms of the Merger, including the Exchange Ratio, were determined by arms-length negotiations between USB and FBI. USB and FBI considered the book value, earnings per share, potential market values and the projected financial performance of the combined company in evaluating the Exchange Ratio. No effort was made to determine the going concern or liquidation values of USB and FBI. See "The Merger--Background of and Reason for the Merger" and "The Merger--Opinions of Financial Advisors."

Restrictions on Dividends

     The principal business operations of USB and FBI are conducted through their subsidiary banks (collectively, the "Banks"). Cash available to pay dividends to stockholders of USB and FBI is derived primarily, if not entirely, from dividends paid by the Banks. After the Merger, the ability of USB Bank, as the surviving subsidiary bank, to pay dividends to USB as well as USB's ability to pay dividends to its stockholders will be subject to and limited by certain legal and regulatory restrictions. Further, any lenders making loans to USB may impose financial covenants that may be more restrictive than regulatory requirements with respect to the payment of dividends by USB. There can be no assurance of whether or when USB may pay dividends after the Merger. See "Comparative Market Prices and Dividends" and "Supervision, and Effects of Government Policy."

Competition

     The banking business is highly competitive, particularly in the Banks' market areas. The Banks compete as financial intermediaries with other commercial banks, savings associations, credit unions, mortgage banking companies, securities brokerage companies, insurance companies and money market mutual funds operating in Alabama and elsewhere. Many of these competitors have substantially greater resources and lending limits than USB and FBI and the Banks. Additionally, non-depository institution competitors are generally not subject to the extensive regulations applicable to USB and FBI and the Banks. As of September 29, 1995, pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act, commercial banks may now acquire financial institutions nationwide, further increasing competition.

Supervision and Regulation

     The banking industry is heavily regulated. Subsequent to the Merger, USB and USB Bank will be subject to regulation by the Federal Reserve, the FDIC and the Alabama State Banking Department. The success of USB and USB Bank depends not only on competitive factors but also on state and federal regulations affecting banks, thrifts, and bank and thrift holding companies. The regulations are primarily intended to protect depositors, not shareholders. Recent and proposed changes to the regulation of the financial institution industry and the ultimate effect of such changes cannot be predicted. The effects of the implementation of new legislation applicable to USB and FBI and the Banks, including the Community Development and Regulatory Improvement Act and the Riegle-Neal Interstate Banking and Branching Efficiency Act cannot be measured at this time. The enactment of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") changed the framework of federal regulation of banks and contains a number of provisions that affect the operation of banks, including the establishment of a system of prompt corrective action for insured depository institutions that set regulatory capital categories for such institutions. Regulations now affecting USB and FBI and the Banks may be modified at any time, and there is no assurance that such modification will not adversely affect the business of USB and FBI and the Banks. See "Supervision, and Effects of Government Policies."

Monetary Policies

     Interest rates are largely dependent on the rate of interest established from time to time by the Federal Reserve for funds made available to financial institutions by the Federal Reserve. During 1994 and the first nine months of 1995, the Federal Reserve changed its discount rate five times. During 1996, Federal Reserve - established interest rates have been relatively stable. However, due to the potential for volatility of such monetary policy, there can be no assurance that actions by monetary and fiscal authorities will not have an adverse effect on the deposit levels, net interest margin, loan demand or the business and earnings of USB Bank.

Reserve for Loan Losses

     Management of each Bank maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the respective loan portfolios and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. Although each of USB and FBI believes that allowances for loan losses at each of the Banks are adequate, there can be no assurance that such allowances will prove sufficient to cover future losses. Future adjustments may be necessary if economic conditions differ or adverse developments arise with respect to non-performing or performing loans of the Banks. Material additions to the allowance for loan losses of USB Bank, as the surviving Bank, would result in a material decrease in USB's net income, and possibly its capital, and could result in its inability to pay dividends, among other adverse consequences. See "Incorporation by Reference" and "FBI Management's Discussion and Analysis of Financial Condition and Results of Operations--Provision and Allowance for Loan Losses."

Tax Considerations

     It is intended that the Merger will be treated as a reorganization within the meaning of Section 368 of the Code.
Based upon certain representations made by the managements of USB and FBI, Maynard, Cooper & Gale, P.C. and Walston, Wells, Anderson & Bains have each delivered an opinion regarding the federal income tax effects of the Merger, described under the caption "The Merger--Federal Income Tax Consequences."

     No ruling has been requested from the Internal Revenue Service ("IRS") as to any federal income tax consequences in connection with the Merger, and the opinions of counsel described above are not binding on the IRS. Further, because certain tax consequences of the Merger may vary depending upon the particular circumstances of each shareholder and other factors, each holder of USB stock or FBI stock is urged to consult such holder's own tax advisor to determine the particular tax consequences to such holder of the Merger (including the application and effect of state, local and other tax laws).

Interests of Certain Persons in the Transaction

     Directors and officers of USB and FBI have personal interests in the Merger that may present them with conflicts of interest in connection with the Merger. The Boards of Directors of USB and FBI are aware of this and have considered personal interests disclosed in this Joint Proxy Statement in their evaluation of the Merger. See "The Merger--Background of and Reasons for the Merger" and "The Merger--Interests of Certain Persons in the Merger."

Restrictions on Resale and USB Common Stock

     Affiliates of FBI who receive USB Common Stock pursuant to the Merger will be restricted on the resale of such USB Common Stock pursuant to Rule 145 of the Securities Act. Additionally, individuals who are not affiliates of FBI but who will become affiliates of USB after the Merger will be restricted on the resale of any USB Common Stock, whether or not received in the Merger, pursuant to Rule 144 of the Securities Act. An affiliate of FBI who will also be an affiliate of USB after the Merger will be subject to the restrictions on resale of both Rule 145 and Rule
144. An "affiliate" is generally a person that, directly or indirectly, controls an entity and generally includes all officers, directors and 10% shareholders of such entity. See "The Merger--Resales of USB Common Stock."


                       GENERAL INFORMATION

Special Meetings, Record Dates and Votes Required

     USB Meeting. The Special Meeting of Shareholders of USB will be held at 10:00 a.m., local time, on ________________, 1997, at the main office of USB Bank, 131 West Front Street,
Thomasville, Alabama. The purpose of the USB Meeting is to consider and vote upon a proposal to approve the Merger Agreement, which provides for, among other things, the Merger. Only holders of record of USB Common Stock at the close of business on the USB Record Date, ______________________, 1997, will be entitled to notice of and to vote at the USB Meeting. As of the USB Record Date there were [2,137,960] shares of USB Common Stock issued, outstanding and entitled to be voted. There were approximately [564] USB shareholders, of record or through registered clearing agents, on the USB Record Date. Each share of USB Common Stock will be entitled to one vote at the USB Meeting.

     The presence, in person or by proxy, of holders of the majority of the issued and outstanding shares of USB Common Stock entitled to vote at the USB Meeting is necessary to constitute a quorum at such meeting.
     Approval of the Merger Agreement on behalf of USB, pursuant to the Alabama Business Corporation Act ("ABCA"), will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of USB Common Stock entitled to be voted thereon. A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against the Merger. As of the USB Record Date, 308,359 shares of USB Common Stock, or 14.42% of the total shares of USB Common Stock outstanding, were beneficially owned and entitled to be voted by directors and executive officers of USB and certain family members and related interests and by directors and executive officers of FBI and certain family members and related interests. Assuming all such shares are voted in favor of the Merger, the affirmative vote of the holders of 1,116,955 additional shares of USB Common Stock will be required for approval.

     Dissenters' rights may be demanded by USB shareholders who do not vote in favor of the Merger and who follow the specified procedures of Alabama law. See "Dissenters' Rights" below.

     Approval of the Merger Agreement will be deemed to constitute approval of the issuance of the number of shares of USB Common Stock into which shares of FBI Common Stock may be converted in the Merger and approval of amendments to USB's Articles of Incorporation (i) to change the name of USB to a new name to be agreed upon by FBI and USB, (ii) to increase the number of authorized shares of USB from 2,400,000 to 10,000,000, (iii) to increase the maximum size of the Board of Directors of USB from fifteen to twenty, (iv) to deny preemptive rights to USB shareholders, and (v) to provide for a 2/3's super majority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management. See "The Merger--Amendment of USB Articles of Incorporation."

     FBI Meeting. The Special Meeting of Shareholders of FBI will be held at 2:00 p.m., local time, on ___________________, 1997, at the main office of First Bank, 131 Main Street, Grove Hill, Alabama. The purpose of the meeting is to consider and vote upon a proposal to approve the Merger Agreement, which provides for, among other things, the Merger. Only holders of record of FBI Common Stock at the close of business on the FBI Record Date, _____________, 1997, will be entitled to notice of and to vote at the FBI Meeting. As of the FBI Record Date, there were [239,843] shares of FBI Common Stock issued, outstanding and entitled to be voted. There were 274 FBI shareholders of record on the FBI Record Date. Each share of FBI Common Stock will be entitled to one vote at the FBI Meeting.

     The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of FBI Common Stock entitled to vote at the FBI Meeting is necessary to constitute a quorum at such meeting.

     Approval of the Merger Agreement on behalf of FBI, pursuant to FBI's Articles of Incorporation, will require the affirmative vote of the holders of at least 75% of the outstanding shares of FBI Common Stock entitled to be voted thereon. A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against approval of the Merger Agreement. As of the FBI Record Date, 25,852 shares of FBI Common Stock, or 10.78% of the total shares of FBI Common Stock outstanding, were beneficially owned and entitled to be voted by directors and executive officers of FBI and certain family members and related interests. Assuming all such shares are voted in favor of the Merger, the affirmative votes of the holders of 154,031 additional shares of FBI Common Stock will be required for approval.

     Dissenters' rights may be demanded by FBI shareholders who do not vote in favor of the Merger and who follow the specified procedures of Alabama law. See "Dissenters' Rights" below.

Proxies

     USB. The enclosed USB proxies are solicited on behalf of the Board of Directors of USB for use in connection with the USB Meeting and any adjournment or adjournments thereof. Holders of USB Common Stock are requested to complete, date and sign the accompanying proxy and return it promptly to USB in the enclosed envelope. Failure to return a properly executed proxy or to vote at the USB Meeting will have the same effect as a vote against approval of the Merger Agreement.

     A USB shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written revocation to the Corporate Secretary of USB, provided such later proxy or revocation is actually received by USB before the vote of the shareholders, or by voting in person at the USB meeting. Any shareholder attending the USB Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the USB Meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the Merger Agreement.

     FBI. The enclosed FBI proxies are solicited on behalf of the Board of Directors of FBI for use in connection with the FBI Meeting and any adjournment or adjournments thereof. Holders of FBI Common Stock are requested to complete, date and sign the accompanying proxy and return it promptly to FBI in the enclosed envelope. Failure to return a properly executed proxy or to vote at the FBI Meeting will have the same effect as a vote against approval of the Merger Agreement. FBI shareholders should not forward any stock certificates with their proxy.

     An FBI shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written revocation to the Corporate Secretary of FBI, provided such later proxy or revocation is actually received by FBI before the vote of the shareholders, or by voting in person at the FBI Meeting. Any shareholder attending the FBI Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the FBI Meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the Merger Agreement.

     Other Matters. USB and FBI will each bear the costs of solicitation of proxies for their respective Special Meetings. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of USB or FBI, as the case may be.

     Neither the management of USB nor the management of FBI is aware of any business to be acted upon at the Special Meetings other than approval of proposals to approve the Merger Agreement. If other matters are properly brought before either or both of the Special Meetings or any adjournment thereof, the enclosed proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of the respective company's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

Dissenters' Rights

     If the Merger is consummated, holders of record of USB Common Stock or FBI Common Stock who follow the procedures specified by
Article 13 of the ABCA ("Article 13") will be entitled to determination and payment in cash of the "fair value" of their stock immediately before the Effective Time, excluding value resulting from the anticipation of the Merger but including "a fair and equitable" rate of interest thereon. Shareholders who elect to follow such procedures are referred to herein as "Dissenting Shareholders".

     A VOTE IN FAVOR OF THE MERGER AGREEMENT BY A HOLDER OF USB
COMMON STOCK OR FBI COMMON STOCK WILL RESULT IN THE WAIVER OF THE
SHAREHOLDER'S RIGHT TO DEMAND PAYMENT FOR HIS OR HER SHARES.

     The following summary of the provisions of Article 13 is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix B to this Joint Proxy Statement, and is qualified in its entirety by reference thereto.

     A holder of FBI Common Stock electing to exercise dissenters' rights (1) must deliver to FBI, before the vote at the FBI Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated, and (2) must not vote in favor of the Merger Agreement. A holder of USB Common Stock electing to exercise dissenters' rights (1) must deliver to USB, before the vote at the USB Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated, and (2) must not vote in favor of the Merger Agreement. The requirement of such written notice is in addition to and separate from the requirement that such shares not be voted in favor of the Merger Agreement, and the requirement of such written notice is not satisfied by voting against the Merger Agreement either in person or by proxy. The requirement that such shares not be voted in favor of the Merger Agreement will be satisfied if no proxy is returned and such shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the Merger Agreement, in order to be assured that such shareholder's shares are not voted in favor of the Merger Agreement, a Dissenting Shareholder who votes by proxy must not leave the proxy blank but must (i) vote AGAINST the approval of the Merger Agreement or (ii) affirmatively ABSTAIN from voting. Neither a vote against approval of the Merger Agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to FBI or USB, as the case may be, before the vote on the Merger Agreement.

     Both holders of record and beneficial owners of FBI Common Stock or USB Common Stock are entitled to assert dissenters' rights for the shares registered in the name of or held for the benefit of that holder or owner. The dissenters' rights may be asserted with respect to less than all shares of FBI Common Stock or USB Common Stock held of record by such holder only if such holder dissents with respect to all shares beneficially owned by any one person and notifies FBI or USB, as the case may be, in writing of the name and address of each person on whose behalf such record holder is asserting dissenters' rights. A beneficial shareholder, in order to assert his or her dissenters' rights, must submit to FBI or USB, as the case may be, the record shareholder's written consent to the dissent prior to or contemporaneously with such assertion and must dissent with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to
vote.   Where no number of shares is expressly mentioned, the
notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

     Within 10 days after the Effective Time, USB, as the surviving corporation in the Merger, will send a written dissenters' notice to each Dissenting Shareholder of record at the Effective Time who did not vote in favor of the Merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters' notice will specify the deadline by which time USB must receive a payment demand from such Dissenting
Shareholder.   The deadline will be no fewer than 30 days or more
than 60 days after the date the dissenters' notice is delivered.
It is the obligation of Dissenting Shareholders to initiate all necessary action to perfect their dissenters' rights within the time periods prescribed in Article 13 and the dissenters' notice. If no payment demand is timely received from a Dissenting Shareholder, all dissenters' rights will be lost, notwithstanding any previously submitted written notice of intent to demand payment. Each Dissenting Shareholder who demands payment retains all other rights of a shareholder until those rights are cancelled or modified by the Merger. A Dissenting Shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the Merger Agreement unless USB shall consent thereto.

     Within 20 days of the formal payment demand, a Dissenting Shareholder who has made a demand must submit his share certificate or certificates to USB, so that a notation to that effect may be placed on such certificate or certificates and the shares returned to the Dissenting Shareholder with the notation thereon. A shareholder's failure to submit shares for notation will, at USB's option, terminate the holder's rights as a dissenter, unless a court of competent jurisdiction determines otherwise.

     Promptly after the Effective Time, USB shall offer to pay each Dissenting Shareholder who complied with Article 13 the amount USB estimates to be the fair value of such Dissenting Shareholder's shares, plus accrued interest. Each Dissenting Shareholder who agrees to accept the above referenced offer of payment in full satisfaction of his or her demand must surrender to USB the certificate or certificates representing his or her FBI or USB shares in accordance with the terms of the dissenters' notice.
Upon receiving the certificate or certificates, USB shall pay each Dissenting Shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, a Dissenting Shareholder ceases to have any interest in the shares.

     A Dissenting Shareholder who has made a payment demand may notify USB in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder and demand payment of the fair value of his or her shares and interest due, if: (i) the Dissenting Shareholder believes that the amount offered him or her is less than the fair value of his or her shares or that the interest due is incorrectly calculated; (ii) USB fails to make an offer as required by Article 13 within sixty (60) days after the date set for demanding payment; or (iii) USB, having failed to consummate the Merger, does not release the transfer restrictions imposed on shares within sixty
(60) days after the date set for demanding payment; provided, however, that a Dissenting Shareholder waives his or her right to demand payment different from that offered unless he or she notifies USB of his or her demand in writing within thirty (30) days after USB offered payment for his or her shares.

     If a demand for payment remains unsettled, USB shall commence a proceeding within sixty (60) days after receiving the second payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the sixty (60) day period, each Dissenting Shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Such a proceeding will be filed in the Circuit Court of Clarke County, Alabama. Each Dissenting Shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of the his or her shares, plus accrued interest. Upon payment of the judgment and surrender to USB of the certificate or certificates representing the judicially appraised shares, a Dissenting Shareholder will cease to have any interest in the shares. The court may assess costs incurred in such a proceeding against all or some of the Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds that such Dissenting Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment different from that initially offered by USB. The Court may also assess the reasonable fees and expenses of counsel and experts against all or some of the Dissenting Shareholders if the court finds that such Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13.

Recommendations of Boards of Directors

     The Board of Directors of USB recommends that the shareholders of USB vote FOR the proposal to approve the Merger Agreement. The Board of Directors of FBI recommends that the shareholders of FBI vote FOR the proposal to approve the Merger Agreement. See "The Merger--Background of and Reasons for the Merger."


THE MERGER

     The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Appendix A and incorporated herein by reference. The information contained herein with respect to the opinions of the financial advisors to USB and FBI is qualified in its entirety by reference to the respective opinions of such financial advisors, which are attached hereto as Appendices E and F and incorporated herein by reference.

Terms of the Merger

     At the Effective Time, FBI will merge with and into USB, and First Bank will merge with and into USB Bank. In the Merger, each share of FBI Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which dissenters' rights shall have been perfected, and also excluding shares held by FBI or its subsidiaries or by USB or its subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, will be converted into and exchanged for the right to receive 5.8321 shares of USB Common Stock.

     No fractional shares of USB Common Stock will be issued in respect to FBI Common Stock, and cash will be paid by USB in lieu of issuance of such fractional shares. The amount paid in lieu of fractional shares will be calculated by multiplying such fractional part of a share of USB Common Stock by the book value of one share of USB Common Stock as of the most recent month-end prior to the Effective Time. No holder of FBI Common Stock who would otherwise have been entitled to a fractional share of USB Common Stock will be entitled to dividends, voting rights or any right as holder with respect to such fractional shares.

     Holders of FBI Common Stock and USB Common Stock will have the right to dissent from the Merger Agreement and receive a cash payment equal to the fair value of their shares, all in conformity with the ABCA. See "General Information--Dissenters' Rights."

Effective Time

     Articles of Merger will be filed with the Secretary of State of the State of Alabama, as soon as practicable after all conditions contained in the Merger Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, and the approval of the Merger Agreement by the shareholders of both USB and FBI. The Effective Time of the Merger will be at the time Articles of Merger shall be accepted for filing by the Secretary of State of Alabama (or such later time as the parties may agree).

Background of and Reasons for the Merger

     Since 1994, management of USB has considered various possibilities for increased asset and earningsgrowth, including possible new branches, acquisition of existing branches of other area banks and the chartering of new banks within USB's market area.

     USB and Brent Banking Company ("Brent") entered into an Agreement and Plan of Share Exchange on January 15, 1996. The acquisition was completed on May 31, 1996, and Brent was merged with USB on June 1, 1996. The shareholders of Brent received $1,762.50 in cash for each share of Brent stock. There were no dissenting Brent shares. The 4,000 shares of Brent stock outstanding resulted in a total cash purchase price of $7,050,000. The book value of Brent was $4,658,000, resulting in a premium of $2,392,000 or 1.51 times book value. No borrowing was required to finance the acquisition of Brent Banking Company. The acquisition was accounted for as a purchase by USB in accordance with generally accepted accounting principles, and the unaudited USB financial statements incorporated by reference herein reflect the Brent Banking Company purchase.

     In the early part of 1994, representatives of USB and FBI began discussions on the feasibility and the practicability of organizing and operating a community development corporation to promote, participate in, and fund community projects that might not otherwise get funded. As a result of these discussions, Allied Community Development Corporation ("Allied"), an Alabama nonprofit corporation, was formed by USB, FBI and Merchants Bank, three independent, community-owned banking corporations in Clarke County, Alabama. Allied was incorporated to improve the quality of life in the service areas served by its member banking institutions.

     In October of 1995, after a meeting of the board of Allied Community Development Corporation, the CEO's of USB and FBI were engaged in a conversation about possible community projects. It was agreed by both CEOs that community service could be strongly enhanced and there could be many other benefits available through efficiencies if USB and FBI were to merge.

     Because FBI was searching for a permanent CEO at that time and had not been successful in locating an acceptable candidate, it was decided that additional exploratory discussions should be conducted with USB about the possibility of a merger. On December 14, 1995, the Boards of USB and FBI met to discuss a merger of equals and the implications of a merger of the two institutions. At this meeting, a committee made up of Mr. Jim Miller, Mr. Jack Wainwright, Mr. Fred Huggins and respective counsel was authorized to meet informally with the Federal Reserve to discuss the merger issue.

     On January 5, 1996, this committee met with representatives of the Federal Reserve Board in Atlanta. After this meeting, both
Boards were briefed in separate meetings, and preliminary data was prepared for the Federal Reserve Board.

     The CEO's of USB and FBI had several discussions, and they, in turn, discussed the possibility with their respective Boards, advisors, and counsel. This discussion continued through the Spring of 1996.

     On June 11, 1996, both Boards met separately with Baxter Fentriss and Company ("Baxter Fentriss"), an investment banker, to discuss the merger further. On June 18, 1996, the Board of USB authorized its CEO, Mr. Jack Wainwright, to meet with FBI's CEO, Mr. Fred Huggins, to work out the details of a merger agreement. That meeting was held on the same day, and the CEOs came to a basic understanding concerning the Merger.

     On July 16, 1996, the Boards of the respective companies met to discuss and approve an agreement in principle to merge. The companies announced an agreement in principle to merge on July 17, 1996. After further negotiation, the Merger Agreement was executed on August 19, 1996, on behalf of both parties.

     Reasons for the Merger. Numerous factors were considered by the two Boards in approving and recommending the terms of the Merger to their respective shareholders. They included an analysis of the financial structure, results of operations and prospects of USB and FBI, the composition of the businesses of the two organizations, the overall compatibility of the management of the organizations, the outlook for both organizations in the banking and financial services industry and the opinions of Baxter Fentriss and Company and Chaffe & Associates, Inc. as to the fairness of the terms of the Merger from a financial point of view. See "Opinions of Financial Advisors" below, "Available Information," "Incorporation of Certain Documents by Reference," "Comparative Market Prices and Dividends" and "Business of FBI."

     USB's and FBI's Boards of Directors believe the Merger will improve shareholder value as well as provide a foundation for strong, long-term returns. Additionally, the Merger will result in more diversity in earning assets. FBI has a larger based loan portfolio, while USB has a larger, more diverse investment portfolio. The diversity of the combined assets, coupled with the stable deposit base and strong capital position of both banks, will strengthen the competitive position of the surviving bank.

     USB has a strong community-minded philosophy and a commitment to community banking. By merging with FBI and First Bank, a like-minded Bank, the USB Board believes that opportunities to expand and employ more resources to the communities financial service needs will be increased.

     Technological changes are occurring rapidly in the financial industry, and the FBI Board of Directors believes that a combined financial institution will enhance the merged bank's ability to provide customers the benefits these changes bring, including more convenient, less costly delivery systems. The FBI Board also believes that a combined management team will be capable of operating a stronger, more productive and efficient financial institution capable of providing more diverse products and improved methods of service at lower costs.

Opinions of Financial Advisors

     USB Advisor.       USB retained Chaffe & Associates, Inc.
("Chaffe") to render a fairness opinion in connection with the Merger. Chaffe was selected by USB's Board of Directors on the basis of Chaffe's experience and expertise in transactions similar to the Merger and Chaffe's reputation in the banking and investment communities. Chaffe is a recognized investment banking firm and is experienced in the securities industry, in investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes. Chaffe is frequently retained to perform similar services for other banks and bank holding companies.

     In connection with Chaffe's engagement to render a fairness opinion to USB with respect to the Merger, USB instructed Chaffe to evaluate the fairness to USB's shareholders, from a financial point of view, of the Exchange Ratio, pursuant to the provisions of the Merger Agreement, and to conduct such investigations as Chaffe deemed appropriate for such purposes. USB did not place any limitations on the scope or manner of Chaffe's investigation and review. The Exchange Ratio to be received by FBI's shareholders was determined by USB and FBI in their negotiations.

     Chaffe rendered its opinion to USB's Board on January 31, 1997, to the effect that, based upon and subject to the assumptions made, the factors considered, the review undertaken and the limitations stated and based upon such other matters as Chaffe considered relevant, as of September 30, 1996, the Exchange Ratio was fair, from a financial point of view, to the holders of USB Common Stock (the "Fairness Opinion").

     The full text of Chaffe's Fairness Opinion is attached hereto as Appendix D and is incorporated by reference. The summary description of the Fairness Opinion set forth herein is qualified in its entirety by reference to Appendix D. USB's shareholders are urged to read the Fairness Opinion in its entirety in connection with the Joint Proxy Statement for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Chaffe. Chaffe's opinion is directed only to the fairness of the Exchange Ratio, from a financial point of view, to USB's shareholders and does not constitute a recommendation to any USB shareholder as to how such shareholder should vote at the Special Meeting.

     In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Joint Proxy Statement of USB and FBI for this proposed transaction in substantially the form to be sent to stockholders, including a copy of the Merger Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of USB and FBI, respectively;
(iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning USB and FBI, prepared by the managements of USB and FBI, respectively, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of USB and FBI with senior executives of USB and FBI, respectively; (v) reviewed the historical prices and trading volumes of the shares of USB Common Stock and FBI Common Stock; (vi) compared the financial performance of USB and FBI, and the prices and trading activity of the USB Common Stock and FBI Common Stock, with that of certain other comparable publicly-traded companies and their securities;
(vii) reviewed and discussed with senior managements of USB and FBI the strategic objectives of the Merger, and the synergies and certain other benefits of the Merger; (viii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (ix) considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium, capitalization of earnings and relative contribution, and (x) performed such other studies and analyses as Chaffe deemed appropriate to its opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtain an independent review or appraisal of USB's or FBI's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on USB and FBI for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to projected financial results, including the estimates of synergies and other benefits expected to result from the Merger, Chaffe assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of USB and FBI of future financial performances of their respective companies. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, September 30, 1996. Chaffe expressed no opinion on the tax consequences of the proposed transaction.

     The following is a summary of selected analyses performed by Chaffe in connection with its fairness opinion. The summary set forth below does not purport to be a complete description of the analyses performed in this regard, but does include all material analyses.

     Analysis of Selected Financial Data. Chaffe reviewed FBI's financial data and calculated growth rates for various balance sheet and income statement line items. FBI's net interest income increased at a 18.6% compounded growth rate from December 31, 1991 to December 31, 1995, while net income increased at a 22.3% compounded annual growth rate for the same time period. Annualized net income for the nine months ended September 30, 1996, was 4.7% higher than 1995 net income.

     Analysis of Selected Merger Transactions. In order to obtain a valuation range for FBI, Chaffe performed an analysis of prices paid for selected banks or bank holding companies with characteristics comparable to FBI, although Chaffe noted no transaction was identical to the Merger proposed. Comparable transactions were considered to be transactions announced in the United States for the period
September 30, 1995 through September 30, 1996, in which the sellers
(1) had total assets of between 50% to 150% of the total assets of the buyers and (2) had total assets less than $1 billion. These transactions were, in general, considered to be mergers of equals.
The median and mean tangible equity ratios of the peer group of sellers were comparable although slightly higher than FBI's ratios, while the ROAA and ROAE of the peer group were lower than FBI's ratios. With respect to this group of transactions and the proposed Merger, Chaffe compared the prices to be received by the peer group as a multiple of their tangible equity, their earnings per share for the four quarters prior to the announcement of such transactions, and their total assets. Chaffe determined that the USB/FBI transaction value was comparable to the range of value which resulted from this analysis.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis of FBI, Chaffe determined the net present value for the FBI Common Stock based on the net present value of the stream of after-tax cash flows of FBI. This stream of after-tax cash flows was based on annualized figures for FBI as of September 30, 1996, and included assumptions relating to earnings and growth thereafter based on information from managements of USB and FBI. Chaffe reviewed these forecasts and assessed the likelihood of FBI achieving such forecasts. Chaffe then discounted these cash flow streams assuming an estimated required rate of return for FBI of 16.7%. Chaffe determined that the transaction value was within the range of net present values which resulted from this analysis.

     Review of Relative Contribution. Chaffe determined the relative contribution of FBI to USB after giving pro forma effect to the Merger. Chaffe determined that FBI stockholders would receive approximately 40% of the pro forma ownership of the combined company, while FBI would contribute to the combined company approximately 45% of the assets, approximately 37% of the tangible equity, approximately 66% of net loans, approximately 47% of deposits, and approximately 41% of 9/30/96 annualized net income after giving FBI credit for the synergies anticipated from the Merger.

     Chaffe determined potential accretion or dilution to USB's earnings per share for 1996 annualized, and projected 1997. Chaffe took into account the sale of one branch office to be required by federal regulators and an additional 5% deposit run-off that may be experienced in the transaction, as per USB management. Chaffe determined that the transaction should be accretive to USB's earnings per share including the effect of synergies expected in the Merger.

     In arriving at its Fairness Opinion, Chaffe did not rely on any single analysis, but relied on a combination of factors derived from all of the analytical procedures employed. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Conclusions based on these analyses are not necessarily mathematical. Chaffe believes that the summary set forth above and Chaffe's analysis must be considered as a whole and that selecting portions of its analyses performed by Chaffe are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses do not purport to be appraisals or necessarily reflect the prices at which businesses actually may be sold. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     Neither Chaffe nor any of its officers or employees has any interest in USB Common Stock or FBI Common Stock. USB will pay Chaffe approximately $19,000 in fees plus out-of-pocket expenses for rendering its Fairness Opinion. The fee to be received by Chaffe in connection with its services to USB is not dependent or contingent upon the occurrence or lack thereof of any transaction.

     USB has agreed to indemnify and hold harmless Chaffe, its subsidiaries and affiliates, and its officers, directors, shareholders, employees, attorneys, agents and representatives, and the successor and assigns of each of the foregoing parties from and against any person claiming to have relied on Chaffe's advice or services, or the performance or nonperformance thereof, or claiming to have been entitled to some benefit therefrom, or claiming that such services were not adequately performed, and all related damage, claim, demand, expense or cost of any kind or nature, including reasonable attorney fees and expenses, arising directly or indirectly, from or in any way related to, the opinion or any other services performed by Chaffe, provided that Chaffe has not been negligent or guilty of reckless or willful misconduct in connection with the opinion, or any other services.

     FBI Advisor. Baxter Fentriss has acted as financial advisor to FBI in connection with the merger. On August 19, 1996, Baxter Fentriss delivered to FBI its opinion that as of such date, and on the basis of matters referred to herein, the offer is fair, from a financial point of view, to the holders of FBI Common Stock. In rendering its opinion Baxter Fentriss consulted with the management of FBI and USB; reviewed the Agreement and Plan of Reorganization and Merger, and certain publicly-available information on the parties; and reviewed certain additional materials made available by the management of the respective banks.

     In addition, Baxter Fentriss discussed with the management of FBI and USB their respective businesses and outlook. Baxter Fentriss was involved in the negotiations with USB. No limitations were imposed by FBI's Board upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix E to this Joint Proxy Statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

     Baxter Fentriss' opinion is directed to FBI's Board of Directors only, and is directly only to the fairness, from a financial point of view, of the Exchange Ratio. It does not address FBI's underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any FBI shareholder as to how such shareholder should vote with respect to the Merger at the Meeting or as to any other matter.

     Baxter Fentriss' opinion was one of many factors taken into consideration by FBI's Board in making its determination to approve the Merger Agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to FBI's consummating the Merger. The opinion of Baxter Fentriss does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for FBI or the effect of any other business combination in which FBI might engage.

     Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally ranked advisor to firms in the financial services industry on mergers and acquisitions. FBI selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on banking transactions, and because of the firm's extensive experience and expertise in transactions similar to the Merger. Baxter Fentriss is not affiliated with USB or FBI.

     In connection with rendering its opinion to FBI's Board of Directors, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial condition and results of operations of USB and FBI including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the amount and type of non-performing assets, the impact of holding certain non-earning real estate assets, the reserve for loan losses and possible tax consequences resulting from the transaction; (ii) the business prospects of USB and FBI; (iii) the economies of USB's and FBI's respective market areas; (iv) the historical and current market for FBI and USB Common Stock; and (v) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of securities valuation generally, and its knowledge of merger transactions in Alabama.

     In connection with rendering its opinion, Baxter Fentriss reviewed (i) the Agreement; (ii) drafts of this Joint Proxy Statement; (iii) the Annual Reports to shareholders, including the audited financial statements of FBI and USB, and the Annual Reports of FBI and USB for the year ended December 31, 1995; (iv) pro forma combined unaudited condensed balance sheets as of December 31, 1995 and pro forma combined statements of income for the year ended December 31, 1995; and (v) certain additional financial and operating information with respect to the business, operations and prospects of USB and FBI as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of the senior management of USB and FBI regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of FBI and USB; (c) compared the results of operations of FBI and USB with those of certain banking companies that it deemed to be relevant; (d) analyzed the pro forma financial impact of the Merger on USB; (e) analyzed the pro forma financial impact of the Merger on FBI; and (f) conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

     The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

     1. Stock Price History. Baxter Fentriss studied the history of the trading prices and volume for FBI and USB Common Stock and compared that to publicly traded banks in Alabama and to the price offered by USB. Baxter Fentriss considered the possible impact on USB's stock price following the merger if the company became listed and began to trade closer to the average Alabama bank on a price to earnings basis. On this basis there could be an 86.4% improvement in the combined market value of the two banks, assuming an average Alabama price to earnings ratio of 11.7 for publicly traded Alabama bank holding companies as of May 31, 1996.

     2. Comparative Analysis. Baxter Fentriss compared ownership received in the resultant merger, versus the relative equity, earnings, market value and customer relationships contributed by FBI. As of March 31, 1996, FBI was contributing 38.5% of the capital, 39.0% of the earnings, 36.4% of the Market value and 45.2% of the customers. For this FBI shareholders were receiving 39.55% of the ownership in the resultant company.

     3. Baxter Fentriss considered the pro forma impact of the transaction and concluded the transaction should have a positive short and long-term impact on USB's earnings per share, book value share and stock price.

     4. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical relative present values for FBI and USB as a long term investment. Baxter Fentriss concluded that based on the relative present values of each company (38.35% for FBI and 61.65% for USB), the resultant ownership of FBI shareholders after the merger was fair.

     5. Baxter Fentriss considered the significant organizational commitments to FBI in the merger with USB. FBI will staff 50% of USB's Board, provide the Vice Chairman of USB, provide the Chairman of the combined bank and provide several key management positions. Such commitments suggest a "marriage of equals" type transaction as opposed to a premium sale.

     Using publicly available information on FBI and USB and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Merger would be accretive to the capital and earnings capacity of USB and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve guidelines with regard to market concentration and did not believe there to be a significant issue with regard to possible antitrust concerns.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economies of scale, were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either FBI or USB, and has not been furnished such an appraisal.

     Baxter Fentriss will be paid an amount equal to .33% of the combined equity of USB and FBI plus reasonable out-of-pocket expenses for its services. In addition, Baxter Fentriss will be paid $10,000, plus reasonable out-of-pocket expenses, for issuing its fairness opinion in connection with the Merger. The parties have agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

Amendment of USB Articles of Incorporation

     At the Effective Time, the Articles of Incorporation of USB will be amended as provided in the Merger Agreement (i) to change the name of USB to a new name to be agreed upon by FBI and USB,
(ii) to increase the number of authorized shares of USB from 2,400,000 to 10,000,000, (iii) to increase the maximum size of the Board of Directors of USB from fifteen to twenty, (iv) to deny preemptive rights to USB shareholders, and (v) to provide for a 2/3's super majority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management. See "The Merger--Amendment of Articles of Incorporation." See "The Merger--Amendment of USB Articles of Incorporation."

Amendment of USB Bylaws

     At or prior to the Effective Time, the Bylaws of USB will be amended to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of its senior management.

Effect on Employee Benefit Plans

     USB maintains the United Security Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) features) ("USB ESOP"). First Bank and Trust maintains the First Bank and Trust Profit Sharing Retirement Plan ("First Bank Plan"). The First Bank Plan will be terminated by First Bank prior to the Merger. First Bank employees will be eligible to participate in the USB ESOP on and after the Effective Time and will receive credit for service with First Bank in determining eligibility to participate and vesting in the USB ESOP.

Surrender of Certificates

     As promptly as practicable after the Effective Time, USB Bank, acting in the capacity of exchange agent for USB (the "Exchange Agent"), will mail to each former holder of record of FBI Common Stock a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials"), for the exchange of such holders' FBI Common Stock certificates for certificates representing shares of USB Common Stock and cash in lieu of fractional shares. HOLDERS OF FBI COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

     Upon receipt of the Exchange Materials, former holders of FBI Common Stock should complete the letter of transmittal in accordance with the instructions and mail the letter of transmittal together with all stock certificates representing shares of FBI Common Stock to the Exchange Agent in the return envelope provided. Upon receipt of the certificates and related documentation, USB will issue, and the Exchange Agent will mail, to such holder of FBI Common Stock a check in the amount of any payment in respect of fractional shares of FBI Common Stock payable to the surrendering shareholder and a certificate representing the number of shares of USB Common Stock to which such holder is entitled pursuant to the Merger Agreement. No certificates of USB Common Stock and no payment in respect of fractional shares will be delivered to a holder of FBI Common Stock unless and until such holder shall have delivered to the Exchange Agent certificates representing the shares of FBI Common Stock owned by such holder and in respect of which such holder claims payment is due, or such documentation and security in respect of lost or stolen certificates as may be required by the Exchange Agent.

     Former shareholders of record of FBI will be entitled to vote after the Effective Time at any meeting of USB shareholders the number of whole shares of USB Common Stock into which such holders' respective shares of FBI Common Stock are converted, regardless of whether such holders have exchanged their certificates representing FBI Common Stock for certificates representing USB Common Stock.

     Beginning six months after the Effective Time, no dividend or other distribution payable after the Effective Time with respect to USB Common Stock issued to replace FBI Common Stock will be paid to the holder of an unsurrendered FBI Common Stock certificate until the holder surrenders such certificate, at which time such holder will be entitled to receive all previously withheld dividends and distributions, without interest.

     After the Effective Time, there will be no transfers on FBI's stock transfer books of shares of FBI Common Stock issued and outstanding at the Effective Time. If certificates representing shares of FBI Common Stock are presented for transfer after the Effective Time, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

     Neither USB nor the Exchange Agent shall be liable to a holder of FBI Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

Conditions to Consummation of the Merger

     The respective obligations of USB and FBI to effect the Merger are subject to the satisfaction of the following conditions prior to the Effective Time:

          (i) shareholder approval of FBI and USB shall have been received;

          (ii) all regulatory approvals shall have been received and waiting periods shall have expired, and no such approval shall be conditioned or restricted in a manner which, in the opinion of the Board of Directors of USB or FBI, materially adversely impacts the Merger so as to render it inadvisable;

          (iii) all consents necessary to avoid a material adverse effect on the relevant party shall have been obtained;

          (iv) no court or regulatory authority shall have taken any action that restricts, prohibits or makes illegal the transactions provided for in the Merger Agreement, and no action shall have been instituted seeking to restrain the Merger which renders its consummation inadvisable;

          (v) USB shall have received a letter, dated as of the Effective Time, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

          (vi) the Registration Statement shall have become effective under the Securities Act, and no stop order for that purpose shall have been commenced by the Commission;

          (vii) all necessary state securities permits and consents shall have been received by USB; and

          (viii) USB and Jack Wainwright shall have entered into an employment agreement whereby Mr. Wainwright agrees to serve as Chief Executive Officer of USB for a period of at least three years from the Effective Time.

     The obligations of USB to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

          (i) the representations and warranties of FBI in the Merger Agreement shall be true as if made at the Effective Time;

          (ii) the agreements and covenants of FBI in the Merger Agreement shall have been performed and complied with by the Effective Time;

          (iii)     FBI shall have delivered to USB certain
                    certificates of its corporate officers
                    provided for in the Merger Agreement;

          (iv) FBI shall have delivered to USB an opinion of its counsel as provided in the Merger
                    Agreement;

          (v) there shall have been no determination by the Board of Directors of USB that a material adverse event has occurred with respect to FBI that renders consummation of the Merger
                    Agreement inadvisable;

          (vi) USB shall have received from FBI's independent accounting firm a satisfactory "comfort letter"; and

          (vii) USB shall have received an opinion from its financial advisor that the Exchange Ratio is fair to it and its shareholders.

     The obligations of FBI to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

          (i) the representations and warranties of USB in the Merger Agreement shall be true as if made at the Effective Time;

          (ii) the agreements and covenants of USB in the Merger Agreement shall have been performed and complied with by the Effective Time;

          (iii)     USB shall have delivered to FBI certain
                    certificates of its corporate officers
                    provided for in the Merger Agreement;

          (iv) USB shall have delivered to FBI an opinion of its counsel as provided in the Merger
                    Agreement;

          (v) there shall have been no determination by the Board of Directors of FBI that a material adverse event has occurred with respect to USB that renders consummation of the Merger
                    Agreement inadvisable;

          (vi) FBI shall have received from USB's independent accounting firm a satisfactory "comfort letter"; and

          (vii) FBI shall have received an opinion from its financial advisor that the Exchange Ratio is fair to it and its shareholders.

Regulatory Approvals

     The Merger is conditioned upon receipt of the necessary regulatory approvals. On October 1, 1996, USB Bank and First Bank filed an application with the Federal Deposit Insurance Corporation ("FDIC") pursuant to Section 18(c) of the Federal Deposit Insurance Act. USB Bank and First Bank have also made the necessary filings with the Alabama State Banking Department under the Alabama Banking Code. An application to the Board of Governors of the Federal Reserve System under Section 3 of the Bank Holding Company Act is normally required when a merger involves bank holding companies such as USB and FBI. On November 8, 1996, however, the Federal Reserve Bank of Atlanta waived this filing requirement pursuant to
Section 225.12(d)(2) of Title 12 of the Code of Federal Regulations. This regulation authorizes the Federal Reserve to issue a waiver when the merging parties have filed an application with another Federal supervisory agency, such as the FDIC, and several other conditions have been met.

     Pursuant to 12 U.S.C. Section1828(c)(4), the FDIC requested a report on the competitive factors involved in the Merger from several other Federal agencies, including the United States Department of Justice (the "Justice Department"). On December 12, 1996, the Justice Department issued its report to the FDIC stating its belief that the Merger will not have a significantly adverse effect on competition and concurring in the consummation of the Merger 15 days after the date of FDIC approval on the condition that USB Bank complies with certain conditions required by the Justice Department, including the divestiture of one branch. Management of USB is of the opinion that the conditions imposed by the Justice Department will not have a material effect on its operations or properties. It is anticipated that the branch divestiture will be consummated within 90 days of the Effective Time.

     On ____________, 1997, the FDIC approved the application filed with respect to the Merger, and the Justice Department 15-day waiting period expired on ____________, 1997. The necessary approval from the Alabama State Banking Department was obtained on _____________, 1997.

Conduct of Business Pending the Merger

     The Merger Agreement requires that each of FBI and USB preserve its business organization, goodwill, relationships with depositors, customers and employees and take no action that would adversely affect its ability to perform under the Merger Agreement. In addition, FBI has agreed that, without the consent of USB, it will not:

          (i) amend its Articles of Incorporation, Bylaws or other governing instruments or those of any of its subsidiaries;

          (ii) incur additional debt obligations except in the ordinary course of business;

          (iii)     modify, amend or terminate any material
                    contract, except in the ordinary course of business and for fair consideration;

          (iv) file any application to relocate or terminate the operation of any of its banking offices or any of its subsidiaries;

          (v) except in accordance with applicable law, change its or any of its subsidiary's lending, investment, liability management and other material banking policies in any material respect;

          (vi) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares of the stock of itself or any of its subsidiaries or, other than regular dividends in an amount not in excess of $.35 per share of FBI Common Stock per quarter, declare or pay any dividend or make any other distribution in respect of its capital stock;

          (vii) except as provided in the Merger Agreement or the FBI Option Agreement, issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge or encumber, or authorize any of the foregoing, any additional shares of FBI Common Stock or any other capital stock of FBI or any subsidiary, or any options, warrants, conversion or other rights to acquire any such stock;

          (viii) adjust, split, combine or reclassify any of its capital stock or that of any of its subsidiaries, or authorize any of the foregoing, other than in the ordinary course of business for reasonable and adequate consideration;

          (ix) acquire any direct or indirect equity interest in any entities, other than in connection with foreclosures in the ordinary course of business and acquisitions of control by depository institution subsidiaries in a fiduciary capacity;

          (x) grant any increase in compensation of benefits of the employees or officers of FBI or any of its subsidiaries, except in accordance with past practices with respect to employees or enter into, grant or pay bonuses, severance agreements, or material increases in fees or other compensation to officers and directors;

          (xi) enter into any employment contract without an unconditional right to terminate without liability;

          (xii) adopt any new employee benefit plans or make any material changes to any existing employee benefit plans other than as required by law or that is necessary or advisable to maintain the tax qualified status of any such plan;

          (xiii) make any significant change in any accounting methods or systems of internal accounting controls, except as appropriate to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

          (xiv) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material or monetary damages or, except in the ordinary course of business, modify, amend, terminate, waive, release, compromise or assign any material rights, contracts or claims;

          (xv) operate its business otherwise than in the ordinary course, or in a manner not consistent with safe and sound banking practices or applicable law;

          (xvi) fail to file timely any report required to be filed with any regulatory authorities;

          (xvii) intentionally take any action reasonably expected to jeopardize or delay the receipt of any regulatory approval required to consummate the Merger;

          (xviii) make any loan or advance in excess of $20,000, in the aggregate, to any shareholder owning 2% or more of the outstanding shares of FBI Common Stock, director or officer of FBI or any of its subsidiaries, or any of the members of their immediate families, except on terms substantially the same as those prevailing at the time of such loan or advance for comparable transactions with other persons (except for loans or advances to Acceptance);

          (xix) cancel without payment in full, or modify any contract relating to, any loan or other obligation receivable from any shareholder, director, officer or employee of FBI or any of its subsidiaries or any of their immediate families; or

          (xxi) enter into any contract for services or otherwise with any of the holders of 5% or more of FBI Common Stock, or the directors, officers or employees of FBI or any of its subsidiaries or any members of their immediate families.

     USB has agreed that, without the consent of FBI, it will not:

          (i) amend its Articles of Incorporation, Bylaws or other governing instruments or those of any of its subsidiaries;

          (ii) incur additional debt obligations except in the ordinary course of business;

          (iii)     modify, amend or terminate any material
                    contract, except in the ordinary course of business and for fair consideration;

          (iv) file any application to relocate or terminate the operation of any of its banking offices or any of its subsidiaries;

          (v) except in accordance with applicable law, change its or any of its subsidiary's lending, investment, liability management and other material banking policies in any material respect;

          (vi) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares of the stock of itself or any of its subsidiaries or, other than regular dividends in an amount not in excess of $.13 per share of USB Common Stock per quarter, declare or pay any dividend or make any other distribution in respect of its capital stock;

          (vii) except as provided in the Merger Agreement or the USB Option Agreement, issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge or encumber, or authorize any of the foregoing, any additional shares of USB Common Stock or any other capital stock of USB or any subsidiary, or any options, warrants, conversion or other rights to acquire any such stock;

          (viii) adjust, split, combine or reclassify any of its capital stock or that of any of its subsidiaries, or authorize any of the foregoing, other than in the ordinary course of business for reasonable and adequate consideration;

          (ix) acquire any direct or indirect equity interest in any entities, other than in connection with foreclosures in the ordinary course of business and acquisitions of control by depository institution subsidiaries in a fiduciary capacity;

          (x) grant any increase in compensation or benefits to the employees or officers of USB or any of its subsidiaries, except in accordance with past practices with respect to employees or enter into, grant or pay bonuses, severance agreements, or material increases in fees or other compensation to officers and directors;

          (xi) enter into any employment contract without an unconditional right to terminate without liability;

          (xii) adopt any new employee benefit plans or make any material changes to any existing employee benefit plans other than as required by law or that is necessary or advisable to maintain a tax qualified status of any such plan;

          (xiii) make any significant change in any accounting methods or systems of internal accounting controls, except as appropriate to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

          (xiv) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material or monetary damages or, except in the ordinary course of business, modify, amend, terminate, waive, release, compromise or assign any material rights, contracts or claims;

          (xv) operate its business otherwise than in the ordinary course, or in a manner not consistent with safe and sound banking practices or applicable law;

          (xvi) fail to file timely any report required to be filed with any regulatory authorities;

          (xvii) intentionally take any action reasonably expected to jeopardize or delay the receipt of any regulatory approval required to consummate the Merger;

          (xviii) make any loan or advance in excess of $20,000, in the aggregate, to any shareholder owning 2% or more of the outstanding shares of USB common stock, director or officer of USB or any of its subsidiaries, or any of the members of their immediate families, except on terms substantially the same as those prevailing at the time of such loan or advance for comparable transactions with other persons;

          (xix) cancel without payment in full, or modify any contract relating to, any loan or other obligation receivable from any shareholder, director, officer or employee of USB or any of its subsidiaries or any of their immediate families; or

          (xxi) enter into any contract for services or otherwise with any of the holders of 5% or more of USB Common Stock, or the directors, officers or employees of FBI or any of its subsidiaries or any members of their immediate families.

     Each party has also agreed to give written notice to the other promptly upon becoming aware of the occurrence of any event which is likely to constitute a Material Adverse Effect within the meaning given to such term in the Merger Agreement or constitute a breach of any of its representations, warranties or covenants contained in the Merger Agreement and to use its reasonable efforts to remedy any such condition or breach.

Waiver and Amendment; Termination

     Prior to the Effective Time, either USB or FBI may waive or extend the time for the compliance or fulfillment by the other of any and all of its obligations under the Merger Agreement and may, to the extent permitted by law, amend the Merger Agreement in writing with the approval of the Board of Directors of each of FBI and USB.

     The Merger Agreement may be terminated at any time prior to the Effective Time, as follows: (i) by mutual consent, (ii) in the event of a breach of a representation or warranty or covenant or agreement by the non-breaching party under certain circumstances,
(iii) by either party in the event any required regulatory approval is denied or not obtained or the shareholders of either USB or FBI fail to approve the Merger, (iv) by either party in the event there is a material adverse effect on the business, operations or financial conditions of the other party that is not remedied or (v) in the event any of the conditions precedent to the Merger cannot be satisfied or fulfilled by March 31, 1997.

     In the event of the termination of the Merger Agreement, the Merger Agreement shall become void and have no effect, except that the confidentiality requirements shall survive such termination and such termination will not relieve a breaching party from liability for an uncured willful breach of the representation, warranty, covenant or agreement giving rise to the termination.

Management and Operations After the Merger

     The Merger Agreement provides that after the Effective Time, the USB Board of Directors will consist of 20 directors, including the ten incumbent directors of USB and the ten current directors of FBI. However, one of the current directors of FBI has elected not to serve on the Board of Directors after the Effective Time. See "BUSINESS OF FBI--Certain Management Information."

     The Merger Agreement further provides that, after the Effective Time, Jack Wainwright shall be elected to serve as the President and Chief Executive Officer of USB, Fred Huggins shall be elected to serve as Chairman and Chief Executive Officer of Acceptance, Jim Miller shall be elected to serve as the Chairman of the Board of USB, Fred Huggins and Ray Sheffield shall be elected to serve as Vice Chairmen of the Board of USB, Fred Huggins shall be elected to serve as Chairman of the Board of USB Bank, and Don Nichols and Hardie Kimbrough shall be elected to serve as Vice Chairmen of the Board of USB Bank. All directors and officers will serve in accordance with the Bylaws of USB after the Effective Time.

     All directors and officers of each of the subsidiaries of USB as the Surviving Corporation will serve in accordance with the terms of the Bylaws of each such subsidiary.

Interests of Certain Persons in the Merger

     The directors of FBI and USB have been selected to serve as directors of USB after the Effective Time. As set forth above under "--Management and Operations After the Merger," certain officers of USB, FBI and their subsidiaries have been selected to serve as officers after the Effective Time. For a description of the compensation received by officers of USB see "Incorporation of
Certain Documents by Reference."   For a description of
compensation received by officers of FBI, see "Business of FBI--Certain Management Information." The parties further anticipate that, following consummation of the Merger, USB will issue options for the purchase of USB Common Stock to officers of USB and its subsidiaries as a part of the compensation of such officers.

     Certain of the directors and executive officers of FBI, members of their families and certain of their associates own, or have interests in, shares of USB Common Stock. As of December 18, 1996, they were as follows: Dan Barlow: 24 shares, John C. Gordon:
5,280 shares and Clarence Watters: 5,280 shares.

     In the normal course of business, USB Bank makes loans to directors and officers of USB, and First Bank makes loans to directors and officers of FBI, respectively, including loans to certain related persons and entities. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and, in the opinion of management of both USB and FBI, do not involve more than the normal risk of collectibility. The amount of these loans by USB Bank to USB directors and officers was 4.25% of shareholders' equity for USB and the amount of loans by First Bank to FBI directors and officers was 9.73% of shareholders' equity for FBI as of September 30, 1996.

     A condition precedent to the obligations set forth in the Merger Agreement is that Jack M. Wainwright, III, and USB shall have entered into an employment agreement (the "Employment Agreement") whereby Mr. Wainwright agrees, among other things, to serve as Chief Executive Officer of USB for a period of not less than three (3) years from the Effective Time. Prior to the Effective Time, Mr. Wainwright and USB will enter into the Employment Agreement, which provides, among other things, that Mr. Wainwright will be employed for a period of three (3) years commencing at the Effective Time as President and Chief Executive Officer of USB and as President and Chief Executive Officer of USB Bank. Mr. Wainwright will receive a base salary of $_______________, with appropriate review annually based on performance as determined by the USB and USB Bank Boards of Directors. The Employment Agreement also provides that Mr. Wainwright is entitled to receive severance compensation in an amount equal to three times his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude, or the expiration of the Employment Agreement. Also, Mr. Wainwright will be entitled to such severance compensation upon any reduction in the level or a change in nature of his responsibility to USB or to USB Bank.

Certain Federal Income Tax Consequences

     Neither USB nor FBI has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Maynard, Cooper & Gale, P.C., counsel for USB, and Walston, Wells, Bains & Anderson, counsel for FBI, have delivered opinions that, for federal income tax purposes, under current law, assuming that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by USB and FBI (including the representation that FBI shareholders will maintain sufficient equity ownership interests in USB after the Merger) are true and correct at the time of consummation of the Merger, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and USB and FBI will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     Assuming that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by USB and FBI (including the representation that FBI shareholders will maintain sufficient equity ownership interests in USB after the Merger) are true and correct at the time of consummation of the Merger, then, in the respective opinions of Walston, Wells, Bains
& Anderson, and Maynard, Cooper & Gale, P.C., the following will be certain federal income tax consequences of the Merger: (i) no gain or loss will be recognized by USB or FBI in the Merger; (ii)the shareholders of FBI will recognize no gain or loss upon the exchange of their FBI Common Stock solely for shares of USB Common Stock; (iii)the basis of the USB Common Stock received by the FBI shareholders in the proposed transaction will, in each instance, be the same as the basis of the FBI Common Stock surrendered in exchange therefor; (iv)the holding period of the USB Common Stock received by the FBI shareholders will, in each instance, include the period during which the FBI Common Stock surrendered in exchange therefor was held, provided that the FBI Common Stock was held as a capital asset on the date of the exchange; (v)the payment of cash to FBI shareholders in lieu of fractional share interests of USB Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by USB; these cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Code Section 302(a); and (vi)where solely cash is received by a USB or FBI shareholder in exchange for his USB or FBI Common Stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of his USB or FBI Common Stock, subject to the provisions and limitations of Code Section 302.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON THE RESPECTIVE OPINIONS OF WALSTON, WELLS, BAINS & ANDERSON, AND MAYNARD, COOPER & GALE, P.C., AND APPLIES ONLY TO FBI SHAREHOLDERS WHO HOLD FBI COMMON STOCK AS
A CAPITAL ASSET, AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS FBI SHAREHOLDERS, IF ANY, WHO RECEIVED THEIR FBI COMMON STOCK UPON EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION AND FBI SHAREHOLDERS THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR ANY TAX CONSEQUENCES OF A SUBSEQUENT TRANSACTION INVOLVING USB COMMON STOCK, INCLUDING ANY REDEMPTION OR TRANSFER OF USB COMMON STOCK. THIS DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH FBI SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

Accounting Treatment

     The Merger is expected to be accounted for as a pooling-of-interests. The pooling-of-interests method accounts for a business combination as the uniting of ownership interests of two or more companies by exchange of equity securities. The recorded assets and liabilities of USB and FBI will be carried forward to the combined corporation at their recorded amounts. Income of the combined corporation will include income of USB and FBI for the entire fiscal period in which the combination occurs. The reported income of USB and FBI for prior periods will be combined and restated as income of the combined corporation. The unaudited pro forma financial information contained in this Joint Proxy Statement has been prepared using the pooling-of-interests method of accounting. The Merger Agreement provides that a condition to consummation of the Merger is receipt of a letter from Arthur Andersen LLP, confirming that the Merger qualifies for pooling-of-interests accounting treatment.

Expenses and Fees

     The Merger Agreement provides that each of the parties will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including filing, registration and application fees, printing and mailing fees and expenses, and fees and expenses of their respective accountants and counsel. It is expected that the total expenses and fees for USB and FBI will be approximately $________ and $________, respectively.

Resales of USB Common Stock

     The shares of USB Common Stock issued pursuant to the Merger Agreement will be freely transferrable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock) of FBI for purposes of Rule 145 under the Securities Act as of the date of the Special Meetings or for purposes of applicable interpretations regarding pooling-of-interests accounting treatment. Affiliates may not sell their shares of USB Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of USB and FBI after the Merger have been published. USB may place restrictive legends on certificates representing USB Common Stock issued to all persons who are deemed "affiliates" of FBI under Rule 145. This Joint Proxy Statement does not cover resales of USB Common Stock received by any person who may be deemed to be an affiliate of FBI. There is no current active, public market for USB Common Stock, and no assurance can be given that one will develop or, if developed, will continue.

                 PRO FORMA FINANCIAL INFORMATION

Pro Forma Combined Condensed Consolidated Statement of Condition

     The following unaudited Pro Forma Combined Condensed Consolidated Statement of Condition combines the historical consolidated statements of condition of USB and FBI giving effect to the Merger, which will be accounted for as a pooling-of-interests, as if it had been effective on September 30, 1996, after giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Information. For a description of pooling-of-interests accounting treatment, see "The Merger---Accounting Treatment."
This financial data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, of USB, which are incorporated by reference in this Joint Proxy Statement, and of FBI, which appear elsewhere in this Joint Proxy Statement, and with the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," and Appendix D hereto. This pro forma financial information is not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on September 30, 1996, nor is it necessarily indicative of future financial position.


Pro Forma Combined Condensed Consolidated Statement of Condition
As of September 30, 1996 (Unaudited)
(In Thousands)

                                             HISTORICAL
                                                                    PRO FORMA      PRO FORMA
                                          USB          FBI         ADJUSTMENTS      COMBINED
ASSETS
     Cash and cash equivalents         $ 11,127     $  6,282                        $ 17,409
     Investments available for sale     146,779       36,363                         183,142
     Investments                          1,335        1,843                           3,178
     Loans, net                          69,365      136,895                         206,260
     Premises and equipment               4,161        2,691                           6,852
     Other assets                         6,595        8,805                          15,400
          Total assets                  239,362      192,879                         432,241
LIABILITIES
     Deposits                           182,354      162,163                         344,517
     Short-term borrowings               28,184       11,060                          39,244
     Other liabilities                    2,397        1,562                           3,959
          Total liabilities             212,935      174,785                         387,720
SHAREHOLDERS' EQUITY
     Common stock                            22          240        (226) (1)             36
     Additional paid-capital              5,761        2,059         221  (1)          8,041
     Net unrealized gain on securities
          available for sale               (555)        (277)                           (832)
     Retained earnings                   21,453       16,077                          37,530
     Treasury stock                        (254)          (5)          5  (1)           (254)
     Total shareholders' equity          26,427       18,094                          44,521
     Total liabilities and
          shareholders' equity          239,362      192,879                         432,241


See Notes to Pro Forma Condensed Combined Consolidated Financial
Statements.


Pro Forma Combined Condensed Consolidated Statements of Income

     The following unaudited Pro Forma Combined Condensed Consolidated Statements of Income present the combined consolidated statements of income of USB and FBI assuming the companies had been combined for each period presented on a pooling-of-interests accounting basis, after giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Information. For a description of pooling-of-interests accounting treatment, see "The Merger---Accounting Treatment." This financial data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, of USB, which are incorporated by reference in this Joint Proxy Statement, and of FBI, which appear elsewhere in the Joint Proxy Statement, and with the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," and Appendix D hereto. This pro forma financial information is not necessarily indicative of the actual operating results that would have occurred had the Merger been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results.


Pro Forma Combined Condensed Consolidated Statements of Income
(Unaudited)
(In Thousands Except Per Share Data)


                            Nine Months
                               Ended
                           September 30,      Year Ended December 31,
                               1996        1995        1994        1993

Interest revenue             $25,644     $30,571     $23,341     $21,001
Interest expense              11,214      13,298       9,095       8,363

Net interest revenue          14,430      17,273      14,246      12,638
Provision for loan losses        375         255         224         386
Non-interest revenue           2,110       2,555       2,250       3,179
Non-interest expense           8,678      10,898      10,351       8,389

Income before income taxes     7,487       8,675       5,921       7,042
Income taxes                  (2,057)     (2,225)     (1,368)     (2,063)

Net income                     5,430       6,450       4,553       4,979

Net income per common share     1.54        1.84        1.31        1.43

Average number of shares
     outstanding (000's)       3,537       3,521       3,494       3,493


See Notes to Pro Forma Combined Condensed Consolidated Financial
Statements.


Notes to Pro Forma Combined Condensed Consolidated
     Financial Statements (Unaudited)

(1) The pro forma combined condensed consolidated financial statements assume the issuance of 1,398,788 shares of USB Common Stock in the Merger for 100% of the FBI Common Stock outstanding immediately prior to the Effective Time.

(2) Average number of shares outstanding was computed by applying the Exchange Ratio of 5.8321 to FBI's average shares outstanding and adding the result to USB's historical average shares outstanding. Average shares outstanding do not include shares issuable upon the exercise of stock options because the effect is not significant.

(3) In connection with the Merger, USB and FBI may change certain accounting practices and the classifications of certain amounts to provide a consistent basis of accounting for and reporting of the historical and ongoing operations. The effect of these changes is not expected to affect materially previously reported amounts. No provision has been reflected in the condensed combined consolidated financial statements for expenses related to the Merger, which are not expected to have a material impact on results of operations or financial condition.

(4) Except as described in Notes (1) and (2) above, no pro forma adjustments are reflected in the pro forma combined condensed consolidated statements of income.


             COMPARATIVE MARKET PRICES AND DIVIDENDS

Market Prices

     USB. USB Common Stock is not traded on an exchange or any organized trading market, but there have been private transactions in the shares. The most recent reported trades in USB Common Stock as to which management has any knowledge of the price paid in the transaction occurred on November 22, 1996, at a price per share of $15.50, for 428 shares, and on September 5, 1996, at a price per share of $15.00, for 130 shares.

     FBI. FBI Common Stock is not traded on an exchange or any organized trading market, but there have been private transactions in the shares. The most recent reported trades in FBI Common Stock as to which management has any knowledge of the price paid in the transaction occurred on November 1, 1996, at a price per share of $77.08, for 960 shares, and on May 10, 1996, at a price per share of $70.00, for 10 shares.

Dividends

     USB declared quarterly cash dividends per share totaling $.42 in 1994 and $.44 in 1995. For 1996, USB declared quarterly cash dividends per share totaling $.52 per share. For the years 1994 and 1995, FBI declared annual cash dividends per share on FBI Common Stock of $.95 and $.85, respectively. In 1996 FBI declared quarterly cash dividends totalling $1.24 per share. Future dividends on shares of USB (assuming the Merger is consummated) or of both USB and FBI (assuming the Merger is not consummated) will depend on their respective earnings, financial condition and other relevant factors, including governmental policies and regulations. See "Supervision, Regulation and Effects of Governmental Policy--Bank Regulation."


                DESCRIPTION OF USB CAPITAL STOCK

     USB's Certificate of Incorporation currently authorizes the issuance of 2,400,000 shares of Common Stock, $0.01 par value. As of the date of this Joint Proxy Statement, 2,137,960 shares of USB Common Stock are issued and outstanding. Assuming consummation of the Merger, the number of authorized shares of USB Common Stock will be increased to 10,000,000. The capital stock of USB does not represent or constitute a deposit account and is not insured by the FDIC, the BIF, the Savings Association Insurance Fund or any governmental agency.

     All of the USB Common Stock outstanding is, and all USB Common Stock to be issued in connection with the Merger will be, fully paid and nonassessable. No USB Common Stock is subject to call.

     USB Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the USB Board of Directors may deem advisable, subject to such limitations as may be set forth in the law of the State of Alabama or in regulations or orders applicable to USB and its subsidiary. USB Bank is the Registrar and Transfer Agent for shares of USB Common Stock.

     Holders of USB Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the USB Board of Directors. USB has the right to, and may, from time to time, enter into borrowing arrangements or issue debt instruments, the provisions of which may contain restrictions on payment of dividends or other distributions on USB Common Stock. As of the date of this Joint Proxy Statement, no such restrictions are in effect.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of USB, holders of USB Common Stock will be entitled to receive all of the remaining assets of USB of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of USB Common Stock held. The USB Board of Directors may distribute in kind to the holders of USB Common Stock such remaining assets of USB or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of USB Common Stock. Neither the merger or consolidation of USB into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of USB of any class, shall be deemed to be a dissolution, liquidation or a winding-up of USB for purposes of this paragraph.

     Because USB is a holding company, its rights and the rights of its creditors and shareholders, including the holders of USB Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors, except to the extent that USB itself may be a creditor having recognized claims against such subsidiary.

     Except as provided by law, each holder of USB Common Stock shall have one vote on all matters voted upon by shareholders with respect to each share of USB Common Stock held. Holders of USB Common Stock do not have cumulative voting rights in the election of directors.

     Holders of USB Common Stock have heretofore been entitled to preemptive rights with respect to USB Common Stock which may have been issued. Under the terms of the Merger Agreement, USB's Articles of Incorporation will be amended, if the Merger is consummated, to deny preemptive rights to holders of USB Common Stock. See "The Merger--Amendment of USB Articles of Incorporation."


               EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

     USB and FBI are Alabama corporations subject to the provisions of the ABCA. Shareholders of FBI, whose rights are governed by FBI's Articles of Incorporation and Bylaws and the ABCA, will, upon consummation of the Merger, become shareholders of USB. The rights of such shareholders as shareholders of USB will then be governed by USB's Articles of Incorporation and Bylaws, and such rights will continue to be governed by the ABCA.

     Except as set forth below, there are no material differences between the rights of an FBI shareholder under FBI's Articles of Incorporation and Bylaws and the rights of a USB shareholder under USB's Articles of Incorporation and Bylaws. The following summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the ABCA and the Articles of Incorporation and Bylaws of each corporation.

Authorized Capital Stock

     USB's Articles of Incorporation authorize the issuance of up to 2,400,000 shares of USB Common Stock ($0.01 par value each), of which [2,137,960] shares of USB Common Stock were issued and outstanding as of the USB Record Date. The Merger Agreement provides that the Articles of Incorporation of USB will be amended to increase to 10,000,000 the number of authorized shares of USB Common Stock.

     FBI's Articles of Incorporation authorize the issuance of up to 500,000 shares of FBI Common Stock ($1.00 par value each), of which [239,843] shares were issued and outstanding as of the FBI
Record Date.

Special Meetings of Shareholders

     FBI's Bylaws provide that special meetings of shareholders may be called for any purpose at any time by only (i) a majority of the Board of Directors or (ii) a committee of the Board which has been given such authority by the Board.

     USB's Bylaws provide that special meetings of the shareholders may be called at any time by the President, a majority of the Board of Directors, or by the holders of at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

Required Shareholder Votes

     USB's Articles of Incorporation and Bylaws contain no provisions altering the provisions of the ABCA regarding shareholder voting. Generally, the ABCA requires a majority vote of the shares voting at a meeting where a quorum is present. However, a majority of all shares entitled to vote is required to amend the Articles of Incorporation in a manner giving rise to dissenters' rights, and two-thirds of all shares entitled to vote are generally required to approve a merger, or the sale of all or substantially all of the Corporation's assets.

     FBI's Articles of Incorporation provide that the vote of 75% or more of the shares entitled to vote will be required to approve any merger or consolidation of FBI with or into any other corporation, or the sale or other disposition of a substantial part of FBI's assets.

Director Liability

     USB's Articles of Incorporation, as allowed by Alabama law, provide that a director of USB will have no personal liability to USB or its shareholders for monetary damages for breach of his or her fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of laws, (c) for the payment of certain unlawful dividends in the making of certain stock purchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to USB and its shareholders, and it would not effect the availability of injunctive or other equitable relief as a remedy. FBI's Articles of Incorporation contain no such provisions.

Indemnification

     USB's Articles of Incorporation provide that a director of USB shall be indemnified against expenses, judgments, fines and settlements in connection with litigation. Essentially, USB's Articles of Incorporation provide that a director of USB must be indemnified to the fullest extent permitted by Alabama law. FBI's Articles of Incorporation contain no such provisions. However, under Alabama law, indemnification is allowable and, in fact, mandatory for any director who was successful in the defense of any proceeding relating to such person's actions as a director.

Amendment of Articles of Incorporation

     Under the ABCA, an Alabama corporation may amend its Articles of Incorporation upon recommendation of the Board of Directors and vote by a majority of the shareholders.

     FBI's Articles of Incorporation provide that no merger, consolidation, liquidation or dissolution of the corporation nor any action that would result in the sale or other disposition of all or substantially all the assets of FBI is valid unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock and that this requirement may not be amended without approval by the holders of at least 75% of the outstanding shares of FBI Common Stock.

Responses to Tender Offers

     FBI's Articles of Incorporation provide that the Board of Directors may oppose a tender offer and may consider the acceptability of the price offered, whether a more favorable price could be obtained, the impact of the acquisition upon the employees, depositors and customers of FBI, the reputation and business practices of the offeror, the value of securities which the offer is offering, and any antitrust or other legal or regulatory issues that exist. Moreover, the Board may reject the offer and is allowed to advise shareholders not to accept the offer, to engage in litigation against the offer, to file complaints with regulatory authorities, to acquire the offeror's securities, to acquire a company to create an antitrust or regulatory problem for the offeror, or to solicit a more favorable offer for another individual or entity. USB's Articles of Incorporation contain no such provisions.

Preemptive Rights

     The holders of FBI Common Stock have no preemptive rights to acquire any additional shares of FBI Common Stock.

     The holders of USB Common Stock have preemptive rights as provided under the ABCA; however, the Merger Agreement provides that USB's Articles of Incorporation will be amended to deny preemptive rights to holders of USB Common Stock at the Effective Time.

Proxy Requirements

     USB's Bylaws require that any Proxy must be filed with the secretary of the Corporation before or at the time of the meeting. FBI's Bylaws contain no such requirement.

           FBI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and financial information are presented to aid in an understanding of the current financial position and results of operations of FBI and should be read in conjunction with the Audited Financial Statements and Notes thereto included herein. FBI is the parent holding company of First Bank and Acceptance, and owns 50% of the capital stock of FBS, and it has no operations of consequence other than the ownership of its subsidiaries. The emphasis of this discussion will be on the years 1995, 1994 and 1993.

     At September 30, 1996, FBI had consolidated assets of approximately $192.88 million and operated six banking locations in Clarke and Bibb Counties, Alabama. FBI's primary business is banking; therefore, loans and investments are the principal source of income.

     This discussion contains certain forward looking statements with respect to the financial condition, results of operation and business of FBI and First Bank related to, among other things:

     (a) trends or uncertainties which will impact future operating results, liquidity and capital resources, and the relationship between those trends or uncertainties and nonperforming loans and other loans;

     (b) the effect of the market's perception of future inflation and real returns and the monetary policies of the Federal Reserve Board on short and long term interest rates; and

     (c) the effect of interest rate changes on liquidity and interest rate sensitivity management.

These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:

     (d) periods of lower interest rates accelerate the rate at which the underlying obligations of mortgage-backed securities and collateralized mortgage obligations are prepaid, thereby affecting the yield on such securities held by First Bank;

     (e)  difficulty integrating the operations of USB and FBI; and

     (f) general economic conditions, either nationally or in Alabama, are less favorable than expected.


                             FINANCIAL CONDITION

Average Assets and Liabilities

     From 1991 to 1994 FBI's average assets grew $27.05 million or 28.05%. From 1994 to 1995 average assets increased $47.95 million or 38.82%.

     During the period 1991 to 1995 average loans increased $65.49 million. At the close of business February 17, 1995, FBI purchased from the Peoples Bank in Bibb County, Alabama, assets totaling approximately $48.43 million and assumed deposit liabilities of approximately $46.85 million. During the same period average interest bearing deposits grew $55.77 million, while non-interest bearing deposits increased by $8.93 million. FBI carried no foreign loans or deposits in any period discussed.

     Average Investment Securities increased by $1.28 million or 3.57% during the period 1991 to 1995. Loans and deposits increased significantly during this same period because emphasis was placed on growth in these areas. Average Investment Securities were maintained at a constant level during this period to achieve loan growth.


Distribution of Average Assets, Liabilities and Shareholders' Equity
(In Thousands)


                                                  1995         1994         1993         1992         1991
Average Assets:
     Cash and non-interest bearing deposits     $  5,504     $  2,972     $  3,846     $  2,646     $  4,167
     Interest bearing deposits                     1,064        2,303          201          201          148
     Federal funds sold                            4,265        2,796        3,473        1,250        4,053
     Investment securities                        36,985       30,080       41,779       46,943       35,709
     Loans, net(1)                               113,550       78,511       65,070       56,098       48,058
     Premises and equipment, net                   2,061        1,763        1,797        1,541        1,143
     Other assets                                  8,033        5,088        4,441        3,331        3,182

          Average Total Assets                  $171,462     $123,513     $120,607     $112,010     $ 96,460

Average Liabilities and Shareholder's Equity:
     Non-interest bearing demand deposits       $ 18,032     $ 11,395     $ 10,387     $  9,198     $  9,106
     Interest bearing demand deposits             37,631       31,290       28,746       26,262       21,090
     Savings deposits                             13,545        9,736        8,729        7,755        6,787
     Time deposits                                80,210       52,243       51,927       49,930       47,741

          Total Deposits                         149,418      104,664       99,789       93,145       84,724

     Other liabilities                             7,437        5,788        8,976        9,150        3,730
     Shareholders' equity                         14,607       13,061       11,842        9,715        8,006

     Average Total Liabilities and
          Shareholders' Equity                  $171,462     $123,513     $120,607     $112,010     $ 96,460


(1) FBI carried no foreign loans or deposits in any of the periods shown.


Loans

     Net loans at December 31, 1995, were $126.11 million, an increase from $81.74 million at December 31, 1994. Of the $44.37 million increase, $30.54 million is a direct result of the acquisition of Peoples Bank described above. At December 31, 1995, commercial, financial and agricultural loans represented 14.86% of total loans, real estate-mortgage and construction loans represented 64.36%, and consumer loans represented 20.33% of total loans.

     For asset and liability management purposes, the outstanding loans in the categories of commercial, financial and agricultural, real estate-construction and real estate-mortgage, $70.09 million or 68.79% mature within one year or may be repriced within one year due to a variable rate arrangement.

     The table below shows the classification of loans by major category at December 31, 1995 and 1994. The second table depicts maturities of selected loan categories for loans maturing after one year.


Distribution of Loans by Category
(In Thousands)


                                                December 31,
                                             1995         1994
                                           --------     --------
Commercial, financial and agricultural     $ 18,984     $ 16,859
Real estate - construction                    2,085          453
Real estate - mortgage                       80,809       49,404
Consumer                                     25,920       16,155
                                           --------     --------
Total Loans                                 127,798       82,871
Allowance for loan losses                     1,689        1,132
                                           --------     --------
     Net Loans                             $126,109     $ 81,739



Selected Loans by Type and Maturity
(In Thousands)


                                                               December 31, 1995
                                           -------------------------------------------------
                                                                   Maturing
                                           -------------------------------------------------
                                                        After One
                                            Within      But Within        After
                                           One Year     Five Years     Five Years     Total
                                           --------     ----------     ----------   --------
Commercial, financial and agricultural     $ 13,858      $  5,126           -0-     $ 18,984
Real estate - construction                    2,085           -0-           -0-        2,085
Real estate - mortgage                       54,142        25,051         1,616       80,809
     Total                                   70,085        30,177         1,616      101,878


     FBI's rollover/renewal policy consists of a reevaluation of maturing loans to determine whether such loans will be renewed (or rolled over) and, if so, at what amount, rate and maturity.

Investment Securities

     Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that only debt securities as to which FBI has the positive intent and ability to hold to maturity be classified as to be held-to-maturity and reported at amortized cost; all other debt securities are reported at fair value. SFAS No. 115 further requires that unrealized gains and losses on securities classified as trading account assets be recognized in current operations. Securities not classified as to be held-to-maturity or trading are classified as available-for-sale and the related unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized. FBI adopted SFAS No. 115 effective January 1, 1994, which resulted in a $477,316 net unrealized loss at December 31, 1994, and a net unrealized gain of $170,605 at December 31, 1995, which is shown as a separate component of shareholders equity.

     Investment securities not classified as available-for-sale or trading are carried at cost, adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted to operations using the level yield method, adjusted to prepayments as applicable. Management has the intent and FBI has the ability to hold these assets as long-term investments until their estimated maturities.

     Securities within the available-for-sale portfolio may be used as part of FBI's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or similar economic factors. The specific identification method is used to compute gains or losses on the sale of these assets.

     The maturities and weighted average yields of investment securities and securities held for sale at December31, 1995, are presented in the following table using the average stated contractual maturities. The average stated contractual maturities may differ from the average expected life because borrowers may have the right to call or prepay obligations. Taxable equivalent adjustments, using a 34 percent tax rate, have been made when calculating yields on tax-exempt obligations. For purposes of the following table, securities available for sale are shown at amortized cost.


Maturity Distribution of Investment Securities
(Dollars in Thousands)


                                                                     December 31, 1995 Maturity
                                ---------------------------------------------------------------------------------------------
                                   Within one         Within five         Within ten          After ten
                                      year               years               years              years               Total
                                ---------------     ---------------     ---------------    ---------------     ---------------
                                Amount    Yield     Amount    Yield     Amount    Yield    Amount    Yield     Amount    Yield
                                ------    -----     ------    -----     ------    -----    ------    -----     ------    -----
Securities held to maturity:
     Obligations of states and
     political subdivisions     $ 343     7.98%     $ 309     7.70%     $   -0-    0.00%     $  67    9.71%     $  719    8.02%
Total securities held to
     maturity                     343     7.98%       309     7.70%         -0-    0.00%        67    9.71%        719    8.02%

Securities available for sale:
     U.S. Treasury Securities   2,503     6.07%       -0-     0.00%         -0-    0.00%       -0-    0.00%      2,503    6.07%
     U.S. Government Agencies     251     7.41%    3,429      6.12%         -0-    0.00%       -0-    0.00%      3,680    6.21%
     State and political
        subdivisions              826     9.06%    2,978      9.89%       3,108   10.12%     5,273    9.78%     12,185    9.80%
     Mortgage backed
        securities                -0-     0.00%       88      5.18%         398    8.58%    11,465    6.38%     11,951    6.44%
     Other investments          1,096     6.32%      -0-      0.00%         -0-    0.00%       -0-    0.00%      1,096    6.32%

Total securities available
     for sale                   4,676     6.73%    6,495      7.74%       3,506    9.95%    16,738    7.45%     31,415    7.69%



Investment Securities and Investment Securities Available for Sale
(Dollars in Thousands)


                                                           December 31,
                                         ---------------------------------------------
                                                  1995                     1994
                                         --------------------     --------------------
                                         Amortized     Market     Amortized     Market
                                           Cost        Value        Cost        Value
                                         ---------     ------     ---------     ------
Investment securities held to maturity:
     State and political subdivisions     $  719       $  719      $  268       $  268

Investment securities available for sale:
     U.S. Treasury Securities              2,503        2,507         997          997
     U.S. Government Agencies              3,680        3,670       1,484        1,405
     State and political subdivisions     12,185       12,803      11,707       11,324
     Mortgage backed securities           11,951       11,697      10,312       10,112
     Other investments                     1,096        1,052       1,225        1,145
          Total available for sale        31,415       31,729      25,725       24,983


Trading Activity

     FBI maintained a trading account from 1992 to 1995, during which time there was very limited trading volume. Securities carried in a trading account are carried at the lower of cost or market value. Fluctuations in market value result in unrealized gains and losses which are reflected as gains or losses on Trading Securities on the Income Statement. The trading account produced a loss of $13,198 in 1992, a gain of $57,313 in 1993, a loss of $1,473,145 in 1994 and a gain of $280,303 in 1995. The unrealized loss in 1994 was attributable to one security which was purchased in 1993 and ultimately sold in 1995. This loss in 1994 was due to the volatile interest rate environment during 1994 and was the primary reason that First Bank experienced a much lower level of net income in 1994 than in 1995 or 1993.

Deposits and Short-Term Borrowings

     Between 1993 and 1995, FBI experienced growth in each category of deposits as shown in the table below. Average non-interest bearing demand deposits increase by $7.65 million or 73.6% from 1993 to 1995. Average interest bearing demand deposits increased $8.89 million or 30.91%, average saving deposits increased $4.82 million, or 55.17%, and average time deposits increased $28.28 million or 54.5% during the same period. Much of the deposit growth occurred from 1994 to 1995 and was primarily the result of the acquisition of two offices of another bank purchased in Bibb County with approximately $42.89 million in average deposits. If the acquisition had not occurred, average deposits would have increased by approximately $6.74 million, or 6.75% from 1993 to 1995.

     FBI has maintained a stable base of non-interest bearing demand deposits despite consumer trends toward interest bearing deposits. In 1993, the average balance of non-interest bearing demand deposits was 10.4% of total average deposits and by 1995 this ratio had increased to 12.1%.


Average Deposits
(Dollars in Millions)


                                                                 Average for the Year
                                        ----------------------------------------------------------------------
                                                  1995                    1994                    1993
                                        ---------------------    ---------------------   ---------------------
                                          Average     Average      Average     Average     Average     Average
                                          Amount        Rate       Amount       Rate       Amount       Rate
                                        Outstanding     Paid     Outstanding    Paid     Outstanding    Paid
                                        -----------   -------    -----------   -------   -----------   -------
Non-interest bearing demand deposits     $ 18,032       --        $ 11,395       --       $ 10,387       --
Interest bearing demand deposits           37,631      2.84%        31,290      2.85%       28,746      2.88%
Savings deposits                           13,545      2.98%         9,736      2.97%        8,729      3.07%
Time deposits                              80,210      5.47%        52,243      4.32%       51,927      4.42%
     Total average deposits               149,418      3.92%       104,664     3.29%        99,789      3.40%


     The following table reflects maturities of time deposits of
$100,000 or more at December 31, 1995.   Time deposits include both
certificates of deposit and time deposit open accounts. Deposits of $21 million in this category represented 13.3% of total deposits at year-end 1995. Management does not actively pursue these deposits as a means to fund interest earning assets, and as a result, rates paid on these deposits differ only by an average of 16 basis points from rates paid on smaller denomination certificates of deposit.



Maturities of Time Deposits of $100,000 or More
(In Millions)


                                             At December 31, 1995
                             -------------------------------------------------
                             Under                            Over
                               3         3-6        3-12        12
                             Months     Months     Months     Months     Total
                             ------     ------     ------     ------    ------
                            *9,170      2,662      4,331      4,848     21,011


* Maturities under 3 months include $3.062 million in open time deposits greater than $100,000.



Short Term Borrowings

     At December 31, 1995, short term borrowings consisted of securities sold under repurchase agreement of $39,565 and an advance from the Federal Home Loan Bank of Atlanta of $438,596, which is secured by Federal Home Loan Bank stock and a blanket floating lien on certain first mortgage loans in First Bank's loan portfolio. The interest rate is fixed at 6.40% and interest payments are due monthly. Principal payments of $8,771.93 are due quarterly. A $17 million line of credit is also available from the Federal Home Loan Bank.

Long Term Debt

     Long term debt consisted of a promissory note in the amount of $3.38 million as of December 31, 1995. The interest rate on this note floats with prime minus 10 basis points. Interest on the note is due quarterly, and principal is to be repaid in annual installments of $375,500. The debt originated in 1988 to finance the acquisition of Jackson Bank and Trust and was refinanced in 1995 when an additional $2.7 million was borrowed to finance the acquisition of the two Bibb County branches discussed previously.

Asset/Liability Management

     Effective asset/liability management requires an analysis of liquidity and interest rate risk factors. Decisions relating to the structure of the balance sheet are made after management considers the impact on current and future liquidity needs as well as the effect on the interest rate sensitivity gap.

Liquidity

     Liquidity represents the ability of a bank to meet loan commitments as well as deposit withdrawals. Liquidity is derived from both the asset side and liability side of the balance sheet. On the asset side, liquidity is provided by marketable securities available for sale, maturing loans, federal funds sold and cash and cash equivalents. On the liability side, liquidity is provided by a stable base of core deposits. In addition to the lines of credit described above under Short Term Borrowings, FBI has a federal funds line of credit with other correspondent banks totalling $12 million.

Interest Rate Sensitivity

     By monitoring FBI's interest rate sensitivity, management attempts to maintain a desired balance between the growth of net interest revenue and the risks that might result from significant changes in interest rates in the market. One tool for measurement of this risk is gap analysis, whereby the repricing of assets and liabilities are matched across certain time frames. The interest sensitivity analysis presented in the table below is based on this type of gap analysis, which assumes that rates earned on interest earning assets and rates paid on interest bearing liabilities will move simultaneously in the same direction and to the same extent. However, the rates associated with these assets and liabilities actually change at different times and in varying amounts. Management must consider various interest rate scenarios in order to make the decisions which will maximize net interest revenue and maintain the desired range of interest rate risk.

     The Interest Sensitivity Analysis table below shows a cumulative one year net asset sensitive position of $9.58 million at December 31, 1995. This positive gap position implies that in a rising rate environment FBI would experience a widening of its net interest revenue as interest rates paid on liabilities would increase slower than rates earned on interest earning assets. Conversely, the table would indicate that in a falling rate environment, FBI would experience a narrowing of the net interest margin. However, included in the $56.11 million of rate sensitive liabilities are $17.60 million in savings, NOW and money market accounts which, in management's opinion and based on experience, would not reprice in the same proportions as rate sensitive assets. For example, in the event that interest rates in the economy rise substantially over a short period of time, management would not expect a corresponding increase in rates paid on savings deposits. Thus, the impact of the positive gap on FBI's net interest margin would be greater than the table might indicate.


Interest Rate Sensitivity Analysis


                                                                      At December 31, 1995
                                             ------------------------------------------------------------------
                                                                    (In Thousands of Dollars)
                                                                                          Over 5 Years
                                                                                          & Non Rate
                                              0-3 months     4-12 months    1-5 years     Sensitive      Total
                                              ----------     -----------    ---------     -----------   --------
Earning Assets
     Loans                                      $46,336        $37,158       $43,256       $ 1,048      $127,798
     Less reserve for loan loss                     -0-            -0-           -0-         1,689         1,689
     Net loans                                   46,336         37,158        43,256          (641)      126,109
     Investment securities
          available for sale                     10,948          3,091         5,118        12,572        31,729
     Investment securities
          held to maturity                           17             65           158           479           719
     Interest bearing due from banks                 93            -0-           -0-           -0-            93
     Federal funds sold                           1,640            -0-           -0-           -0-         1,640
     Other interest bearing assets                  -0-          1,213           -0-           -0-         1,213
          Total earning assets                   59,034         41,527        48,532        12,410       161,503

Interest Bearing Liabilities
     Now & savings accounts                         -0-         14,230        33,190           -0-        47,510
     Money market                                 1,139          3,378         2,222           -0-         6,739
     Certificates of deposit                     27,243         38,416        16,503           -0-        82,162
     Other time deposits                          3,062            -0-           -0-           -0-         3,062
     Total interest earning deposits             31,444         56,114        51,915           -0-       139,473
     Borrowings                                   3,420            -0-           -0-           654         4,074
          Total interest bearing liabilities     34,864         56,114        51,915           654       143,547

Interest Sensitive Gap                           24,170        (14,587)       (3,383)       11,756           -0-

Cumulative Interest-Sensitive Gap                24,170          9,583         6,200        17,956           -0-


Capital Resources

     Shareholders' equity increased $689,140 from December 31,
1993, to December 31, 1994. At year-end 1995 shareholder's equity increased to $16.56 million from $12.88 million at year-end 1994.

     The Federal Reserve and the FDIC require that bank holding companies and banks have a minimum of Tier I capital equal to not less than 4% of risk adjusted assets and total capital equal to not less than 8% of risk adjusted assets. Tier I capital consists of common shareholders' equity. Tier II capital includes reserves for loan losses up to 1.25% of risk adjusted assets. Tier I capital was $12.49 million at December 31, 1995, and total (Tier I plus Tier II) capital was $14.06 million at December 31, 1995. Tier I and total capital ratios were 9.90% and 11.55%, respectively at December 31, 1995. Both ratios were above the regulatory minimums.


Risk-Based Capital
(Dollars in Thousands)


                                                          December 31,
                                              -----------------------------------
                                                1995         1994         1993
                                              --------     --------     ---------
Tier I capital--
     Realized common shareholders' equity     $ 12,485     $ 11,965     $ 10,777
Tier II capital--
     Allowable portion of the allowance for
          loan losses                            1,577        1,067        1,010

Risk-adjusted assets                           126,135       85,507       80,774
Average assets                                 179,659      121,174      119,973

Risk-adjusted capital ratios:
     Tier I capital                               9.90%       13.99%       13.34%
     Total capital (Tier I and Tier II)          11.55%       15.24%       14.59%

Minimum risk-based capital guidelines
     Tier I capital                               4.00%        4.00%        4.00%
     Total capital (Tier I and Tier II)           8.00%        8.00%        8.00%

Tier I leverage ratio                             6.95%        9.87%        8.98%


                      RESULTS OF OPERATIONS

Net Interest Revenue

     Net interest revenue, the difference between the rates earned on assets and the rates paid on liabilities, is the largest component of a bank's earnings. Net interest income increased by $2.47 million, or 43.75%, in 1995 compared to a 10.03% increase in 1994. Volume, rate and yield changes contributed to the growth in net interest income. Average interest-earning assets increased by $42.72 million, or 37.21%, in 1995. This increase in interest-earning assets is partly offset by the volume increase of $39.4 million, or 39.95%, in average interest-bearing liabilities. Average interest-earning assets outgained average interest-bearing liabilities by $3.3 million. Most of the volume increase is the result of the acquisition of two banking offices in Bibb County.

     While the average volume of the interest-bearing liabilities increased 39.94% in 1995, the average rate of interest paid increased from 3.73% in 1994 to 4.56% in 1995, an increase of 83 basis points. Average interest-earning assets increased 37.21% in 1995, while the average yield increased from 8.12% in 1994 to 9.15% in 1995, an increase of 103 basis points. Net yield on average interest-earning assets, however, increased only 15 basis points.

     The percentage of earning assets funded by interest-bearing liabilities also affects FBI's net interest revenue. FBI's earning assets are funded by interest-bearing liabilities, non interest-bearing demand deposits and shareholders' equity. The net return on earning assets funded by non interest-bearing demand deposits and shareholders equity exceeds the net return on earning assets funded by interest bearing liabilities. FBI maintains a relatively consistent percentage of earning assets that are funded by non interest-bearing liabilities. In 1995, 11.94% of FBI's average earning assets were funded by non interest-bearing liabilities as opposed to 10.28% in 1994 and 10.32% in 1993. The earning assets funded by non interest-bearing liabilities had a positive impact on the net interest income.

     Presented below is an analysis of net interest income, weighted average yields on earning assets and weighted average rates paid on interest-bearing liabilities for the past three years. In order to facilitate comparisons, federally tax-exempt interest on obligations of state and local governments and on industrial revenue bonds has been reflected on a fully taxable equivalent basis, assuming a tax rate of 34%.


Net Interest Revenue
(Dollars in Thousands)


                                           1995                                1994                                1993
                           ---------------------------------   ---------------------------------   --------------------------------
                             Average     Average    Interest     Average     Average    Interest     Average     Average    Interest
                             Amount       Rate/     Earned/      Amount       Rate/     Earned/      Amount       Rate/     Earned/
                           Outstanding    Yield      Paid      Outstanding    Yield      Paid      Outstanding    Yield      Paid
                           -----------   -------    --------   -----------   -------    --------   -----------   -------    --------

Interest earning assets
  Taxable securities       $ 23,355      6.75%      $ 1,576      $ 16,402     6.41%     $1,052      $ 27,924      6.30%     $1,758
  Non-taxable securities     13,630      5.99%          817        13,678     5.74%        785        13,855      6.19%        858
                           --------                 -------      --------               ------      --------                ------
  Total securities           36,985      6.47%        2,393        30,080     6.11%      1,837        41,779      6.26%      2,616
  Loans(1)                  115,190     10.15%       11,692        79,608     9.12%      7,261        65,987      9.27%      6,120
  Cash balances in other
    banks                     1,064      5.92%           63         2,303     4.60%        106           201      9.45%         19
  Federal funds sold          4,265      6.00%          256         2,796     3.97%        111         3,473      2.65%         92
                           --------                 -------      --------               ------      --------                ------
  Total interest earning
    assets                  157,504      9.15%       14,404       114,787     8.12%      9,315       111,440      7.94%      8,847
  Non-interest earning
  assets:
    Cash and due from banks   5,504                                 2,972                              3,846
    Premises and equipment,
      net                     2,061                                 1,763                              1,797
    Other assets              8,033                                 5,088                              4,441
    Allowance for possible
      loan losses            (1,640)                               (1,097)                              (917)
                           --------                              --------                           --------
    Total                  $171,462                              $123,513                           $120,607
                           --------                              --------                           --------
                           --------                              --------                           --------

Interest bearing liabilities
  Interest bearing demand
    and savings deposits   $ 51,176      2.88%        1,473      $ 41,026     2.88%      1,181      $ 37,475     2.93%      1,098
  Time deposits              80,210      5.47%        4,389        52,243     4.32%      2,259        51,927     4.42%      2,297
                           --------                 -------      --------               ------      --------               ------
                            131,386      4.46%        5,862        93,269     3.69%      3,440        89,402     3.80%      3,395

  Other short-term
    borrowings                2,871      4.63%          133         3,274     3.85%        126         5,579     3.71%        207
  Long-term debt              3,790      7.94%          301         2,104     5.18%        109         2,281     5.22%        119
                           --------                 -------      --------               ------      --------               ------
  Total interest bearing
    liabilities             138,047      4.56%        6,296        98,647     3.73%      3,675        97,262     3.83%      3,721

Non-interest bearing
liabilities
  Demand deposits            18,032                                11,395                             10,387
  Other                         776                                   410                              1,116
                           --------                              --------                           --------
Total non-interest
  bearing liabilities        18,808                                11,805                             11,503

Shareholders' equity         14,607                                13,061                             11,842
                           --------                              --------                           --------
Total                      $171,462                              $123,513                           $120,607
                           --------                              --------                           --------
                           --------                              --------                           --------

Net Interest Revenue                     5.15%        8,108                   4.91%      5,640                    4.60%      5,126
                                         ----                                 ----                                ----
                                         ----                                 ----                                ----

Net yield on interest earning assets
Tax equivalent adjustment                               421                                404                                 442
                                                     ------                             ------                              ------
Net yield on interest earning assets
  (tax equivalent)                       5.42%       $8,529                   5.27%     $6,044                    5.00%     $5,568
                                         ----        ------                   ----      ------                    ----      ------
                                         ----        ------                   ----      ------                    ----      ------

     (1) Loans classified as non-accruing are included in the average volume classification. Loan fees for all years shown are included in the interest amounts for loans.



Analysis of Interest Increases (Decreases)
(In Thousands)


                                                1995 Compared to 1994        1994 Compared to 1993
                                              --------------------------   --------------------------
                                                  Increase(Decrease)           Increase(Decrease)
                                                 Due to Change in (1)         Due to Change in (1)
                                              --------------------------   --------------------------
                                                        Average                      Average
                                              Volume     Rate      Net     Volume     Rate      Net
                                              ------    -------   ------   ------    -------   ------
Interest Earned On:
  Loans                                       $3,537    $  894    $4,431   $1,296    $(155)    $1,141
  Taxable investments                            466        58       524     (737)      31       (706)
  Non-taxable investments                         (3)       35        32      (11)     (62)       (73)
  Federal funds and cash balances
    in other banks                                10        92       102       52       54        106

     Total Interest -- Earning Assets          4,010     1,079     5,089      600     (132)       468

Interest Expense On:
  Demand and savings deposits                    292       -0-       292      102      (19)        83
  Time deposits                                1,422       708     2,130       14      (52)       (38)
  Other liabilities                               65       134       199     (107)      16        (91)

     Total Interest -- Bearing Liabilities     1,779       842     2,621        9      (55)       (46)

Interest in Net Interest Income                2,231       237     2,468      591      (77)       514


(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the change in each.


Provision and Allowance for Loan Losses

     Throughout the year management estimates the likely level of future losses to determine whether the allowance for loan losses is adequate to absorb losses in the existing portfolio. The allowance for loan losses is a valuation allowance which quantifies this estimate. Management's judgment as to the amount of anticipated losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets due to economic, operating or other conditions beyond FBI's control.

     While it is possible that in particular periods FBI may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb estimated losses which may exist in the current loan portfolio.

     Management reviews the loan portfolio and determines the adequacy of the allowance at each month end. Appropriate adjustments to the allowance are made through the provision for loan losses.

     The table below sets forth certain information with respect to FBI's average loans, allowance for loan losses, charge-offs and recoveries for the five years ended December 31, 1995.


Summary of Loan Loss Experience
(Dollars in Thousands)


                                                           Year Ended December 31,
                                           ----------------------------------------------------------
                                              1995           1994        1993        1992        1991
                                           -----------     -------     -------     -------     -------
Allowance for loan losses-
     balance at beginning of period        $  1,707(1)     $ 1,042     $   826     $   680     $   536

Charge-offs:
     Commercial, financial and agricultural     149            -0-          40          22         -0-
     Real estate - construction                 -0-            -0-         -0-         -0-         -0-
     Real estate - mortgage                       6              5          46           6          20
     Consumer                                   154            119          97          70          68

Total charge-offs                               309            124         183          98          88

Recoveries:
     Commercial, financial and agricultural       2            -0-          33           4           7
     Real estate - construction                 -0-            -0-         -0-         -0-         -0-
     Real estate - mortgage                       5            -0-         -0-           1           3
     Consumer                                    29             19          31          28          24

Total recoveries                                 36             19          64          33          34

Net charge-offs (recoveries)                    273            105         119          65          54

Addition to allowance charged to
     operating expense                          255            195         335         211         198

Allowance for loan losses-
     balance at end of period                 1,689          1,132       1,042         826         680

Loans at end of period, net of
     unearned income                        127,797         82,870      75,475      59,930      53,767
Ratio of ending allowance to ending loans      1.32%          1.37%       1.38%       1.38%       1.26%
Average loans, net of unearned income       115,190         79,608      65,987      56,845      48,666
Ratio of net charge-offs to average loans       .24%           .13%        .18%        .11%        .11%


(1) $575,000 allowance for loan losses acquired in branch acquisitions.


     At year-end 1995 the allowance was $1.69 million as compared to $1.13 million at year-end 1994 and $1.04 million at year-end 1993. The allowance at year-end 1995 to ending loans was 1.32%, and this ratio has been consistent from year to year since 1991. The allowance was considered adequate at December 31, 1995.

     FBI experienced net charge-offs of $118,592 in 1993, $105,416 in 1994, and $273,440 in 1995. Management currently anticipates that 1996 total charge-offs for all categories, as a percent of average loans in these categories, will be slightly higher than 1995. Management also anticipates that recoveries in the consumer category will be approximately $46,000 higher than in 1995. The ratio of net charge-offs to average loans for 1996 is estimated to be .35% compared to .24% for 1995.

                      NON-PERFORMING ASSETS

     Non-performing assets are loans on a non-accrual basis, accruing loans 90 days or more past due, renegotiated loans and other real-estate owned. FBI's accruing loans 90 days or more past due from the years 1993, 1994 and 1995 were approximately $263,000, $533,000 and $1.24 million, respectively. Three large lines of credit totalling $901,453 accounted for 73% of the $1.24 million delinquent at year-end 1995. All have been collected or brought current except for one loan in the amount of $544,986. Non-accrual loans totalled approximately $454,000 in 1993, $301,000 in 1994 and none in 1995, while Other Real Estate was none in 1993, $374,226 in 1994, and $63,182 in 1995. Total non-performing assets increased to $1.32 million in 1995 from $1.21 million in 1994, for a total increase of $110,000.

     In accordance with regulatory standards, loans are classified as non-accrual when the collection of principal or interest is 90 days or more past due or when, in management's judgment, such principal or interest will not be collectible in the ordinary course of business, unless in the opinion of management the loan is both adequately secured and in the process of collection.

     FBI has identified loans totalling approximately $1.60 million or 1.24% of the loan portfolio at December 31, 1995 through the Bank's internal loan evaluation program in which some concerns exists about the borrowers ability to comply with present repayment terms. These loans are not included as non-performing assets and are categorized as "watch" for internal evaluation purposes only. These credits, however, were considered in determining the adequacy of the allowance for possible loan losses and, while current, are regularly monitored for changes with a particular industry or general economic trends which could cause the borrowers severe financial difficulties. Management does not expect a significant loss in any of these loans.

Non-Interest Revenue

     Total non-interest revenue grew 53.72% from 1993 to 1995.
Increases in service charges account for some of this increase;
however, the acquisition of the Bibb County branches is responsible for most of the increase from 1994 to 1995.


(In Thousands)


                                            Year Ended December 31,
                                          --------------------------
                                           1995       1994      1993
                                          ------     ------     ----
Service charges on deposit accounts       $  922     $  608     $617
Other revenue                                523        601      323
                                          ------     ------     ----
     Total                                $1,445     $1,209     $940


Non-Interest Expense

     Total non-interest expense increased $2.42 million, or 74.32%, from 1993 to 1995. Salary and employee benefits grew $983,000, or 56.72%, for the period 1993 to 1995. The increase occurred in 1995 due to the previously discussed acquisition of the Bibb County branches. The increase in other non-interest expense from 1993 to 1994 of $1.93 million was the result of a $1.47 million unrealized loss in the trading account. Other non-interest expense decreased $577,000 from 1994 to 1995; however, it shows an increase of $1.35 million over 1993. Included in 1995 is $315,500 paid to settle all pending lawsuits. This amount includes related attorneys' fees. The other increase is due to the purchase of the two Bibb County branches, amortization of goodwill in the amount of $158,960, and amortization of acquisition costs of $40,473.


(In Thousands)


                                                     Year Ended December 31,
                                                  ----------------------------
                                                   1995       1994       1993
                                                  ------     ------     ------
Salaries                                          $2,142     $1,326     $1,365
Pension and other employee benefits                  574        327        368
Net occupancy expenses                               259        239        212
Furniture and equipment expenses                     267        224        228
Other expenses                                     2,427      3,004      1,079
                                                  ------     ------     ------
     Total                                        $5,669     $5,120     $3,252


Income Taxes, Inflation and Other Issues

     Income tax expense was $793,364 in 1995 compared to $206,591 and $689,647 respectively in 1994 and 1993. Income tax expense was significantly lower in 1994 due primarily to the previously discussed loss in the trading account.

     Because FBI's assets and liabilities are essentially monetary in nature, the effect of inflation on FBI's assets differs greatly from that of most commercial and industrial companies. Inflation can have an impact on the growth of total assets in the banking industry and the resulting need to increase capital at higher than normal rates in order to maintain an appropriate equity to assets ratio. Inflation also can have a significant effect on other expenses, which tend to rise during periods of general inflation. Management believes, however, that FBI's financial results are influenced more by its ability to react to changes in interest rates than by inflation.

     Except as discussed in this Management's Discussion and Analysis, management is not aware of trends, events or uncertainties that will have or that are reasonably likely to have a material effect on liquidity, capital resources or operations.
Management is not aware of any current recommendations by regulatory authorities which, if they were implemented, would have such an effect.


                   FBI FIRST NINE MONTHS 1996

Comparing the nine months ended September 30, 1996, to the nine months ended September 30, 1995.

     Net income increased $237,000, or 11.91%, increasing net income per share to 9.28 from 8.40. The improvement is due primarily to increased net interest income. Net interest income increased $1,124,000, or 19.25%, compared to the first nine months of 1995.

     Total interest income increased $1,804,000, or 17.34%, compared to the first nine months of 1995. This increase is due to the growth in loans. Total interest-earning assets increased by $4,624,000, or 2.74%, while interest-bearing liabilities increased $6,144,000, or 4.13%, compared to the first nine months of 1995. Borrowed funds increased $2,683,000 compared to the September 1995 volume.

     Total interest expense increased $680,000, or 14.90%, in the first nine months of 1996 compared to the same period in 1995. Interest expense on deposits grew $556,000, or 13.02%, due to growth in the volume of interest-bearing deposits. The increase in borrowed funds of $2,683,000 accounted for the remainder of the increase in interest expense, $240,000 in 1995 compared to $397,000 in 1996.

     Total net non-interest expense (non-interest expense less non-interest income) increased $700,000, or 24.73%. Non-interest expense increased $672,000, or 17.17%. Salary and employee benefits increased $547,000. A significant portion of this increase in employee costs is associated with employees of Acceptance; fifteen employees have been added to staff the six offices of Acceptance. The other increase in employee cost is the result of increased cost of health insurance, cost of living increases, and the addition of several new employees. Non-interest income increased only $14,000 compared to September 1995 levels. Service charges and other fees increased $270,000, or 36.05%, due primarily to increases in volumes. Other non-interest income decreased $256,000, or 65.31%, due to the decrease in gains on trading accounts which declined from $280,000 in 1995 to none in 1996.

     Net-operating income (income excluding taxes and securities transactions) increased $283,000, or 9.95%, at the end of September 1996 compared to the same period in 1995, due primarily to increased net interest income.

Comparing the Nine Months Ended September 30, 1996, to the Year
Ended December 31, 1995.

     Total assets increased $13,227,000, or 7.36%, to $192,879,000.
Net loans increased $10,708,000, or 8.38%, to $138,505,000, while investment securities increased $4,094,000, or 12.62%, to $36,541,000. See the discussion of Acceptance below for its impact on loan growth for the period. Deposits increased by $4,297,000, or 2.72%, to $162,163,000 in the first nine months of 1996.

     Other borrowings increased $6,897,000, or 171.54%, for a total of $11,060,000 at September 30, 1996. Federal Funds Purchased increased $2,220,000 and Federal Home Loan Bank Advances increased $4,973,000 to $5,411,000. Principal amount of $5,000,000 at a rate of 5.51% matures February 22, 1999. These funds were used to fund the purchase of Tax Free Municipal Securities. There was no change in Long Term Debt, which was used to finance the acquisition of Jackson Bank and Trust in 1988 and the acquisition of the two Bibb County branches in 1995.

     Undivided Profits increased $1,975,000, or 14.01%, and net unrealized gain on available for sale securities experienced a $447,000 decrease in the first nine months of 1996, which resulted in a stockholders' equity increase of $1,528,000, or 9.22%, to $18,094,000. Net unrealized gain on available for sale securities, which is mandated by FAS 115, was $170,000 at December 31, 1995.
At September 30, 1996, it was a $277,000 loss.

Acceptance Loan Company

     Acceptance Loan Company, a wholly-owned subsidiary of First Bank, was organized in 1995 to make consumer loans. At December 31, 1995, three offices were in operation: Thomasville, Monroeville and Jackson. The impact of Acceptance Loan Company on FBI was not discussed at year-end December 31, 1995, due to the immaterial effect its results of operations had on FBI in 1995. At the present time, three additional offices have been opened:
Centreville, Greenville and Enterprise. The results of operations of Acceptance during the first nine months of 1996 has not had a material effect on the results of operations of FBI. However, Acceptance has generated approximately $6.68 million of loans during the first nine months of 1996, from $1.9 million at December31, 1995 to $8.58 million at September 30, 1996. As a result of this increase in loans, FBI's loan loss reserve has increased by $113,460.

Loan Loss Experience and Non-Performing Assets

     The allowance for loan losses at September 30, 1995, and at September 30, 1996, was, in management's opinion, adequate. Additions to the allowance through the provision are made after an analysis of the portfolio considering past experience, size of the portfolio and current economic conditions. A summary of the activity in the allowance for loan losses for the nine month periods ending September 30, 1996, and September 30, 1995, are presented below:


Summary of Loan Loss Experience
(In Thousands)


                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                      1996       1995
                                                     ------     ------
Allowance for loan losses-
     balance at beginning of period                  $1,689     $1,707(1)

     Total charge-offs                                  417        284

     Total recoveries                                    77         24

     Addition to allowance charged to
         operating expense                              351        178
                                                     ------     ------
Allowance for loan losses-
     balance at end of period                         1,700      1,625


(1)   $575,000 loan loss allowance acquired in branch acquisition
      February 17, 1995.


                          BUSINESS OF FBI

     FBI is a bank holding company registered under the BHCA. Through its bank subsidiary, First Bank, FBI provides community banking services in Southwest Alabama. At September 30, 1996, FBI had total consolidated assets of approximately $192.88 million, total consolidated deposits of approximately $162.16 million, and total consolidated shareholders' equity of approximately $18.09 million.

Bank Activities

     First Bank's business consists of: (i) the acceptance of demand, savings and other time deposits; (ii) the making of loans to individuals, businesses and institutions; (iii) investment of excess funds in U.S. Treasury and agency obligations and state, county and municipal bonds and through the sale of Federal funds; and (iv) other miscellaneous financial services usually handled for customers by commercial banks. FBI offers, through First Bank, commercial lending services, including lines of credit, revolving credits, term loans, real estate loans and other forms of secured financing. First Bank also offers installment and other personal loans, home improvement loans, automobile loans, boat loans and other consumer financing, safe deposit services and mortgage loans. FBI extends credit to its customers located primarily within its market area of Clarke and Bibb Counties, Alabama. Although real estate is taken as collateral on the majority of the loans in its portfolio, real estate is generally a secondary source of repayment after the credit worthiness of the borrower. See "FBI's Management Discussion and Analysis" for a more complete discussion of FBI's business.

Certain Management Information

     Under the rules established by the Commission, FBI is required to provide certain information in regard to each director and executive officer who is or will be a director or executive officer of USB after consummation of the Merger. Nine of the ten directors of FBI will become directors of USB upon consummation of the Merger. The following paragraphs set forth information about each such director, including the capacities in which each will serve after the Merger.

     Mr. Dan Barlow, age 55, is a director of FBI and is Clarke
County President of First Bank.  Mr. Barlow was first employed by
First Bank in 1969, and became a director of FBI in 1972. He will serve as a director of USB after the Merger.

     Mr. John Becton, age 73, is a director of FBI and a former
President and Chief Executive Officer of First Bank. Mr. Becton joined First Bank in 1966, and retired in 1989. He will serve as a director of USB after the Merger.

     Ms. Linda Breedlove, age 53, is a director of FBI and joint owner and co-publisher of The South Alabamian, a weekly newspaper headquartered in Jackson, Alabama. She will serve as a director of USB after the Merger.

     Mr. John C. Gordon, age 39, is a director of FBI and a businessman engaged in the forestry, timberland and investments business. He will serve as a director of USB after the Merger.

     Mr. Fred L. Huggins, age 61, is a director of FBI, is Chairman of the Board and Chief Executive Officer of First Bank, and is retired Judge of Probate, Clarke County, Alabama. He will serve as a director and Vice Chairman of the Board of USB, Chairman of the Board of USB Bank, and Chairman and Chief Executive Officer of Acceptance after the Merger.

     Mr. Ray Sheffield, age 58, is a director of FBI and is President of Deas Insurance, an insurance agency headquartered in Grove Hill, Alabama, and is a retired Sheriff of Clarke County, Alabama. He will serve as a director and as Vice Chairman of the Board of USB after the Merger.

     Mr. Clarence Watters, age 65, is a director of FBI and is the Judge of Probate of Clarke County, Alabama. He will serve as a director of USB after the Merger.

     Mr. Bruce Wilson, age 42, is a director of FBI and an attorney practicing in Grove Hill, Alabama. He will serve as a director of USB after the Merger.

     Mr. Earnest Woodson, age 68, is a director of FBI and a retired partner in Woodson Furniture Company, located in Jackson, Alabama. He will serve as a director of USB after the Merger.

     The table below sets forth a summary of the compensation paid or accrued during 1996 with regard to FBI's current chief executive officer. No executive officer of FBI who will continue as an executive officer of USB after the Merger was paid annual salary and bonuses of as much as $100,000 for any of the last three fiscal years.


                   SUMMARY COMPENSATION TABLE

Annual Compensation


Name and Principal Position     Year     Salary      Bonus     All Other Compensation ($)(1)

Fred L. Huggins, Chairman      1996     $76,539     $12,429             $8,735
and Chief Executive Officer    1995(2)  $58,500     $ 5,607             $9,968


(1) Includes FBI's profit sharing plan and 401-K matching contributions, use of a company automobile and life insurance premiums paid by FBI. FBI has a contributory-trusteed profit-sharing plan for the benefit of employees who qualify as to age and/or length of service. The annual contribution to the profit-sharing plan for each participant consists of a discretionary percentage of First Bank's profit, plus a 401(K) contribution which matches a discretionary percentage of the participant's salary reductions.

(2) Mr. Huggins was a vice president of First Bank before becoming chairman of the board and chief executive officer in 1995. The information in the table for 1995 includes compensation paid or accrued for the full year.


FBI Security Ownership

     The table below sets forth: (i) the name and address of each shareholder known by FBI to be the beneficial owner of more than five percent of the outstanding shares of FBI Common Stock as of the Record Date; (ii) the number of shares so owned; (iii) the percent of the total outstanding shares of FBI Common Stock so owned; (iv) the name of each director of FBI (and all directors and executive officers as a group); (v) the number of shares of FBI Common Stock they beneficially owned as of the Record Date; and
(vi) the percent of the total outstanding shares of FBI Common
Stock so owned.


PRINCIPAL SHAREHOLDERS


Name and Address                                Shares Owned(1)     Percent Owned
----------------                                ---------------     -------------
Inez G. Whisenhunt                                  16,080(2)            6.70%
P. O. Box 157
Grove Hill, Alabama  36451

Vivian H. Gordon                                    12,360(2)            5.15%
P. O. Box 58
Grove Hill, Alabama  36451



DIRECTORS


Name                                            Shares Owned(1)     Percent Owned
----                                            ---------------     -------------
Dan Barlow (Director and Executive Officer)          1,409                  *
John Becton                                          3,400               1.42%
Linda Breedlove                                        600                  *
John C. Gordon                                      11,883(3)            4.90%
Fred L. Huggins (Director and Executive Officer)       600(4)               *
Bobby Leach                                            200                  *
Ray Sheffield                                        3,900(5)            1.63%
Clarence Watters                                     1,800(6)               *
Bruce Wilson                                         1,020                  *
Ernest Woodson                                         900                  *



EXECUTIVE OFFICERS


Name                                            Shares Owned(1)     Percent Owned
----                                            ---------------     -------------
Robert Steen                                           140                  *

TOTAL DIRECTORS AND EXECUTIVE OFFICERS              25,852              10.78%


     * Less than 1 percent.

(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or to dispose or direct the disposition of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)  John C. Gordon, a director of FBI, is the son of Vivian H.
     Gordon and the nephew of Inez G. Whisenhunt, and he may be deemed to have shared voting and dispositive power with respect to these shares under powers of attorney.

(3) Includes 600 shares owned jointly with his spouse and 3,600 shares held by a cousin for whom he is conservator; does not include 16,080 shares owned by Inez G. Whisenhunt or 12,360 shares owned by Vivian H. Gordon. See note (2).

(4)  Includes 400 shares owned jointly with his spouse.

(5)  Includes 3,300 shares owned jointly with his spouse.

(6) Includes 600 shares owned jointly with his spouse and 600 shares owned jointly with his son.


             SUPERVISION, REGULATION, AND EFFECTS OF
                       GOVERNMENTAL POLICY

     Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting USB, FBI and their respective subsidiaries. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of USB, FBI or their respective subsidiaries. Supervision, regulation and examination of banking institutions by the regulatory agencies are intended primarily for the protection of depositors, rather than shareholders.

Bank Holding Company Regulation

     USB and FBI are bank holding companies under the Bank Holding Company Act of 1956 ("BHCA") and are registered with, and subject to supervision by, the Federal Reserve. As bank holding companies, USB and FBI are both required to file periodic reports and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may also examine USB, FBI and each of their respective subsidiaries.

     The BHCA requires prior Federal Reserve approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than five percent of the voting shares of substantially all of the assets of any bank, and for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for authorized subsidiaries. A bank holding company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve has determined by order or regulation to be so closely related to banking or managing or controlling banks as to be properly incident thereto. Such permitted activities include acting as fiduciary or investment or financial advisor, selling or underwriting insurance coverage directly related to extensions of credit, and the leasing of real and personal property.

     Under Federal Reserve policy, USB and FBI are expected to act as a source of financial strength to, and commit resources to support, each of their respective subsidiary banks. This support may be required at times when, absent such Federal Reserve policy, USB and FBI would not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Under the Federal Deposit Insurance Act, as amended ("the FDIA"), insured depository institutions can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger in default." "Default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

     The Federal Reserve has adopted capital adequacy guidelines applicable to bank holding companies (see "Capital Adequacy" below). Federal Reserve policy requires a bank holding company to act as a source of financial strength to each of its bank subsidiaries and to commit resources to support each of its subsidiaries. Such policy also requires a bank holding company to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not otherwise be warranted. As a result, a bank holding company may be required to lend money to its subsidiaries in the form of capital notes or other instruments which qualify as capital for regulatory purposes. In addition, where a bank holding company has more than one subsidiary depository institution, the holding company's other subsidiary depository institutions are responsible under a cross-guarantee for any losses to the FDIC as a result of the failure of a subsidiary depository institution. Often, bank holding companies will obtain the funds to provide such companies' subsidiary banks. However, any loans from the holding company to such subsidiary banks will likely be unsecured and will be subordinated to such banks' depositors and perhaps to other creditors. (See "Recent Legislative and Regulatory Developments" below.)

     The FDIC is authorized to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on USB's and FBI's earnings.

     Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank's regulatory agency.

     The Federal Reserve has the right to prevent the continuance or development of unsafe or unsound banking practices or other violations of law and to take certain remedial action. In particular, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or terminate its ownership or control of any subsidiary, despite prior approval of such activity or such ownership or control, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

     In addition to the impact of regulation, commercial banks generally are affected significantly by the actions of the Federal Reserve in its attempt to control the money supply and credit availability in order to influence the economy.

Bank Regulation

     USB Bank, an Alabama banking corporation, is a wholly owned subsidiary of USB, operating under the Alabama Banking Code. First Bank, an Alabama banking corporation, is a wholly owned subsidiary of FBI, operating under the Alabama Banking Code. USB Bank and First Bank are subject to regulation, supervision and examination by the Superintendent of Banks of the State of Alabama. In addition, deposits of USB Bank and First Bank are insured by the FDIC up to the maximum amount permitted by law, and USB Bank and First Bank are therefore subject to regulation, supervision and examination by the FDIC.

     USB and FBI are legal entities separate and distinct from their respective subsidiary banks. Various legal limitations restrict the subsidiary banks from lending or otherwise supplying funds to USB, FBI or any nonbank subsidiaries of USB or FBI (each an "affiliate"), generally limiting such transactions with the affiliate to 10% of the bank's capital and surplus and limiting all such transactions to 20% of the bank's capital and surplus. Such transactions, including extensions of credit, sales of securities or assets and provision of services, also must be on terms and conditions consistent with safe and sound banking practices, including credit standards, that are substantially the same or at least as favorable to the bank as those prevailing at the time for transactions with unaffiliated companies.

     Federal and state banking laws and regulations govern all areas of the operation of USB's and FBI's respective subsidiary banks, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments should be deemed to constitute an unsafe and unsound practice. The respective primary federal regulators of USB's and FBI's respective subsidiary banks have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the banks from engaging in unsafe or unsound practices.

     Federally insured banks are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

     Banks are also subject to the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

     Dividends from its subsidiary banks constitute the major source of funds for dividends to be paid by USB and FBI. The amount of dividends payable by the subsidiary banks to USB and FBI depends upon the banks' earnings and capital position, and is limited by federal and state laws, regulations and policies. In the case of state non-member bank subsidiaries, such banks are subject to the laws of the states under which such banks are chartered. At September 30, 1996, USB Bank had $7,310,505 of undivided profits legally available for the payment of dividends and First Bank had $4,931,911 of undivided profits available for payment of dividends but subject to restrictions as described below. However, the amount of dividends actually paid during any one period is strongly affected by USB's and FBI's management policy of maintaining strong capital positions in USB's and FBI's respective subsidiary banks. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

     Under Alabama law, a bank must transfer to surplus each year at least 10% of its net earnings until the surplus of the bank is equal to at least 20% of its capital. During this accumulation period, a bank may not pay a dividend in excess of 90% of its net earnings. (As of September 30, 1996, USB Bank and First Bank had each accumulated a surplus equal to at least 20% of capital.) After this accumulation period, banks must obtain prior written approval of the Superintendent of the Alabama State Banking Department if the total of all dividends declared by the bank in any calendar year will exceed the total of the bank's net earnings (as defined by statute) for that year combined with its retained net earnings for the preceding two years, less any required transfers to surplus. Also, no dividends may be paid from surplus without the prior written approval of the superintendent.

     Furthermore, if, in the opinion of the appropriate federal bank regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. In addition, under the FDIA, an insured bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized. Moreover, the Federal Reserve has issued a policy statement that provides that bank holding companies and state member banks should generally only pay dividends out of current operating earnings.

Capital Adequacy

     USB, FBI and their respective subsidiary banks are required to comply with the applicable capital adequacy standards established by the FDIC. Currently, there are two basic measures of capital adequacy: a "risk-based" measure and a "leverage" measure. All applicable capital standards must be satisfied for an institution to be considered in compliance.

     The capital-based prompt correction action provisions of the FDIA and the implementing regulations apply to FDIC-insured depository institutions and are not directly applicable to holding companies that control such institutions. However, the Federal Reserve has indicated that, in regulating bank holding companies, it will take appropriate action at the holding company level based on an assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations. Although the capital categories defined under the prompt corrective action regulations are not directly applicable to USB or FBI under existing law and regulations, if USB or FBI were placed in a capital category, then USB or FBI would qualify as well-capitalized as of September 30, 1996.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum standard for the ratio of capital to risk-weighted assets (including certain off-balance sheet obligations, such as standby letters of credit) is 8%. At least 50% of that capital level must consist of common equity, retained earnings and, within limitations, perpetual preferred stock, less goodwill and certain other intangibles ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of a limited amount of other preferred stock, mandatory convertible securities, subordinated debt and a limited amount of loan loss reserves. The sum of Tier 1 capital and Tier
2 capital is "total risk-based capital." The Federal Reserve and the FDIC have proposed to add an interest rate risk component to their existing risk-based capital requirements.

     In 1992, the Federal Reserve issued an interpretive release with respect to the classification by bank holding companies of certain subordinated debt as Tier 2 capital. Previously issued subordinated debt that does not meet all of the requirements set forth in the release will be considered on a case-by-case basis to determine whether such debt qualifies as Tier 2 capital. The release states that as a general rule, previously issued debt may qualify as Tier 2 capital as long as the non-qualifying provisions of such debt: (i) have been commonly used by banking organizations; (ii) do not provide an unreasonably high degree of protection to the holder in cases not involving bankruptcy or receivership; and (iii) do not effectively allow the holder to stand ahead of the general creditors of the financial institution in cases of bankruptcy or receivership.

     The Federal Reserve and the FDIC also have adopted regulations which supplement the risk-based guidelines to include a minimum leverage ratio of 3% Tier 1 capital to total assets less goodwill (the "leverage ratio"). Such agencies have emphasized that the 3% leverage ratio constitutes a minimum requirement for well-run banking organizations having diversified risk including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and a composite regulatory rating of 1 under the regulatory rating system for banks. Banking organizations experiencing or anticipating significant growth, as well as those organizations which do not satisfy the criteria described above, will be required to maintain a minimum leverage ratio ranging generally from 4% to 5%.

     Bank regulators continue to indicate their desire to raise capital requirements applicable to the banking industry beyond current levels. However, neither USB nor FBI is able to predict whether or when higher capital requirements might be imposed.

     Any institution which fails to maintain minimum capital requirements may be subject to a capital directive which is enforceable in the same manner and to the same extent as a final cease and desist order, and must submit a capital plan within 60 days to the FDIC. If the leverage ratio should fall to 2% or less, the institution may be deemed to be operating in an unsafe or unsound condition, allowing the FDIC to take various enforcement actions, including possible termination of insurance or placing the institution into receivership.

     The following tables present the regulatory capital position at September 30, 1996, for each of USB, USB Bank, FBI and First
Bank:


(Dollars in Thousands)


                                             USB       USB Bank      FBI     First Bank
                                           --------    --------    --------  ----------
Tier I Capital--
     Common shareholders' equity           $26,982     $26,928     $18,345     $20,196
     Disallowed portion                     (2,217)     (2,217)     (3,718)     (2,430)
     Tier I Capital                         24,765      24,711      14,627      17,766

Tier II Capital--
     Allowable portion of the
       allowance for loan losses             1,175       1,175       1,650       1,650

     Total Capital (Tier I and Tier II)     25,940      25,886      16,277      19,416

Risk-adjusted assets                       138,173     138,173     138,765     138,412

Quarterly average assets                   232,986     232,986     184,839     188,557

Tier I capital                               17.92%      17.88%      10.54%      12.84%
Tier II capital                              18.77%      18.73%      11.73%      14.03%
Leverage Ratio                               10.63%      10.61%       7.91%       9.42%


     The FDIC has adopted regulations under the FDIA governing the receipt of brokered deposits. Under the regulations, an FDIC-insured depository institution cannot accept, roll over or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and received a waiver from the FDIC.
A depository institution that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, a depository institution that is not well-capitalized may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a depository institution that is well capitalized. Because USB Bank and First Bank were well capitalized as of September 30, 1996, USB and FBI believe that brokered deposits regulation will have no material effect on the funding liquidity of USB Bank and First Bank.

Recent Legislative and Regulatory Developments

     With the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), Congress enacted comprehensive legislation affecting the commercial banking and thrift industries. FIRREA, among other things, abolished the Federal Savings and Loan Insurance Corporation and established two new insurance funds under the jurisdiction of the
FDIC: BIF, which insures most commercial banks, and the Savings Association Insurance Fund, which insures most thrift institutions. In addition to effecting far-reaching restructuring of the thrift industry, FIRREA provided for a phased-in increase in the rate of annual insurance assessments paid by insured depository institutions. FDICIA provided increased funding for the BIF and expanded regulation of depository institutions and their affiliates, including parent holding companies. A significant portion of the additional BIF funding has been in the form of borrowings to be repaid by insurance premiums assessed on BIF members. These premium increases were in addition to the increase in deposit premiums made during 1991. FDICIA provides for an increase in the BIF's ratio of reserves to insured deposits to 1.25% within the next 15 years, which was attained within the past year, resulting in a reduction in current premiums. The result of these provisions could be a significant increase in the assessment rate on deposits of BIF members over the next 15 years. FDICIA provides authority for special assessments against insured deposits and for the development of a system of assessing deposit insurance premiums based upon the institution's risk.

     In September 1992, the FDIC adopted a new transitional risk-based premium schedule which increases the assessment rates for depository institutions. Each financial institution is assigned to one of three capital groups--well-capitalized, adequately capitalized or undercapitalized, as defined in the regulations implementing the prompt corrective action provisions of FDICIA described below--and further assigned to one of three subgroups within a capital group on the basis of supervisory evaluation by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution depends upon the risk assessment classification so assigned to the institution by the FDIC.

     Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. The five capital tiers established by the FDICIA and the banking regulators' minimum requirements for each are summarized as follows:


                                 Total Risk-Based     Tier I Risk Based       Leverage
                                   Capital Ratio        Capital Ratio          Ratio
                                 ----------------     -----------------     ------------
Well capitalized                   10% or above         6% or above         5% or above
Adequately capitalized             8% or above          4% or above         4% or above
Undercapitalized                   Less than 8%         Less than 4%        Less than 4%
Significantly undercapitalized     Less than 6%         Less than 3%        Less than 3%
Critically undercapitalized                                                 2% or less


     An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution should fail to meet regulatory capital requirements, regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The Federal Reserve and the other federal depository institution regulatory agencies have recently adopted regulations to implement the FDICIA "prompt corrective action" requirements. Under FDICIA, a bank holding company must guarantee that a subsidiary bank will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company should fail to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third-party creditors of the bank holding company.

     Undercapitalized depository institutions may be subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions, is likely to succeed in restoring the depository institution's capital and is guaranteed by the parent holding company. If a depository institution should fail to submit an acceptable plan, it will be treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized and requirements to reduce total assets and to cease receiving deposits from correspondent banks. Critically undercapitalized institutions are subject to appointment of a receiver or conservator. An institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. In addition, "pass-through" insurance coverage may not be available for certain employee benefit accounts.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. FDICIA imposes new restrictions upon the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     FDICIA contains numerous other provisions, including new reporting requirements, termination of the "too big to fail" doctrine except in special clearly-defined cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy.

     FDICIA provides that, in the event of the "liquidation or other resolution" of an insured depository institution, the claims of depositors of such institution (including claims by the FDIC as receiver) would be afforded a priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will be placed ahead of unsecured, nondeposit creditors, including a parent holding company such as USB or FBI, in order of priority of payment.

Effects of Governmental Policies

     Many FDICIA provisions did not become effective until December 1992. In addition, many provisions will be implemented through adoption of regulations that have been or will be proposed by the various federal banking agencies. Accordingly, the full effect on USB, FBI and their respective subsidiary banks cannot be assessed at this time.

     Because of concerns relating to the competitiveness and the safety and soundness of the industry, the Congress is considering, even after the enactment of FIRREA and FDICIA, a number of wide-ranging proposals for altering the structure, regulation and competitive relationships of the nation's financial institutions. Among such bills are proposals to prohibit banks and bank holding companies from conducting certain types of activities, to subject banks to increased disclosure and reporting requirements, to alter the statutory separation of commercial and investment banking and to further expand the powers of banks, bank holding companies and competitors of banks. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of USB, FBI or their respective subsidiaries may be affected thereby.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorized interstate acquisitions of banks and bank holding companies without geographic limitations beginning September 29, 1995. In addition, beginning June 1, 1997, the IBBEA authorizes a bank to merge with a bank in another state as long as neither of the states has opted out of interstate branching by May 31, 1997. A bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable Federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specific time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or de novo. The State of Alabama has opted in with respect to interstate branching effective on or before June 1, 1997.


                          LEGAL MATTERS

     The legality of the USB Common Stock to be issued in the Merger will be passed upon by Maynard, Cooper & Gale, P.C.,
Birmingham, Alabama  ("Maynard Cooper").

     Certain legal matters in connection with the Merger will be passed upon for FBI by Walston, Wells, Anderson & Bains,
Birmingham, Alabama ("Walston Wells").

     Each of Maynard Cooper and Walston Wells has rendered opinions with respect to the federal tax consequences of the Merger. See
"The Merger--Certain Federal Income Tax Consequences."

                             EXPERTS

     The Consolidated Financial Statements of United Security Bancshares, Inc. as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994 and 1993 incorporated by reference in this Joint Proxy Statement have been audited by Smith, Dukes & Buckalew, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The Consolidated Financial Statements of First Bancshares, Inc. and subsidiary as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995, 1994 and 1993 have been audited by Dudley, Hopkins, Jones, Sims & Freeman, independent auditors, as stated in their reports which are included herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           Appendix A


                  AGREEMENT AND PLAN OF MERGER

                         by and between

                     FIRST BANCSHARES, INC.

                               and

                UNITED SECURITY BANCSHARES, INC.


                           Dated as of
                         August 19, 1996

                  AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 19, 1996 by and between FIRST BANCSHARES, INC. ("FBI"), an Alabama corporation, and its wholly-owned subsidiary, FIRST BANK AND TRUST, an Alabama banking corporation, each with its principal office located in Grove Hill, Alabama; and UNITED SECURITY BANCSHARES, INC. ("USB"), an Alabama corporation, and its wholly-owned subsidiary, UNITED SECURITY BANK, an Alabama banking corporation, each with its principal office located in Thomasville, Alabama.

                            Preamble

     The board of directors of each of FBI and USB are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. Each such board has unanimously approved the proposed transaction, subject to an acceptable due diligence investigation and any necessary approvals, and each board (and all members thereof) has agreed to use its best efforts to obtain the necessary regulatory and shareholder approvals. This Agreement provides for, among other things, the merger of FBI with and into USB. At the effective time of such merger, the outstanding shares of the capital stock of FBI shall be converted into the right to receive shares of the common stock of USB (except as provided herein). As a result, stockholders of FBI shall become stockholders of USB, and USB shall continue to conduct the business and operations of FBI. The transactions described in this Agreement are subject to the approvals of the stockholders of FBI and USB, necessary regulatory approvals and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall qualify for treatment as a "pooling of interests."

     Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                            ARTICLE 1
                TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, FBI shall be merged with and into USB in accordance with and with the effect provided in the provisions of Article 11 of the ABCA (the "Merger"). USB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Alabama. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of FBI and USB.

     1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Maynard, Cooper & Gale, P.C., Birmingham, Alabama, or such other place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions provided for in this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of the State of Alabama (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the latter to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of FBI and USB approve this Agreement.

     1.4 Merger of Banking Subsidiaries. Subject to required approvals from applicable Regulatory Authorities, at the Effective Time of the Merger, and contingent upon the occurrence of the Merger, First Bank and Trust ("First Bank"), an Alabama state bank and a wholly-owned subsidiary of FBI, shall be merged with and into United Security Bank ("USB Bank"), an Alabama state bank and the wholly-owned subsidiary of USB (the "Subsidiary Merger"). USB Bank shall be the surviving bank (the "Surviving Subsidiary"). The Board of Directors of each of First Bank and USB Bank, and FBI and USB, as the sole shareholders of First Bank and USB Bank, respectively, shall approve the Subsidiary Merger prior to the Effective Time. The charter and bylaws of USB Bank in effect immediately prior to the Effective Time shall be the charter and bylaws of the Surviving Subsidiary, until otherwise amended or repealed. The directors of the Surviving Subsidiary shall include six directors selected from the Boards of Directors of each of First Bank and USB Bank, as determined by the Board of Directors of the Surviving Corporation.


                            ARTICLE 2
                         TERMS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation of USB, amended as provided herein, shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time, until thereafter amended in accordance with applicable Law. As of the Effective Time, the Articles of Incorporation of USB shall be amended (i) to change the name of the Surviving Corporation to a new name to be agreed upon by the parties hereto, (ii) to increase the number of authorized shares of common stock of the Surviving Corporation from 2,400,000 to 10,000,000, (iii) to increase the maximum size of the Board of Directors of the Surviving Corporation from fifteen to twenty, (iv) to deny preemptive rights to its shareholders and (v) to provide for a 2/3's super majority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of its senior management, all as shall be set forth in a form of articles of amendment to the articles of incorporation of USB to be approved by the parties hereto before the calling of the respective meetings of the stockholders of FBI and the stockholders of USB which will vote on this Agreement; to the extent the parties deem necessary or desirable, this Agreement may be amended or modified to set forth those articles of amendment.

     2.2 Bylaws. The Bylaws of USB, as amended hereby, shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed in accordance with applicable Law. As of the Effective Time, the Bylaws of USB shall be amended to provide for the super majority director voting requirements set forth in Section2.1 above.

     2.3 Directors. The directors of the Surviving Corporation from and after the Effective Time shall consist of the ten incumbent directors of USB and the ten incumbent directors of FBI. All such persons shall serve in accordance with the Bylaws of the Surviving Corporation. The members of the standing committees of the Board of Directors of the Surviving Corporation shall be determined by such Board of Directors.


                            ARTICLE 3
                   MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of USB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

    (b) Each share of FBI Common Stock (excluding shares held by any FBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 5.8321 shares of USB Common Stock (the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FBI changes the number of shares of FBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event USB changes the number of shares of USB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by FBI. Each of the shares of FBI Common Stock held by any FBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Stockholders. Any holder of shares of FBI Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the ABCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the ABCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of FBI fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of FBI Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of FBI Common Stock held by him.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of FBI Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of USB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of USB Common Stock multiplied by the book value of one share of USB Common Stock as of the most recent month-end prior to the Effective Time. No such holder will be entitled to dividends, voting rights or any other right as a stockholder with respect to any fractional shares.


                            ARTICLE 4
                       EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the exchange agent selected and mutually agreed upon by USB and FBI (the "Exchange Agent") to mail to the former stockholders of FBI appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FBI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of FBI Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section
3.1 of this Agreement, together with all undelivered dividends or distributions with respect to such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of FBI Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of USB Common Stock to which such holder may be otherwise entitled (without interest). The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of FBI Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of FBI Common Stock for exchange as provided in this
Section 4.1. The certificate or certificates for FBI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of FBI Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former FBI Stockholders. At the Effective Time, the stock transfer books of FBI shall be closed as to holders of FBI Common Stock immediately prior to the Effective Time, and no transfer of FBI Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of FBI Common Stock ("FBI Certificate"), other than shares to be canceled pursuant to
Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of FBI Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation stockholders the number of whole shares of USB Common Stock into which their respective shares of FBI Common Stock are converted, regardless of whether such holders have exchanged their FBI Certificates for certificates representing USB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the USB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any FBI Certificate at or after six (6) months after the Effective Time (the "Cutoff") shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of USB Common Stock, which dividend or other distribution is attributable to such person's USB Common Stock represented by said FBI Certificate held after the Cutoff, until such person surrenders said FBI Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such FBI Certificate, both the USB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such FBI Certificate.

     4.3 Lost or Stolen Certificates. If any holder of FBI Common Stock convertible into the right to receive shares of USB Common Stock is unable to deliver the FBI Certificate that represents FBI Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the shares of USB Common Stock to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of USB that any such FBI Certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by USB to indemnify and hold USB and the Exchange Agent harmless; and (c)evidence satisfactory to USB that such person is the owner of the shares theretofore represented by each FBI Certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such FBI Certificate for exchange pursuant to this Agreement.


                            ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF FBI

     FBI hereby represents and warrants to USB as follows:

     5.1 Organization, Standing and Power. FBI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. FBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. FBI has delivered to USB complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

     5.2     Authority; No Breach By Agreement.

     (a) FBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of FBI, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of FBI Common Stock. Subject to such requisite stockholder approval, this Agreement represents a legal, valid and binding obligation of FBI, enforceable against FBI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FBI, nor the consummation by FBI of the transactions provided for herein, nor compliance by FBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FBI's Articles of Incorporation or Bylaws, or (ii) subject to the receipt of the approval referred to in Schedule 5.2(b)(ii), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FBI Company under, any Contract or Permit of any FBI Company, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FBI Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by FBI of the Merger and the other transactions provided for in this Agreement.

     5.3     Capital Stock.

     (a) The authorized capital stock of FBI consists of 500,000 shares of FBI Common Stock, of which 239,843 shares are issued and outstanding. FBI currently holds 157 shares of FBI Common Stock as treasury stock. All of the issued and outstanding shares of capital stock of FBI are duly and validly issued and outstanding and are fully paid and nonassessable under the ABCA. None of the outstanding shares of capital stock of FBI has been issued in violation of any preemptive rights of the current or past stockholders of FBI.

     (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of FBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FBI or contracts, commitments, understandings or arrangements by which FBI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. FBI has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     5.4     FBI Subsidiaries.

     (a) The FBI Subsidiaries are First Bank, Acceptance Loan Company, Inc., I & I, Inc., and First Bank Services, Inc.. First Bank is a state non-member bank duly organized, validly existing and in good standing under the laws of the State of Alabama and has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its Business as now conducted. Each of Acceptance Loan Company and I & I, Inc. is an Alabama corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. First Bank Services, Inc. is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each FBI Subsidiary has the corporate power and authority to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. Each FBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. Each FBI Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     (b) The authorized and issued and outstanding capital stock of each FBI Subsidiary, and the date with respect to which each representation in this subsection (b) is made with respect to each FBI Subsidiary, is set forth on Schedule 5.4. Except as set forth in Schedule 5.4, (i)no equity securities of any FBI Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any FBI Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any FBI Company is or may be bound to transfer any shares of the capital stock of any FBI Subsidiary, (ii) there are no Contracts relating to the rights of any FBI Company to vote or to dispose of any shares of the capital stock of any FBI Subsidiary, and (iii) all of the shares of capital stock of each FBI Subsidiary held by a FBI Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated and organized and are owned by the FBI Company free and clear of any Lien. No FBI Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     5.5 Financial Statements. FBI has delivered to USB copies of all FBI Financial Statements and FBI Call Reports for periods prior to the date hereof, and FBI will deliver to USB promptly copies of all FBI Financial Statements and FBI Call Reports prepared subsequent to the date hereof. The FBI Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the FBI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the FBI Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of the FBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material). The FBI Call Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed.

     5.6 Absence of Undisclosed Liabilities. No FBI Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, except Liabilities accrued or reserved against in the consolidated balance sheets of FBI as of June 30, 1996, included in the FBI Financial Statements or reflected in the notes thereto. No FBI company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     5.7 Absence of Certain Changes or Events. Except as set forth on Schedule 5.7, since June 30, 1996 (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, and (ii) the FBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FBI provided in
Article 7 of this Agreement.

     5.8     Tax Matters.

     (a) All Tax returns required to be filed by or on behalf of any of the FBI Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1995, and all returns filed are complete and materially accurate. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FBI, except as reserved against in the FBI Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

     (b) None of the FBI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the FBI Companies for the period or periods through and including the date of the respective FBI Financial Statements has been made and is reflected on such FBI Financial Statements.

     (d) Deferred Taxes of the FBI Companies have been provided for in accordance with GAAP.

     5.9     Loan Portfolio; Documentation and Reports.

     (a) Except as disclosed in Schedule 5.9, none of the FBI Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement including, without limitation, leases, credit enhancements, commitments and interest-bearing assets (collectively, the "Loans"), other than Loans the unpaid principal balance of which does not exceed $1,000 per Loan, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions. Except as otherwise set forth in Schedule 5.9, none of the FBI Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 10% stockholder thereof, or to the knowledge of FBI, any Person, corporation or enterprise controlling, controlled by or under common control of any of the foregoing. All of the Loans held by any of the FBI Companies were solicited, originated and exist in material compliance with all applicable FBI loan policies, except for deviations from such policies that (a) have been approved by current management of FBI, in the case of Loans with an outstanding principal balance that exceeds $250,000 or (b) in the judgment of FBI, will not adversely effect the ultimate collectibility of such Loan. Except as set forth in Schedule 5.9, none of the FBI Companies holds any Loans that since January 1, 1995 have been classified by any bank examiner, whether regulatory or internal, as other loans Specifically Mentioned, Special Mention, Substandard, Doubtful, Loss, Classified, Criticized, Credit Risk Assets, concerned loans or words of similar import.

     (b) The documentation relating to each Loan made by any FBI Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on FBI.

     (c) Each of the FBI Companies has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1991 with (i) the FRB, (ii) the FDIC and (iii) any state regulatory authority ("State Regulator") (collectively "Regulatory Agencies") and all other material reports and statements required to be filed by it since December 31, 1991, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 5.9 and as otherwise provided herein, and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the FBI Companies, to the Knowledge of FBI, no Regulatory Agency has initiated any proceeding or, to the Knowledge of FBI, investigation into the business or operations of any FBI Company since December 31, 1991. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement or lien or any examinations of any FBI Company, except for those items that will not, individually or in the aggregate, have a Material Adverse Effect on FBI.

     5. 10     Assets; Insurance.  The FBI Companies have good and
marketable title, free and clear of all Liens, to all of their respective Assets. One of the FBI Companies has good and marketable fee simple title to the real property described in
Schedule 5.10(a) and has an enforceable leasehold interest in the real property described in Schedule 5.10(b), if any. All tangible properties used in the businesses of the FBI Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FBI's past practices. All Assets that are material to FBI's business on a consolidated basis, held under leases or subleases by any of the FBI Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect and there is not under any such Contract any Default or claim of Default by FBI or any FBI Subsidiary or, to the Knowledge of FBI, by any other party to the Contract. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the FBI Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the FBI Companies is a named insured are reasonably sufficient. Schedule 5.10(c) contains a list of all such policies and bonds maintained by any of the FBI Companies. The Assets of the FBI Companies include all assets required to operate the business of the FBI Companies as now conducted.

     5.11     Environmental Matters.

     (a)     To the Knowledge of FBI, each FBI Company, its
Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (b) There is no Litigation pending or, to the Knowledge of FBI, threatened before any court, governmental agency or authority or other forum in which any FBI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any FBI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (c) There is no Litigation pending or, to the Knowledge of FBI, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or FBI with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (d) To the Knowledge of FBI, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (e) To the Knowledge of FBI, during the period of (i) any FBI Company's ownership or operation of any of its respective current properties, (ii) any FBI Company's participation in the management of any Participation Facility or (iii) any FBI Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. Prior to the period of (i) any FBI Company's ownership or operation of any of its respective current properties, (ii) any FBI Company's participation in the management of any Participation Facility, or
(iii) any FBI Company's holding of a security interest in a Loan Property, to the Knowledge of FBI, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     5. 12     Compliance with Laws.  FBI is duly registered as a
bank holding company under the BHC Act. Each FBI Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, and there has occurred no Default under any such Permit. Except as may be disclosed on Schedule 5.12, none of the FBI
Companies:

     (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI; or

     (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any FBI Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, or (iii) requiring any FBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     5. 13     Labor Relations; Employees.

     (a) No FBI Company is the subject of any Litigation asserting that it or any other FBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other FBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any FBI Company, pending or threatened, or to its Knowledge, is there any activity involving any FBI Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (b) FBI has delivered to USB a true and complete list showing the names and current annual salaries of all executive officers of each of the FBI Companies and showing for each such person the amounts paid, payable or expected to be paid as salary, bonus payments and other compensation for 1995 and 1996, and also showing the name and offices held by each officer and director of each of the FBI Companies.

     5.14     Employee Benefit Plans.

     (a) Schedule 5.14 lists, and FBI has delivered or made available to USB prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written or unwritten employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FBI Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "FBI Benefit Plans"). Any of the FBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FBI ERISA Plan." Each FBI ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FBI Pension Plan." No FBI Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employee plan within the meaning of Section 413(c) of the Internal Revenue Code.

     (b) All FBI Benefit Plans and the administration thereof are and have at all times been in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. All returns, reports or other filings which are required by any governmental agency or which must be furnished to any person have been timely filed or furnished. Each FBI ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of FBI, no FBI Company has engaged in a transaction with respect to any FBI Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FBI Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any FBI Benefit Plan or any FBI Company with regard to any FBI Benefit Plan, any trust which is a part of any FBI Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any FBI Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

     (c) No FBI ERISA Plan which is a defined benefit pension plan has any "unfunded currently liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. There is no unfunded liability with respect to any FBI Benefit Plan. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FBI Pension Plan, (ii) no change in the actuarial assumptions with respect to any FBI Pension Plan, (iii) no increase in benefits under any FBI Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI or materially adversely affect the funding status of any such plan. Neither any FBI Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FBI Company, or the single-employer plan of any entity which is considered one employer with FBI under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on FBI. No FBI Company has provided ,or is required to provide, security to a FBI Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FBI Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on FBI. No FBI Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on FBI. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FBI Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) No FBI Company has any obligations for retiree health and life benefits under any of the FBI Benefit Plans, and there are no restrictions on the rights of such FBI Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on FBI.

     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any FBI Company from any FBI Company under any FBI Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FBI Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (g) With respect to all FBI Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the Internal Revenue Code), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by law or contract. All contributions made or required to be made under any FBI Benefit Plan have been made and such contributions meet the requirements for deductibility under the Internal Revenue Code, and all contributions which are required and which have not been made have been properly recorded on the books of FBI.

     (h) No "prohibited transaction" as defined in Section 406 of ERISA, "reportable event" as defined in Section 4043 of ERISA, event described in Section 4062(a) or Section 4063(a) of ERISA or termination or partial termination, or commencement of proceedings seeking termination with respect to any FBI Pension Plan has occurred. No notice of intent to terminate an FBI Pension Plan has been filed with the Pension Benefit Guaranty Corporation ("PBGC") or provided to affected parties under Section 4041 of ERISA, nor has any FBI Pension Plan been treated as terminated under Section 4041(e) of ERISA. The PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, an FBI Pension Plan, and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any FBI Pension Plan.

     (i) With respect to any FBI Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, except as disclosed on Schedule 5.14, (i) no such FBI Benefit Plan is unfunded or funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Internal Revenue Code, (ii) each such FBI Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Internal Revenue Code is in compliance with the applicable requirements of Section 4980(f) of the Internal Revenue Code, and
(iii) each such FBI Benefit Plan (including any such FBI Benefit Plan covering retirees or former employees) may be amended or terminated without material liability to FBI or any of its Affiliates.

     5.15 Material Contracts. Except as set forth on Schedule 5.15, none of the FBI Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person, (ii) any Contract relating to the borrowing of money by any FBI Company or the guarantee by any FBI Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit) (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the FBI Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi)any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 2% stockholder, director, officer or employee (other than loans by First Bank to employees on terms that, as of the time of a particular loan, are substantially the same as those prevailing for comparable transactions with other persons) of any of the FBI Companies, any member of the immediate family of the foregoing or, to the Knowledge of FBI, any related interest (as defined in Regulation O promulgated by the FRB) ("Related Interest") of any of the foregoing; (vii) any Contract which limits the freedom of any of the FBI Companies to compete in any line of business or with any Person; (viii) any Contract providing a power of attorney or similar authorization given by any of the FBI Companies, except as issued in the ordinary course of business with respect to routine matters; and (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the FBI Companies of amounts aggregating $25,000 or more in any twelve-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "FBI Contracts"). None of the FBI Companies is in Default under any FBI Contract. Except as set forth in Schedule 5.15, all of the indebtedness of any FBI Company for money borrowed is prepayable at any time by such FBI Company without penalty or premium.

     5.16 Legal Proceedings. Except as set forth on Schedule 5.16, there is no Litigation instituted or pending, or, to the Knowledge of FBI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FBI Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any FBI Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     5.17 Reports. Since January 1, 1993, or the date of organization if later, each FBI Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Statements True and Correct; Information in Filings. No statement, certificate, instrument or other writing furnished or to be furnished by any FBI Company or any Affiliate thereof to USB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FBI Company or any Affiliate thereof for inclusion in the documents to be prepared by USB in connection with the transactions provided for in this Agreement, including, without limitation, (i) documents to be filed with the Securities and Exchange Commission (the "SEC"), including without limitation the Registration Statement on Form S-4 of USB registering the shares of USB Common Stock to be offered to the holders of FBI Common Stock and all amendments thereto (the "Registration Statement") and the Proxy Statement and Prospectus in the form contained in the Registration Statement, and all amendments and supplements thereto (the "Proxy Statement/Prospectus"), (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, in the case of the Registration Statement, at the time the Registration Statement is declared effective pursuant to the Securities Act of 1933, as amended, and in the case of any other documents, the time such documents are filed in final form with any federal or state regulatory authority and/or at the time they are distributed to stockholders of USB or FBI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Accounting, Tax and Regulatory Matters. No FBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.20 Offices. The headquarters of each FBI Company and each other office, branch or facility maintained and operated by each FBI Company (including without limitation representative and loan production offices and operations centers) and the locations thereof are listed on Schedule 5.20. Except as set forth on
Schedule 5.20, none of the FBI Companies maintains any other office or branch or conducts business at any other location, or has applied for or received permission to open any additional office or branch or to operate at any other location.

     5. 21     Data Processing Systems.  Except as set forth in
Schedule 5.21, the electronic data processing systems and similar systems utilized in processing the work of each of the FBI Companies, including both hardware and software (a) are supplied by a third party provider; (b)satisfactorily perform the data processing function for which they are presently being used; and
(c) are wholly within the possession and control of one of the FBI Companies or its third party provider such that physical access to all software, documentation, passwords, access codes, backups, disks and other data storage devices and similar items readily can be made accessible to and delivered into the possession of USB or USB's third party provider.

     5.22 Intellectual Property. One of the FBI Companies owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its business; and none of the FBI Companies has received any notice of conflict with respect thereto that asserts the rights of others. The FBI Companies have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing. Schedule 5.23 lists all of the trademarks, trade names, licenses and other intellectual property used to conduct the businesses of the FBI Companies.


                            ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF USB

     USB hereby represents and warrants to FBI as follows:

     6.1 Organization, Standing, and Power. USB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. USB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. USB has delivered to FBI complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

     6.2     Authority; No Breach By Agreement.

     (a) USB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of USB, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of USB Common Stock. Subject to such requisite stockholder approval, this Agreement represents a legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by USB, nor the consummation by USB of the transactions provided for herein, nor compliance by USB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of USB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any USB Company under, any Contract or Permit of any USB Company, where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any USB Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by USB of the Merger and the other transactions provided for in this Agreement.

     6.3 Capital Stock. The authorized capital stock of USB consists of 2,400,000 shares of USB Common Stock, $.01 par value, of which 2,137,960 shares are issued and outstanding (not including treasury shares). USB currently holds 64,100 shares of USB Common Stock as treasury stock. As a condition precedent to the Merger, USB will authorize an additional 7,600,000 shares of USB Common stock. This authorization of additional shares is subject to stockholder approval. All of the issued and outstanding shares of USB Common Stock are, and all of the shares of USB Common Stock to be issued in exchange for shares of FBI Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the ABCA. None of the outstanding shares of USB Common Stock has been, and none of the shares of USB Common Stock to be issued in exchange for shares of FBI Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of USB.

     6.4     USB Subsidiaries.

     (a) The only USB Subsidiary is United Security Bank, a state non-member bank, duly organized and validly existing under the Laws of the State of Alabama. The USB Subsidiary is in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and the USB Subsidiary has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. The USB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. The USB Subsidiary is a depository institution and is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     (b) The authorized and issued and outstanding capital stock of the USB Subsidiary, and the date with respect to which each representation in this subsection (b) is made with respect to the USB Subsidiary, is set forth on Schedule 6.4(b). USB owns all of the issued and outstanding shares of capital stock of the USB Subsidiary. No equity securities of any USB Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any USB Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any USB Company is or may be bound to transfer any shares of the capital stock of any USB Subsidiary. There are no Contracts relating to the rights of any USB Company to vote or to dispose of any shares of the capital stock of any USB Subsidiary. All of the shares of capital stock of the USB Subsidiary held by a USB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the USB Company free and clear of any Lien. No USB Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     6.5 Financial Statements. USB has delivered to FBI copies of all USB Financial Statements and USB Call Reports for periods prior to the date hereof, and USB will deliver to FBI promptly copies of all USB Financial Statements and USB Call Reports prepared subsequent to the date hereof. The USB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the USB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the USB Companies as of the dates indicated and the consolidated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the USB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material). The USB Call Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed.

     6.6 Absence of Undisclosed Liabilities. No USB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, except Liabilities accrued or reserved against in the consolidated balance sheets of USB as of June 30, 1996 included in the USB Financial Statements or reflected in the notes thereto. No USB Company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     6.7 Absence of Certain Changes or Events. Except as set forth on Schedule 6.7, since June 30, 1996, (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, and (ii) the USB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of USB provided in
Article 7 of this Agreement.

     6.8     Tax Matters.

     (a) All Tax returns required to be filed by or on behalf of any of the USB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and all returns filed are complete and materially accurate. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on USB, except as reserved against in the USB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

     (b) None of the USB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the USB Companies for the period or periods through and including the date of the respective USB Financial Statements has been made and is reflected on such USB Financial Statements.

     (d) Deferred Taxes of the USB Companies have been provided for in accordance with GAAP.

     6.9     Loan Portfolio; Documentation and Reports.

     (a) Except as disclosed in Schedule 6.9, none of the USB Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement including, without limitation, leases, credit enhancements, commitments and interest-bearing assets (collectively, the "Loans"), other than Loans the unpaid principal balance of which does not exceed $1,000 per Loan, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions. Except as otherwise set forth in Schedule 6.9, none of the USB Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 10% stockholder thereof, or to the knowledge of USB, any Person, corporation or enterprise controlling, controlled by or under common control of any of the foregoing. All of the Loans held by any of the USB Companies were solicited, originated and exist in material compliance with all applicable USB loan policies, except for deviations from such policies that (a) have been approved by current management of USB, in the case of Loans with an outstanding principal balance that exceeds $250,000 or (b) in the judgment of USB, will not adversely effect the ultimate collectibility of such Loan. Except as set forth in Schedule 6.9, none of the USB Companies holds any Loans that since January 1, 1995 have been classified by any bank examiner, whether regulatory or internal, as other loans Specifically Mentioned, Special Mention, Substandard, Doubtful, Loss, Classified, Criticized, Credit Risk Assets, concerned loans or words of similar import.

     (b) The documentation relating to each Loan made by any USB Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on USB.

     (c) Each of the USB Companies has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1991 with (i) the FRB, (ii) the FDIC and (iii) any state regulatory authority ("State Regulator") (collectively "Regulatory Agencies") and all other material reports and statements required to be filed by it since December 31, 1991, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 6.9 and as otherwise provided herein, and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the USB Companies, to the Knowledge of USB, no Regulatory Agency has initiated any proceeding or, to the Knowledge of USB, investigation into the business or operations of any USB Company since December 31, 1991. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement or lien or any examinations of any USB Company, except for those items that will not, individually or in the aggregate, have a Material Adverse Effect on USB.

     6.10 Assets; Insurance. The USB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the USB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with USB's past practices. All Assets which are material to USB's business on a consolidated basis, held under leases or subleases by any of the USB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the USB Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the USB Companies is a named insured are reasonably sufficient. The Assets of the USB Companies include all assets required to operate the business of the USB Companies as now conducted.

     6.11     Environmental Matters.

     (a)     To the Knowledge of USB, each USB Company, its
Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (b) There is no Litigation pending or, to the Knowledge of USB, threatened before any court, governmental agency or authority or other forum in which any USB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any USB Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (c) There is no Litigation pending or, to the Knowledge of USB, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or USB in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (d) To the Knowledge of USB, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (e) To the Knowledge of USB, during the period of (i) any USB Company's ownership or operation of any of its respective current properties, (ii) any USB Company's participation in the management of any Participation Facility or (iii) any USB Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. Prior to the period of (i) any USB Company's ownership or operation of any of its respective current properties, (ii) any USB Company's participation in the management of any Participation Facility, or
(iii) any USB Company's holding of a security interest in a Loan Property, to the Knowledge of USB, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     6.12 Compliance with Laws. USB is duly registered as a bank holding company under the BHC Act. Each USB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, and there has occurred no Default under any such Permit. Except as may be disclosed on Schedule 6.12, none of the USB
Companies:

     (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB; or

     (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any USB Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, or (iii) requiring any USB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.13 Labor Relations. No USB Company is the subject of any Litigation asserting that it or any other USB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other USB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any USB Company, pending or threatened, or to its Knowledge, is there any activity involving any USB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.14     Employee Benefit Plans.

     (a) Schedule 6.14 lists, and USB has delivered or made available to FBI prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written or unwritten employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any USB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "USB Benefit Plans"). Any of the USB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "USB ERISA Plan." Each USB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "USB Pension Plan." No USB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employee plan within the meaning of Section 413(c) of the Internal Revenue Code.

     (b) All USB Benefit Plans and the administration thereof are and have at all times been in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. All returns, reports or other filings which are required by any governmental agency or which must be furnished to any person have been timely filed or furnished. Each USB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and USB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of USB, no USB Company has engaged in a transaction with respect to any USB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any USB Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any USB Benefit Plan or any USB Company with regard to any USB Benefit Plan, any trust which is a part of any USB Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any USB Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

     (c) No USB ERISA Plan which is a defined benefit pension plan has any "unfunded currently liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. There is no unfunded liability with respect to any USB Benefit Plan. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any USB Pension Plan, (ii) no change in the actuarial assumptions with respect to any USB Pension Plan, (iii) no increase in benefits under any USB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB or materially adversely affect the funding status of any such plan. Neither any USB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any USB Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on USB. No USB Company has provided, or is required to provide, security to a USB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any USB Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on USB. No USB Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on USB. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any USB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) No USB Company has any obligations for retiree health and life benefits under any of the USB Benefit Plans, and there are no restrictions on the rights of such USB Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on USB.

     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any USB Company from any USB Company under any USB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any USB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (g) With respect to all USB Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the Internal Revenue Code), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by law or contract. All contributions made or required to be made under any USB Benefit Plan have been made and such contributions meet the requirements for deductibility under the Internal Revenue Code, and all contributions which are required and which have not been made have been properly recorded on the books of USB.

     (h) No "prohibited transaction" as defined in Section 406 of ERISA, "reportable event" as defined in Section 4043 of ERISA, event described in Section 4062(a) or Section 4063(a) of ERISA or termination or partial termination, or commencement of proceedings seeking termination with respect to any USB Pension Plan has occurred. No notice of intent to terminate a USB Pension Plan has been filed with the Pension Benefit Guaranty Corporation ("PBGC") or provided to affected parties under Section 4041 of ERISA, nor has any USB Pension Plan been treated as terminated under Section 4041(e) of ERISA. The PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, a USB Pension Plan, and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any USB Pension Plan.

     (i) With respect to any USB Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, except as disclosed on Schedule 6.14, (i) no such USB Benefit Plan is unfunded or funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Internal Revenue Code, (ii) each such USB Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Internal Revenue Code is in compliance with the applicable requirements of Section 4980(f) of the Internal Revenue Code, and
(iii) each such USB Benefit Plan (including any such USB Benefit Plan covering retirees or former employees) may be amended or terminated without material liability to USB or any of its Affiliates.

     6.15 Material Contracts. Except as set forth on Schedule 6.15, none of the USB Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person, (ii) any Contract relating to the borrowing of money by any USB Company or the guarantee by any USB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit) (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the USB Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi)any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 2% stockholder, director, officer or employee (other than loans by USB Bank to employees on terms that, as of the time of a particular loan, are substantially the same as those prevailing for comparable transactions with other persons) of any of the USB Companies, any member of the immediate family of the foregoing or, to the Knowledge of USB, any Related Interest of any of the foregoing;
(vii) any Contract which limits the freedom of any of the USB Companies to compete in any line of business or with any Person;
(viii) any Contract providing a power of attorney or similar authorization given by any of the USB Companies, except as issued in the ordinary course of business with respect to routine matters; and (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the USB Companies of amounts aggregating $25,000 or more in any twelve-month period (together with all Contracts referred to in Section 6.10 of this Agreement, the "USB Contracts"). None of the USB Companies is in Default under any USB Contract. All of the indebtedness of any USB Company for money borrowed is prepayable at any time by such USB Company without penalty or premium.

     6.16 Legal Proceedings. Except as set forth on Schedule 6.16, there is no Litigation instituted or pending, or, to the Knowledge of USB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any USB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any USB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     6.17 Reports. Since January 1, 1993, or the date of organization if later, each USB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC,
(ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.18 Statements True and Correct; Information in Filings. No statement, certificate, instrument or other writing furnished or to be furnished by any USB Company or any Affiliate thereof to FBI pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any USB Company or any Affiliate thereof for inclusion in the documents to be prepared by USB in connection with the transactions provided for in this Agreement, including, without limitation, (i) documents to be filed with the SEC, including without limitation the Registration Statement and the Proxy Statement/Prospectus, (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, in the case of the Registration Statement, at the time the Registration Statement is declared effective pursuant to the Securities Act of 1933, as amended, and in the case of any other documents, the time such documents are filed in final form with any federal or state regulatory authority and/or at the time they are distributed to stockholders of USB or FBI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any USB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

     6.19 Accounting, Tax and Regulatory Matters. No USB Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                            ARTICLE 7
            CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Covenants of Both Parties. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly provided for herein, each Party shall and shall cause each of its Subsidiaries to (a) preserve intact its business organization, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, and (b) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions provided for herein without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of FBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FBI covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of USB, which consent shall not be unreasonably withheld:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any FBI Company; or

     (b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of FBI Subsidiaries consistent with past practices (which shall include, for FBI Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any FBI Company of any Lien or permit any such Lien to exist; or

     (c) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration;

     (d) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (e) except in accordance with applicable Law, change its or any of its Subsidiaries' lending, investment, liability management and other material banking policies in any material respect;

     (f) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FBI Company, or, other than regular dividends in an amount not in excess of $.35 per share of FBI Common Stock per quarter, declare or pay any dividend or make any other distribution in respect of FBI's capital stock; or

     (g) except as specifically set forth in this Agreement or in the FBI Option Agreement, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FBI Common Stock or any other capital stock of any FBI Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

     (h) adjust, split, combine or reclassify any capital stock of any FBI Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any FBI Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

     (i) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business and (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

     (j) grant any increase in compensation or benefits to the employees or officers of any FBI Company, except in accordance with past practices with respect to employees; pay any bonus except in accordance with the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any FBI Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any FBI Company; or

     (k) enter into or amend any employment Contract between any FBI Company and any Person (unless such amendment is required by Law) that the FBI Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (l) adopt any new employee benefit plan of any FBI Company or make any material change in or to any existing employee benefit plans of any FBI Company other than any such change that is required by Law or required by this Agreement or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (m) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

     (n) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any FBI Company for material money damages or restrictions upon the operations of any FBI Company, or, except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

     (o) operate its business otherwise than in the ordinary course of business or enter into any transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices or applicable Laws; or

     (p) fail to file timely any report required to be filed by it with any Regulatory Authority; or

     (q) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the approvals from Regulatory Authorities required in order to consummate the transactions provided for in this Agreement; or

     (r) make any Loan or advance in excess of $20,000, in the aggregate, to any stockholder owning 2% or more of the outstanding shares of FBI Common Stock, director or officer of FBI or any of the FBI Subsidiaries, or any member of the immediate family of the foregoing, except on terms substantially the same as those prevailing at the time of such Loan or advance for comparable transactions with other persons (provided, however, that the restrictions of this Section 7.2(r) shall not apply to loans or advances to Acceptance Loan Company, Inc.); or

     (s) cancel without payment in full, or modify any Contract relating to, any loan or other obligation receivable from any stockholder, director, officer or employee of any FBI Company or any member of the immediate family of the foregoing, or any Related Interest (Known to FBI or any of its Subsidiaries) of any of the foregoing; or

     (t) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any FBI Company or any member of the immediate family of the foregoing, or any Related Interest (Known to FBI or any of its Subsidiaries) of any of the foregoing.

     7.3 Negative Covenants of USB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, USB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of FBI, which consent shall not be unreasonably withheld.

     (a) except for those items provided for in Article 2 hereof, amend the Articles of Incorporation, Bylaws or other governing instruments of any USB Company; or

     (b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of USB Subsidiaries consistent with past practices (which shall include, for USB Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any USB Company of any Lien or permit any such Lien to exist; or

     (c) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration;

     (d) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (e) except in accordance with applicable Law, change its or any of its Subsidiaries' lending, investment, liability management and other material banking policies in any material respect;

     (f) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any USB Company, or declare or, other than regular dividends in an amount not in excess of $.13 per share of USB Common Stock per quarter, pay any dividend or make any other distribution in respect of USB's capital stock; or

     (g) except as specifically set forth in this Agreement or in the USB Option Agreement, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of USB Common Stock or any other capital stock of any USB Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

     (h) adjust, split, combine or reclassify any capital stock of any USB Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any USB Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

     (i) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business and (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

     (j) grant any increase in compensation or benefits to the employees or officers of any USB Company, except in accordance with past practices with respect to employees; pay any bonus except in accordance with the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any USB Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any USB Company; or

     (k) enter into or amend any employment Contract between any USB Company and any Person (unless such amendment is required by Law) that the USB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (l) adopt any new employee benefit plan of any USB Company or make any material change in or to any existing employee benefit plans of any USB Company other than any such change that is required by Law or required by this Agreement or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (m) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

     (n) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any USB Company for material money damages or restrictions upon the operations of any USB Company, or, except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

     (o) operate its business otherwise than in the ordinary course of business or enter into any transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices or applicable Laws; or

     (p) fail to file timely any report required to be filed by it with any Regulatory Authority; or

     (q) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the approvals from Regulatory Authorities required in order to consummate the transactions provided for in this Agreement; or

     (r) make any Loan or advance in excess of $20,000, in the aggregate, to any stockholder owning 2% or more of the outstanding shares of FBI Common Stock, director or officer of USB or any of the USB Subsidiaries, or any member of the immediate family of the foregoing, except on terms substantially the same as those prevailing at the time of such Loan or advance for comparable transactions with other persons; or

     (s) cancel without payment in full, or modify any Contract relating to, any loan or other obligation receivable from any stockholder, director, officer or employee of any USB Company or any member of the immediate family of the foregoing, or any Related Interest (Known to USB or any of its Subsidiaries) of any of the foregoing; or

     (t) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any USB Company or any member of the immediate family of the foregoing, or any Related Interest (Known to USB or any of its Subsidiaries) of any of the foregoing.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall deliver to the other Party copies of all reports to Regulatory
Authorities promptly after the same are filed.

     7.6 Acquisition Proposals. Except with respect to this Agreement and the transactions contemplated hereby, each of FBI and USB expressly agrees that neither it nor any of its respective Subsidiaries, nor any director, officer, employee, investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by it or any of its respective Subsidiaries or any affiliate thereof will solicit, review or accept any Acquisition Proposal by any Person until the earlier of the Termination of this Agreement or the consummation of the Merger. Each Party shall promptly notify the other orally and in writing in the event it or any of its Subsidiaries receives any inquiry or proposal relating to any such transaction.


                            ARTICLE 8
                      ADDITIONAL AGREEMENTS

     8.1     Regulatory Matters.

     (a) USB shall promptly prepare and file the Registration Statement with the SEC. USB shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and USB shall thereafter mail the Proxy Statement/Prospectus to its stockholders. FBI shall mail the Proxy Statement/Prospectus to its stockholders simultaneously with delivery of notice of the meeting of Stockholders called to approve the Merger. USB shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transaction provided for in this Agreement, and FBI shall furnish all information concerning FBI and the holders of its common stock as may be reasonably requested in connection with any such action. If at any time prior to the Effective Time of the Merger any event shall occur which should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, FBI will promptly inform USB and cooperate and assist USB in preparing such amendment or supplement and mailing the same to the stockholders of FBI. As of the date of the execution of this Agreement, and assuming the absence of any additional material factors, (i) unless the Board of Directors of FBI in its good faith judgment determines that it is otherwise required by law, it is the intent of the Board of Directors of FBI that the Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of FBI in favor of the Merger and, subject to the foregoing, the Board of Directors shall recommend that the holders of FBI Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement and (ii) unless the Board of Directors of USB in its good faith judgment determines that it is otherwise required by law, it is the intent of the Board of Directors of USB that the Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of USB in favor of the Merger and, subject to the foregoing, the Board of Directors of USB shall recommend that the holders of USB Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement.

     (b) The Parties shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions provided for in this Agreement. USB and FBI shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to USB or FBI as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions provided for in this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and Consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transaction provided for in this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions provided for herein.

     (c) USB and FBI shall, upon request, furnish each other all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters that as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of USB, FBI or any of their Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions provided for in this Agreement.

     (d) USB and FBI shall promptly furnish each other with copies of written communications received by USB or FBI, as the case may be, or any of their respective Subsidiaries, affiliates or associates from, or delivered by any of the foregoing to, any Regulatory Authority in respect of the transactions provided for herein.

     (e) USB will indemnify and hold harmless FBI and its respective officers and directors and FBI will indemnify and hold harmless USB and its directors and officers, from and against any and all actions, causes of actions, losses, damages, expenses or liabilities to which any such entity, or any director, officer or controlling person thereof, may become subject under applicable Laws (including the Securities Laws) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party for use therein.

     8.2 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, USB shall execute and file the Articles of Merger with the Secretary of State of Alabama in connection with the Closing.

     8.3     Access to Information.

     (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, for a period of 45 days from the date of this Agreement, and for an additional 20 days immediately preceding the Effective Time, USB and FBI shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of USB and FBI shall, and shall cause each of their respective Subsidiaries to, make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable Law) and (ii) also other information concerning its business, properties and personnel as the other party may reasonably request. Neither USB nor FBI nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or would contravene any Law, Order, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

     (b) All information furnished by USB to FBI or its respective Representatives or Subsidiaries pursuant hereto shall be treated as the sole property of USB and, if the Merger shall not occur, FBI, its Subsidiaries and its Representatives shall return to USB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each of FBI and its Subsidiaries shall, and shall use its best efforts to cause its Representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to
(i) any information which (x) was already in FBI's possession prior to the disclosure thereof by USB; (y) was then generally known to the public; or (z) was disclosed to FBI by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by Law.

     (c) All information furnished by FBI or its Subsidiaries to USB, its Subsidiaries or its Representatives pursuant hereto shall be treated as the sole property of FBI and, if the Merger shall not occur, USB, its Subsidiaries and its Representatives shall return to FBI all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. USB shall, and shall use its best efforts to cause its Representatives and Subsidiaries to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to
(i) any information which (x) was already in USB's possession prior to the disclosure thereof by FBI or any of its Subsidiaries; (y) was then generally known to the public; or (z) was disclosed to USB by a third party not bound by an obligation of confidentiality or
(ii) disclosures made as required by Law.

     (d) No investigation by either of the parties or their respective Representatives shall affect the representations and warranties of the other set forth herein.

     8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions provided for in this Agreement, including, without limitation using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions provided for herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions provided for in this Agreement.

     8.5 FBI Stockholders' Meeting. FBI shall call a meeting of its stockholders (the "FBI Stockholders Meeting") to be held as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the FBI Stockholders' Meeting (a) FBI shall prepare with the assistance of USB a notice of meeting; (b) USB shall furnish all information concerning it that FBI may reasonably request in connection with conducting the FBI Stockholders' Meeting; (c) USB shall prepare and furnish to FBI for distribution to FBI's stockholders the Proxy Statement/Prospectus; (d) FBI shall furnish all information concerning it that USB may reasonably request in connection with preparing the Proxy Statement/Prospectus; (e) FBI shall deliver the notice of meeting, Proxy Statement/Prospectus and such other information as it deems appropriate to its stockholders as soon as practicable following the date of this Agreement; (f) the Board of Directors of FBI shall recommend to its stockholders the approval of this Agreement; and (g) FBI shall use its reasonable best efforts to obtain its stockholders' approval. The Parties will use their reasonable best efforts to prepare a preliminary draft of the Proxy Statement/Prospectus within 30 days of the date of this Agreement, and will consult with one another on the form and content of the Proxy Statement/Prospectus (including the presentation of draft copies of such proxy materials to the other) prior to delivery to FBI's stockholders. FBI will use its reasonable best efforts to deliver notice of meeting and, the Proxy Statement/Prospectus as soon as practicable after receipt of all required Regulatory approvals and the expiration of all applicable waiting periods.

     8.6 USB Stockholders' Meeting. USB shall call a meeting of its stockholders (the "USB Stockholders Meeting") for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the USB Stockholders' Meeting (a) USB shall prepare a notice of meeting and the Proxy Statement; (b) FBI shall furnish all information concerning it that USB may reasonably request in connection with preparing the Proxy Statement/Prospectus; (c) USB shall deliver the notice of meeting and Proxy Statement/Prospectus to its stockholders as soon as practicable following the date of this Agreement; (d) the Board of Directors of USB shall recommend to its stockholders the approval of this Agreement; and (e) USB shall use its reasonable best efforts to obtain its stockholders' approval. The Parties will use their reasonable best efforts to prepare a preliminary draft of the Proxy Statement/Prospectus within 30 days of the date of this Agreement, and will consult with one another on the form and content of the Proxy Statement (including the presentation of draft copies of such proxy materials to the other) prior to delivery to USB's stockholders. USB will use its reasonable best efforts to deliver notice of meeting and, the Proxy Statement/Prospectus within time to hold the USB Stockholders' Meeting as soon as practicable after receipt of all required Regulatory approvals and the expiration of all applicable waiting periods.

     8.7     Certificates of Objections.

     (a) As soon as practicable (but in no event more than three business days) after the FBI Stockholders' Meeting, FBI shall deliver to USB a certificate of the Secretary of FBI containing the names of the stockholders of FBI that both (a) gave written notice prior to the taking of the vote on this Agreement at the FBI Stockholders' Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement ("FBI Certificate of Objections"). The FBI Certificate of Objections shall include the number of shares of FBI Common Stock held by each such stockholder and the mailing address of each such stockholder.

     (b) As soon as practicable (but in no event more than three business days) after the USB Stockholders' Meeting, USB shall deliver to FBI a certificate of the Secretary of USB containing the names of the stockholders of USB that both (a) gave written notice prior to the taking of the vote on this Agreement at the USB Stockholders' Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement ("USB Certificate of Objections"). The USB Certificate of Objections shall include the number of shares of USB Common Stock held by each such stockholder and the mailing address of each such stockholder.

     8.8 Press Releases. Prior to the Effective Time, FBI and USB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction provided for herein; provided, however, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure that its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 Expenses. Each Party shall bear and pay its own costs and expenses incurred in connection with the transactions provided for herein, including fees and expenses of financial or other consultants, investment bankers, accountants and counsel. The fees, costs and expenses of (a) printing and mailing the Proxy Statement/Prospectus, (b) all filing and other fees paid to the SEC in connection with the Merger and the transactions provided for herein, (c) Arthur Andersen & Co. in connection with its loan review of USB Bank and First Bank and (d) legal counsel and any consultants in connection with the filings and any other dealings with bank regulators required in connection herewith, shall be shared equally by USB and FBI; provided, however, that nothing contained herein shall limit either Party's rights under the Termination Provision to recover any damages arising out of the Party's willful breach of any provision of this Agreement.

     8.10     Failure to Close.

     (a) SB expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not have taken any action reasonably calculated to prevent the Closing and shall have not unreasonably delayed any action reasonably required to be taken by it to facilitate the Closing. Notwithstanding any other provision of this Agreement, to the extent required by the fiduciary obligations of the Board of Directors of USB, as determined in good faith by a majority of the disinterested members thereof based on the advice of USB's outside counsel, USB may:

          (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to USB pursuant to a customary confidentiality agreement (as determined by USB's outside counsel) to, any person concerning an Acquisition Proposal involving USB or any of its Subsidiaries; and

          (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior Acquisition Proposal involving USB or any of its Subsidiaries or enter into an agreement with respect to such superior Acquisition Proposal (for purposes of this Agreement, "superior Acquisition Proposal," when used with reference to USB or any of its Subsidiaries, means a bona fide Acquisition Proposal involving USB or any of its Subsidiaries made by a third party which a majority of the disinterested members of the Board of Directors of USB determines in its good faith judgment (based on the advice of USB's independent financial advisor) to be more favorable to USB's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested board members (based on the advice of USB's independent financial advisor), is reasonably capable of being financed by such third party).

USB shall promptly advise FBI in writing of any Acquisition Proposal involving USB or any of its Subsidiaries or any inquiry with respect to or which could lead to any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal or inquiry. USB will keep FBI fully informed of the status and details of any such Acquisition Proposal or inquiry.

     (b) FBI expressly agrees to consummate the transaction provided for herein upon the completion of all conditions to Closing and shall not have taken any action reasonably calculated to prevent the Closing and shall have not unreasonably delayed any action reasonably required to be taken by it to facilitate the Closing. Notwithstanding any other provision of this Agreement, to the extent required by the fiduciary obligations of the Board of Directors of FBI, as determined in good faith by a majority of the disinterested members thereof based on the advice of FBI's outside counsel, FBI may:

          (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to FBI pursuant to a customary confidentiality agreement (as determined by FBI's outside counsel) to, any person concerning an Acquisition Proposal involving FBI or any of its Subsidiaries; and

          (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior Acquisition Proposal involving FBI or any of its Subsidiaries or enter into an agreement with respect to such superior Acquisition Proposal (for purposes of this Agreement, "superior Acquisition Proposal," when used with reference to FBI or any of its Subsidiaries, means a bona fide Acquisition Proposal involving FBI or any of its Subsidiaries made by a third party which a majority of the disinterested members of the Board of Directors of FBI determines in its good faith judgment (based on the advice of FBI's independent financial advisor) to be more favorable to FBI's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested board members (based on the advice of FBI's independent financial advisor), is reasonably capable of being financed by such third party).

FBI shall promptly advise USB in writing of any Acquisition Proposal involving FBI or any of its Subsidiaries or any inquiry with respect to or which could lead to any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal or inquiry. FBI will keep USB fully informed of the status and details of any such Acquisition Proposal or inquiry.

     8.11 Fairness Opinions. The Board of Directors of USB and FBI shall have separately engaged a broker satisfactory to each of USB and FBI, (collectively, the "Brokers"), to act as advisors to each of their Board of Directors during the transaction and to opine as to the fairness from a financial point of view of the Exchange Ratio recommended by each to its stockholders. Each fairness opinion shall be reviewed by the respective Board and shall contain financial projections for each of USB and FBI based on a review of each of their historical performance, current financial condition and market area analysis along with the Broker's understanding of future prospects in the banking industry. Each of the Brokers shall determine and set forth in its fairness opinion the range of fair market values of FBI and USB using standard valuation methods for banks. It is expected that said fairness opinions shall be issued as soon as practicable after the signing of this Agreement. Each of the Brokers has also agreed to issue a second fairness opinion at the time of the distribution of the proxy materials to the stockholders of the respective institutions. Each Board may, at its option, elect to have final fairness opinions issued immediately prior to the Effective Time in order to account for any Material Adverse Change that may have occurred with regard to USB or FBI. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that they may decide to employ only one Broker to issue fairness opinions for each institution.

     8.12 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its best efforts to cause the Merger to qualify for, and to take no action which would cause the Merger not to qualify for, pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.13 Stock Option/Incentive Program. USB and FBI hereby covenant and agree that, prior to the Effective Time and subject to requisite shareholder approval, the resulting entity will adopt a stock option/incentive program to enhance the retention of key senior officers, which shall be mutually acceptable to FBI and USB.

     8.14 Executive Officers. FBI and USB covenant and agree that Jack Wainwright shall be elected to serve as the President and Chief Executive Officer of the Surviving Corporation, and Fred Huggins shall be elected to serve as the Chairman and Chief Executive Officer of the Acceptance Loan Company, Inc.; Jim Miller shall be elected to serve as the Chairman of the Board of the Surviving Corporation, with Fred Huggins and Ray Sheffield serving as Vice Chairmen thereof; and Fred Huggins shall be elected to serve as the Chairman of the Board of the Surviving Subsidiary, with Don Nichols and Hardie Kimbrough serving as Vice Chairmen thereof.

     8.15 Headquarters. FBI and USB covenant and agree that the headquarters of the Surviving Corporation shall be located in Thomasville, Alabama.


                            ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.5 of this
Agreement:

     (a) Stockholder Approval. The stockholders of FBI and USB shall have approved this Agreement, and the consummation of the transactions provided for herein.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner (including without limitation requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such party. No Consent so obtained which is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions provided for in this Agreement as to render inadvisable the consummation of the Merger.

     (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or make illegal consummation of the transactions provided for in this Agreement. No action or proceeding shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action or proceeding by any Person, which seeks to restrain the consummation of the transactions provided for in this Agreement which, in the opinion of the Board of Directors of USB or FBI, renders it impossible or inadvisable to consummate the transactions provided for in this Agreement.

     (e) Pooling Letters. USB shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to it, from Arthur Andersen & Co. to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     (f) Tax Matters. USB and FBI shall have received a written opinion of counsel from Maynard, Cooper & Gale, P.C. and Walston, Stabler, Wells, Anderson & Bains respectively, in form reasonably satisfactory to them (the "Tax Opinions"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of FBI Common Stock for USB Common Stock will not give rise to gain or loss to the stockholders of FBI with respect to such exchange (except to the extent of any cash received), and (iii) neither FBI nor USB will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under
Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel for FBI and USB shall be entitled to rely upon representations of officer of FBI and USB reasonably satisfactory in form and substance to such counsel.

     (g)     Effectiveness of Registration Statement.  The
Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

     (h) Other Securities Laws. All state securities Permits and Consents necessary to consummate the transactions provided for herein shall have been received by USB.

     (i) Employment Agreement. Jack M. Wainwright, III and USB shall have entered into an employment agreement reasonably satisfactory to both parties whereby he agrees, among other things, to serve as the Chief Executive Officer of the Surviving
Corporation for a period of not less than three years from the Effective Time.

     9.2 Conditions to Obligations of USB. The obligations of USB to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by USB pursuant to Section 11.5(a) of this Agreement:

     (a) Representations and Warranties. The representations and warranties of FBI set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FBI to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FBI shall have delivered to USB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FBI's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as USB and its counsel shall request.

     (d) Opinion of Counsel to FBI. FBI shall have delivered to USB the opinion of Walston, Stabler, Wells, Anderson & Bains, counsel to FBI, dated as of the Effective Time in a form customarily rendered in transactions of this nature. Said opinion shall indicate that such counsel is not aware of any untrue statement of a material fact, or the omission of a material fact necessary to make any statement not misleading in the context in which such statement is made, in the Registration Statement, Proxy Statement/Prospectus, and shall include the representation that FBI is duly organized under the laws of the State of Alabama and, to the knowledge of such counsel after due inquiry, is in compliance with all Securities Laws.

     (e) Other Corporate Matters. There shall have been no determination by the Board of Directors of USB that the consummation of the Merger or the other transactions contemplated by this Agreement is not in the best interests of USB or its stockholders by reason of a Material Adverse Change in the business, operations or financial condition of FBI which occurs following the execution of this Agreement.

     (f) Comfort Letter. USB shall have received from Dudley, Hopkins, Jones, Sims and Freeman, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of FBI as USB may reasonably request.

     (g) Fairness Opinion. USB shall have received from its Broker the fairness opinion described in Section 8.11 stating that the Exchange Ratio provided for in this Agreement and recommended by USB to its stockholders is fair to USB and its stockholders from a financial point of view.

     9.3 Conditions to Obligations of FBI. The obligations of FBI to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by FBI pursuant to Section 11.5(b) of this Agreement:

     (a) Representations and Warranties. The representations and warranties of FBI set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of USB to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. USB shall have delivered to FBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by USB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FBI and its counsel shall request.

     (d) Opinion of Counsel to USB. USB shall have delivered to FBI the opinion of Maynard, Cooper & Gale, P.C., counsel to USB, dated as of the Effective Time in a form customarily rendered in transactions of this nature. Said opinion shall indicate that such counsel is not aware of any untrue statement of a material fact, or the omission of a material fact necessary to make any statement not misleading in the context in which such statement is made, in the Registration Statement, Proxy Statement/Prospectus, and shall include the representation that USB is duly organized under the laws of the State of Alabama and, to the knowledge of such counsel after due inquiry, is in compliance with all Securities Laws.

     (e) Other Corporate Matters. There shall have been no determination by the Board of Directors of FBI that the consummation of the Merger or the other transactions contemplated by this Agreement is not in the best interests of FBI or its stockholders by reason of a Material Adverse Change in the business, operations or financial condition of USB which occurs following the execution of this Agreement.

     (f) Comfort Letter. FBI shall have received from Smith, Dukes & Buckalew, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of USB as FBI may reasonably request.

     (g) Fairness Opinion. FBI shall have received from its Broker the fairness opinion described in Section8.11, stating that the Exchange Ratio provided for in this Agreement and recommended by FBI to its stockholders is fair to FBI and its stockholders from a financial point of view.


                           ARTICLE 10
                           TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of FBI or USB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) by mutual written consent of the Board of Directors of USB and the Board of Directors of FBI; or

     (b) by the Board of Directors of either Party in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

     (c) by the Board of Directors of either Party in the event of a material breach by the other Party of any covenant, agreement or other obligation contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

     (d) by the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement) if (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions provided for herein shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or
(ii)the stockholders of either USB or FBI fail to vote their approval of this Agreement and the transactions provided for herein as required by the ABCA at their respective stockholders' meetings where the transactions are presented for approval and voted upon; or

     (e) by USB, upon written notice to FBI, if there shall have occurred any Material Adverse Effect to the business, operations or financial condition of FBI taken as a whole and such Material Adverse Effect shall not have been remedied within 15 days after receipt by FBI of notice in writing from USB specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

     (f) by FBI, upon written notice to USB, if there shall have occurred any Material Adverse Effect to the business, operations, or financial condition of USB taken as a whole and such Material Adverse Effect shall not have been remedied within 15 days after receipt by USB of notice in writing from FBI specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

     (g) by the Board of Directors of either Party if the Merger shall not have been consummated by March 31, 1997, if the failure to consummate the transactions provided for herein on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); or

     (h) by the Board of Directors of either Party if any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(g) of this Agreement; or

     (i) by USB, to the extent that a majority of the disinterested members of the Board of Directors of USB shall have determined to enter into an agreement with respect to a superior Acquisition Proposal as contemplated by Section 8.10(a); provided that, concurrently with such termination, FBI shall have the right to exercise the option to purchase shares of USB Common Stock as provided for in the USB Option Agreement; in such an event, FBI shall not be entitled to receive any additional amounts (for damages, expenses, costs or otherwise) from USB, its officers, directors or shareholders; or

     (j) by FBI, to the extent that a majority of the disinterested members of the Board of Directors of FBI shall have determined to enter into an agreement with respect to a superior Acquisition Proposal as contemplated by Section 8.10(b); provided that, concurrently with such termination, USB shall have the right to exercise the option to purchase shares of FBI Common Stock as provided for in the FBI Option Agreement; in such an event, USB shall not be entitled to receive any additional amounts (for damages, expenses, costs or otherwise) from FBI, its officers, directors or shareholders.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section
10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and
Article 11 and Sections 8.3, 8.9, 8.10, 10.1(i) and 10.1(j) of this Agreement shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(h) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except this Section 10.3 and Articles 2, 3, 4, and 11 of this Agreement.


                            ARTICLE 11
                          MISCELLANEOUS

     11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "ABCA" shall mean the Alabama Business Corporation Act.

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries, including a plan of liquidation of a Party or any of its Subsidiaries, other than the transaction provided for in this Agreement.

          "1933 Act" shall mean the Securities Act of 1933, as amended. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; and (iii)any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference. References to "the date of this Agreement," "the date hereof" and words of similar import shall refer to the date this Agreement was first executed, August 19, 1996.

          "Allowance" shall have the meaning provided in Section 6.9 of this Agreement.

          "Articles of Merger" shall mean the Articles of Merger to be executed by USB and filed with the Secretary of State of Alabama relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "Closing" shall mean the closing of the transactions provided for herein, as described in Section 1.2 of this Agreement.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Cutoff" shall have the same meaning provided in Section 4.2 of this Agreement.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Effective Time" shall mean the date and time at which the Merger becomes effective pursuant to applicable Law, as provided in
     Section 1.3 of this Agreement.

          "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States
     Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning provided in Section
     5.14 of this Agreement.

          "Exchange Agent" shall have the meaning provided in Section
     4.1 of this Agreement.

          "Exchange Ratio" shall have the meaning provided in Section
     3.1 of this Agreement.

          "FBI Benefit Plans" shall have the meaning provided in Section 5.14(a) of this Agreement.

          "FBI Call Reports" shall mean (i) the Reports of Income and Condition of First Bank for the years ended December 31, 1995 and 1994, as filed with the FDIC and the FRB and (ii) the Reports of Income and Condition of First Bank delivered by FBI to USB with respect to periods ended subsequent to December 31, 1995.

          "FBI Certificate" shall have the meaning provided in Section
     4.2 of this Agreement.

          "FBI Common Stock" shall mean the $5.00 par value Class A voting common stock of FBI.

          "FBI Companies" shall mean, collectively, FBI and all FBI
     Subsidiaries.

          "FBI Contracts" shall have the meaning set forth in Section
     5.15 of this Agreement.

          "FBI ERISA Plans" shall have the meaning set forth in Section 5.14(a) of this Agreement.

          "FBI Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FBI as of December 31, 1995, 1994 and 1993, and the related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by FBI to USB, and (ii) the consolidated balance sheets of FBI (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) delivered by FBI to USB with respect to periods ended subsequent to December 31, 1995.

          "FBI Option Agreement" shall mean that certain Stock Option Agreement dated July 16, 1996 executed by FBI and USB pursuant to which FBI granted to USB, upon the occurrence of certain conditions, the option to purchase shares of FBI Common Stock.

          "FBI Pension Plans" shall have the meaning set forth in
     Section 5.14(a) of this Agreement.

          "FBI Representatives" shall have the meaning set forth in
     Section 8.7 of this Agreement.

          "FBI Stockholders' Meeting" shall mean the meeting of the stockholders of FBI to be held pursuant to Section 8.5 of this Agreement, including any adjournment or adjournments thereof.

          "FBI Subsidiaries" shall mean the Subsidiaries of FBI, which shall include the FBI Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of FBI in the future and owned by FBI at the Effective Time.

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "First Bank" shall have the meaning set forth in Section 5.4(a) of this Agreement.

          "FRB" or "Federal Reserve Board" shall mean Board of Governors of the Federal Reserve System.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive
     Environment Response, Compensation, and Liability Act, 42 U.S.C. Section9601 et seq., or any similar federal, state or local Law.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Party shall mean the actual knowledge of the officers and directors of such Party and that knowledge that any director of the Party would have obtained upon a reasonable examination of the books, records and accounts of such Party and that knowledge that any officer of the Party would have obtained upon a reasonable examination of the books, records and accounts of such officer and such Party.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned by a Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Loans" shall have the meaning set forth in Section 5.9(a) of this Agreement.

          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Material Adverse Effect" on a Party shall mean an event, change or occurrence that has a material adverse impact on (i) the financial position, results of operations or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions provided for in this Agreement; provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies and
     (z)the Merger on the operating performance of the Parties.

          "Merger" shall mean the merger of FBI with and into USB referred to in Section 1.1 of this Agreement.

          "Order" shall mean any administrative decision or award, decrees, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Participation Facility" shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

          "Party" shall mean either FBI or USB, and "Parties" shall mean both FBI and USB.

          "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

          "Proxy Statement/Prospectus" shall mean the Proxy Statement and Prospectus in the form contained in the Registration Statement, and all amendments and supplements thereto, as referenced in
     Section 5.18 of this Agreement.

          "Registration Statement" shall mean that registration statement of USB to be filed with the SEC on Form S-4 registering the shares of USB Common Stock to be offered to the holders of FBI Common Stock and all amendments thereto, as referenced in Section
     5.18 of this Agreement.

          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries and the SEC.

          "Related Interests" shall have the meaning set forth in
     Section 5.15 of this Agreement.

          "Representatives" shall have the meaning set forth in Section
     7.6 of this Agreement.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940 as amended, the Investment Advisors Act of 1940, as amended, the rust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "State Regulator" shall have the meaning set forth in Section 5.9(c) of this Agreement.

          "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Subsidiary Merger" shall mean the merger of First Bank with and into USB Bank referred to in Section 1.4 of this Agreement.

          "Surviving Corporation" shall mean USB as the surviving corporation in the Merger.

          "Surviving Subsidiary" shall mean USB Bank as the surviving institution in the Subsidiary Merger.

          "Tax Opinions" shall have the meaning set forth in Section 9.1(g) of this Agreement.

          "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

          "USB Bank" shall mean United Security Bank.

          "USB Benefit Plan" shall have the meaning set forth in Section 6.14(a) of this Agreement.

          "USB Call Reports" shall mean (i) the Reports of Income and Condition of the respective USB Bank for the years ended December 31, 1995 and 1994, as filed with the FDIC and the FRB and (ii) the Reports of Income and Condition of the USB Bank delivered by USB to FBI with respect to periods ended subsequent to December 31, 1995.

          "USB Common Stock" shall mean the $.01 par value common stock of USB.

          "USB Companies" shall mean, collectively, USB and all USB
     Subsidiaries.

          "USB Contracts" shall have the meaning set forth in Section
     6.15 of this Agreement.

          "USB ERISA Plan" shall have the meaning set forth in Section 6.14(a) of this Agreement.

          "USB Financial Statements" shall mean (i) the consolidated statements of conditions (including related notes and schedules, if any) of USB as of December 31, 1995, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the years then ended, as filed by USB in SEC Documents, and (ii) the consolidated statements of condition of USB (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1995.

          "USB Option Agreement" shall mean that certain Stock Option Agreement dated July 16, 1996 executed by USB and FBI pursuant to which USB granted to FBI, upon the occurrence of certain conditions, the option to purchase shares of USB Common Stock.

          "USB Pension Plan" shall have the meaning set forth in Section 6.14(a) of this Agreement.

          "USB Regulatory Reports" shall mean the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, for the years ended December 31, 1995 and 1994, as filed by USB with the FRB and
     (ii) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, delivered by USB to FBI with respect to periods ended subsequent to December 31, 1995.

          "USB Stockholders' Meeting" shall mean the meeting of the stockholders of USB to be held pursuant to Section 8.6 of this Agreement, including any adjournment or adjournments thereof.

          "USB Subsidiary" shall mean the Subsidiary of USB, which shall include USB Bank, as described in Section 6.4 of this Agreement, and any corporation, bank, savings association, or other organization acquired as a Subsidiary of USB in the future and owned by USB at the Effective Time.

     11.2 Expenses. Each Party shall bear and pay its own costs and expenses incurred in connection with the transactions provided for herein, including fees and expenses of financial or other consultants, investment bankers, accountants and counsel; provided, however, that nothing contained herein shall limit either Party's rights under the termination provisions contained in
Article 10 hereof to recover any damages arising out of the other Party's willful breach of any provision of this Agreement.

     11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement.

     11.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the respective stockholders of FBI and USB, there shall be made no amendment that pursuant to the ABCA requires further approval by the FBI or USB stockholders, without the further approval of such stockholders.

     11.5     Waivers.

     (a) Prior to or at the Effective Time, USB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FBI, to waive or extend the time for the compliance or fulfillment by FBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of USB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of USB.

     (b) Prior to or at the Effective Time, FBI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by USB, to waive or extend the time for the compliance or fulfillment by USB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FBI under this Agreement, except any condition which, if no satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FBI.

     11.6 Assignment. Except as expressly provided for herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto
(whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     FBI:     First Bancshares, Inc.
              131 Main Street
              Grove Hill, Alabama  36451
              Telecopy Number: (334) 275-8255

              Attention:  Fred Huggins, President and Chief Executive Officer


     Copy to Counsel:     Walston, Stabler, Wells, Anderson & Bains
                          500 Financial Center
                          505 20th Street North
                          Birmingham, Alabama 35203
                          Telecopy Number: (205) 251-0700

                          Attention:  C. Henry Marston

     USB:                 United Security Bancshares, Inc.
                          131 Front Street
                          Thomasville, Alabama 36784
                          Telecopy Number: (334) 636-9606

                          Attention:   Jack M. Wainwright, III,
                                       President and Chief Executive Officer

     Copy to Counsel:     Maynard, Cooper & Gale, P.C.
                          1901 Sixth Avenue North
                          2400 AmSouth/Harbert Plaza
                          Birmingham, Alabama 35203
                          Telecopy Number:  (205) 254-1999

                          Attention:  Mark L. Drew

     11.8     Brokers and Finders.  Other than as described in
Section 8.11 of this Agreement, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions provided for herein. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FBI or USB, each of FBI and USB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability with respect to any such claim.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Alabama, without regard to any applicable conflicts of Laws, except to the extent federal law shall be applicable.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the USB States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 Singular/Plural; Gender. Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.


Attest:                          FIRST BANCSHARES, INC.


/s/ Bruce Wilson                 By: /s/ Fred Huggins
-------------------------            ------------------------------
Secretary                                Fred Huggins
                                 Its: President and Chief Executive Officer

[CORPORATE SEAL]


Attest:                          UNITED SECURITY BANCSHARES, INC.


/s/ Larry M. Sellers             By: /s/ Jack M. Wainwright, III
-------------------------            ------------------------------
Secretary                                Jack M. Wainwright, III
                                 Its: President and Chief Executive Officer

[CORPORATE SEAL]



Attest:                          FIRST BANK AND TRUST


/s/ Bruce Wilson                 By: /s/ Dan Barlow
-------------------------            ------------------------------
Secretary                            Dan Barlow
                                 Its: Clarke County President

[CORPORATE SEAL]


Attest:                          UNITED SECURITY BANK


/s/ W.D. Morgan                  By: /s/ Jack M. Wainwright, III
-------------------------            ------------------------------
Assistant Secretary                  Jack M. Wainwright, III
                                 Its: President and Chief Executive Officer

[CORPORATE SEAL]

                                 Appendix B

                           ALABAMA CODE ANNOTATED
           TITLE 10.  CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                    CHAPTER 2B.  BUSINESS CORPORATIONS


Article 13.  Dissenters' Rights

Section 10-2B-13.01.  Definitions.

     (A) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (B) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (C) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

     (D) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (E) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (F) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (G) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (H) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 10-2B-13.02.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by
          Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under
          Section 10-2B-11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

               (i)   Alters or abolishes a preferential right of the shares;

               (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

               (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 10-2B-13.03.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

Section 10-2B-13.20.  Notice of dissenters' rights.

     (a)  If proposed corporate action creating dissenters' rights under
          Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10-2B-13.22.

Section 10-2B-13.21.  Notice of intent to demand payment.

     (a)  If proposed corporate action creating dissenters' rights under
          Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights
          (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or [sic] his or her shares if the proposed action is effectuated; and
          (2) must not vote his or her shares in favor of the proposed action.

     (b)  A shareholder who does not satisfy the requirements of subsection
          (a) is not entitled to payment for his or her shares under this article.

Section 10-2B-13.22.  Dissenters' notice.

     (a)  If proposed corporate action creating dissenters' rights under
          Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1)  State where the payment demand must be sent;

          (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)  Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

          (5)  Be accompanied by a copy of this article.

Section 10-2B-13.23.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

Section 10-2B-13.24.  Share restrictions.

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for
          (1) notation thereon by the corporation that such demand has been made and (2) return the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such share shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

Section 10-2B-13.25.  Offer of payment.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Section 10-2B-13.28; and

          (5)  A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

Section 10-2B-13.26.  Failure to take corporate action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under
          Section 10-2B-13.22 and repeat the payment demand procedure.

Section 10-2B-13.27.  Reserved.

Section 10-2B-13.28.  Procedure if shareholder dissatisfied with offer of payment.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1)  The dissenter believes that the amount offered under
          Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation or his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

Section 10-2B-13.30.  Court action.

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under
          Section 10-2B-13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any
          amendment to it.   The dissenters are entitled to the same
          discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

Section 10-2B-13.31.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court.
          The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

Section 10-2B-13.32.  Status of shares after payment.

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                           Appendix C
                  Independent Auditor's Report



To the Board of Directors
and Stockholders
First Bancshares, Inc.
Grove Hill, Alabama


We have audited the accompanying consolidated statements of financial condition of First Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Bancshares, Inc. and subsidiaries at December 31, 1995 and 1994, the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



Birmingham, Alabama
January 26, 1996


                   FIRST BANCSHARES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        December 31, 1995 and 1994
ASSETS                                           1995                 1994
                                             ------------        ------------
Cash and due from banks                      $  7,277,436        $  3,388,803
Interest bearing deposits in other banks           93,011             774,412
Federal funds sold                              1,640,000           1,340,000
Trading account securities                           -                405,775
Equity in unconsolidated investee                 618,669             630,669
Investment securities available for sale       31,728,609          24,983,383
Investment securities held to maturity            718,879             267,958
Other investments                               2,712,752           2,639,272
Loans, net of unearned income                 127,797,227          82,870,302
Less:  Allowance for loan losses               (1,688,588)         (1,131,515)
                                             ------------        ------------
     Net loans                                126,108,639          81,738,787
Premises and equipment, net                     2,271,220           1,694,527
Intangibles, net                                3,911,221           1,389,485
Accrued interest receivable                     1,969,758           1,324,503
Other real estate                                  63,182             374,226
Deferred taxes                                    221,175             936,503
Other assets                                      317,456             239,747
                                             ------------        ------------
     Total assets                            $179,652,007        $122,128,050
                                             ------------        ------------
                                             ------------        ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Noninterest-bearing demand              $ 18,392,730        $ 10,468,606
     Interest-bearing demand                   40,779,678          29,841,079
     Savings                                   13,469,272          10,201,071
     Certificates of deposit $100,000
          and over                             17,948,657          10,791,389
     Other time                                67,275,430          43,948,027
                                             ------------        ------------
          Total deposits                      157,865,767         105,250,172
Advance from FHLB                                 438,596             473,684
Securities sold under repurchase
     agreements                                    39,565           1,392,527
Long-term debt                                  3,594,500           1,470,000
Accrued expenses and other liabilities          1,147,167             665,436
                                             ------------        ------------
          Total liabilities                   163,085,595         109,251,819
Stockholders' equity
     Common stock, par value $1 per
          share; authorized 500,000
          shares; issued 240,000 shares           240,000             240,000
     Surplus                                    2,058,985           1,820,000
     Retained earnings                         14,101,950          11,494,690
     Unrealized gain (loss) on securities
          available for sale, net of tax          170,605            (477,316)
     Treasury stock at cost - 157 and 7,407
          shares, respectively                     (5,128)           (201,143)
                                             ------------        ------------
          Total stockholders' equity           16,566,412          12,876,231
                                             ------------        ------------
          Total liabilities and
               stockholders' equity          $179,652,007        $122,128,050
                                             ------------        ------------
                                             ------------        ------------

See Accompanying Notes to Consolidated Financial Statements.


                       FIRST BANCSHARES, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME

               For the Years Ended December 31, 1995, 1994 and 1993

                                                       1995           1994            1993
Interest income                                   -----------     -----------     -----------
     Interest and fees on loans                   $11,691,974     $ 7,261,119     $ 6,120,233
     Interest on investment securities
          Taxable                                   1,431,763         922,263       1,599,274
          Exempt from Federal income tax              817,469         784,750         857,744
     Interest on federal funds sold                   256,364         111,117          91,891
     Interest on other investments                    206,835         236,169         177,607
                                                  -----------     -----------     -----------
               Total interest income               14,404,405       9,315,418       8,846,749

Interest expense
     Interest on deposits                           5,861,878       3,440,198       3,395,310
     Interest on repurchase agreements
          and FHLB advance                            133,058         125,929         206,515
     Interest on long-term debt                       301,388         109,033         118,962
                                                  -----------     -----------     -----------
               Total interest expense               6,296,324       3,675,160       3,720,787
                                                  -----------     -----------     -----------
          Net interest income                       8,108,081       5,640,258       5,125,962

Provision for loan losses                             255,290         195,000         335,000
                                                  -----------     -----------     -----------
          Net interest income after
               provision for loan losses            7,852,791       5,445,258       4,790,962

Noninterest income
     Service charges and fees                         922,246         607,508         617,090
     Commissions                                       97,334         108,439         107,275
     Net investment securities gains                   28,814         379,299          53,520
     Net trading account profit                       280,303            -             57,315
     Other income                                     115,827         114,030         104,676
                                                  -----------     -----------     -----------
               Total noninterest income             1,444,524       1,209,276         939,876

Noninterest expenses
     Salaries and employee benefits                 2,716,163       1,652,605       1,732,939
     Net trading account losses                          -          1,473,145            -
     Occupancy expense                                258,637         239,093         212,171
     Furniture and equipment expense                  266,545         224,309         228,216
     Insurance and assessments                        246,498         268,562         264,153
     Other operating expenses                       2,180,997       1,262,673         814,489
                                                  -----------     -----------     -----------
               Total noninterest expenses           5,668,840       5,120,387       3,251,968
                                                  -----------     -----------     -----------
               Income before income taxes           3,628,475       1,534,147       2,478,870

Income tax expense                                    793,364         206,591         689,647
                                                  -----------     -----------     -----------
               Net income                         $ 2,835,111     $ 1,327,556     $ 1,789,223
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------
Net income per share                              $     11.95     $      5.71     $      7.69
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------

See Accompanying Notes to Consolidated Financial Statements.


                  FIRST BANCSHARES, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            For the Years Ended December 31, 1995, 1994 and 1993

                                                                               Net Unrealized Gain                         Total
                                     Common                      Retained     (Loss) on Securities      Treausry       Stockholders'
                                      Stock        Surplus       Earnings       Available for Sale    Stock at Cost        Equity
                                    --------     ----------     -----------   ---------------------   --------------
Balance at January 1, 1993          $240,000     $1,820,000     $ 8,773,319          $(26,431)          $(201,143)      $10,605,745
Net income                              -              -          1,789,223              -                   -            1,789,223
Dividend declared                       -              -           (197,704)             -                   -             (197,704)
Net change in unrealized loss
     on equity securities               -              -               -              (10,173)               -             ( 10,173)
                                    --------     -----------    -----------          --------            -------        -----------
Balance at December 31, 1993         240,000      1,820,000      10,364,838           (36,604)           (201,143)       12,187,091
Adoption of FAS 115 on January 1,
     1994, unrealized gain on
     securities available for sale,
     net of taxes                       -              -               -              486,689                -              486,689
Net income                              -              -          1,327,556              -                   -            1,327,556
Dividend declared                       -              -           (197,704)             -                   -             (197,704)
Net change in unrealized gain on
     securities available for sale,
     net of taxes                       -              -               -             (927,401)               -             (927,401)
                                    --------     -----------    -----------          --------             -------       -----------
Balance at December 31, 1994         240,000       1,820,000     11,494,690          (477,316)           (201,143)       12,876,231
Net income                              -               -         2,835,111              -                   -            2,835,111
Dividends declared                      -               -          (227,851)             -                   -             (227,851)
Sale of 7,250 shares of treasury
     stock                              -            238,985           -                 -                196,015           435,000
Net change in unrealized loss on
     securities available for sale,
     net of taxes                       -               -              -              647,921                -              647,921
                                    --------     -----------    -----------          --------           ---------       -----------
Balance at December 31, 1995        $240,000     $ 2,058,985    $14,101,950          $170,605           $  (5,128)      $16,566,412
                                    --------     -----------    -----------          --------           ---------       -----------
                                    --------     -----------    -----------          --------           ---------       -----------


See Accompanying Notes to Consolidated Financial Statements.


                    FIRST BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             For the Years Ended December 31, 1995, 1994 and 1993

                                                      1995             1994             1993
                                                 ------------     ------------     ------------
Cash flows from operating activities
     Net income                                  $  2,835,111     $  1,327,556     $  1,789,223
     Adjustments to reconcile net income
          to net cash provided by
          operations:
          Depreciation and amortization               473,857          255,609          244,090
          Net premium amortization                     78,786          138,814          275,180
          Provision for loan losses                   255,290          195,000          335,000
          Net investment securities gains             (28,814)        (379,299)         (53,520)
          Losses (gains) from other real estate        20,773           45,277          (61,588)
          Net decrease (increase) in trading
               account securities                     405,775        1,494,219       (1,899,994)
          Equity in (earnings) loss of investee        12,000          (19,776)          35,507
          (Increase) decrease in accrued
               interest receivable                   (411,477)        (109,393)          49,765
          (Increase) decrease in other assets         224,228         (743,314)          47,596
          Increase (decrease) in accrued
               interest payable                       272,509          (34,029)         (61,238)
          Increase (decrease) in accrued income
               taxes payable                         (198,591)           9,200           (8,001)
          Increase (decrease) in other
               liabilities                            303,922           47,812          (11,835)
                                                 ------------     ------------     ------------
               Net cash provided by operations      4,243,369        2,227,676          680,185

Cash flows from investing activities
     Net decrease (increase) in interest
          bearing deposits in other banks             681,401         (573,943)            -
     Net increase (decrease) in federal funds
          sold                                       (300,000)      (1,340,000)       1,040,000
     Purchases of securities available
          for sale                                (20,279,000)      (4,205,156)            -
     Proceeds from sales of securities
          available for sale                       21,861,430       10,268,418             -
     Proceeds from maturities of securities
          available for sale                        4,186,876        3,870,124             -
     Proceeds from maturities of investment
          securities to be held to maturity           892,379           37,859       19,617,509
     Proceeds from sales of investment
          securities held to maturity                    -                -           4,372,725
     Purchases of investment securities to
          be held to maturity                      (1,343,300)            -         (15,742,233)
     Net increase in loans                        (13,794,405)      (7,920,512)     (15,814,820)
     Purchases of premises and equipment             (417,828)         (95,071)        (188,079)
     Capital contributions to investee                   -            (100,400)        (546,000)
     Purchase of Centreville branch, net
          of cash acquired                          1,566,943             -                -
     Proceeds from sale of other real estate             -                -             212,843
                                                 ------------     ------------     ------------
               Net cash used in investing
                    activities                     (6,945,504)         (58,681)      (7,048,055)

Cash flows from financing activities
     Net (decrease) increase in demand
          and savings deposits                     (1,668,742)        (422,332)       4,949,502
     Net increase in certificates of
          deposit and other time deposits           7,315,911        3,890,412          567,124
     Net (decrease) increase in repurchase
          agreements and federal funds
          purchased                                (1,352,962)         425,527          967,000
     Principal payments on long-term debt          (1,630,500)        (750,000)        (570,000)
     Proceeds from long-term debt                   3,755,000             -                -
     Net (decrease) increase in advance
          from FHLB                                   (35,088)      (5,026,316)         500,000
     Proceeds from sale of treasury stock             435,000             -                -
     Dividends paid                                  (227,851)        (197,704)        (188,265)
                                                 ------------     ------------     ------------
               Net cash provided by
               (used in) financing
               activities                           6,590,768       (2,080,413)       6,225,361
                                                 ------------     ------------     ------------
Net increase (decrease) in cash and
     due from banks                                 3,888,633           88,582         (142,509)

Cash and due from banks at beginning
     of year                                        3,388,803        3,300,221        3,442,730
                                                 ------------     ------------     ------------
Cash and due from banks at end of year           $  7,277,436     $  3,388,803     $  3,300,221
                                                 ------------     ------------     ------------
                                                 ------------     ------------     ------------
Supplemental Cash Flow Information

Selected cash payments and noncash
     activities were as follows:
          Cash payments for income taxes         $    715,874     $    839,037     $    776,801
          Cash payments for interest                6,023,815        3,709,189        3,782,025
          Noncash investing and financing
               activity Assets acquired
               by assuming directly
               related liabilities                 47,005,426          200,000          200,000


See Accompanying Notes to Consolidated Financial Statements.


                  FIRST BANCSHARES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     December 31, 1995, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed by the Company and its subsidiaries and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

Reclassifications

Certain reclassifications have been made to the 1994 consolidated financial statements in order to conform to the 1995 presentation. Such reclassification had no effect on net income or total assets.

Consolidation

The consolidated financial statements of the Company include the accounts of the following:

                                  Percentage
           Company                  Owned                 Parent Company
           -------                ----------              --------------
     First Bank and Trust            100%              First Bancshares, Inc.
     I & I, Inc.                     100%              First Bancshares, Inc.
     Acceptance Loan Co., Inc.       100%              First Bank and Trust


All significant intercompany accounts and transactions have been eliminated.

Branch Acquisition

On February 17, 1995, the Bank acquired the assets of the Centreville and Woodstock branches of The Peoples Bank of Elba by assumption of the branches' liabilities and a premium payment of $2,725,000. The premium payment has been capitalized as goodwill and is being amortized over a fifteen year period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

Investments in Securities

The Bank's investments in securities as of January 1, 1994 and thereafter are classified in three categories and accounted for as follows as required by FAS 115.

    -- Trading Account Securities. Government bonds and mortgage backed securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income.

    -- Investment Securities to Be Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

    -- Investment Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

        Unrealized holding gains and losses, net of deferred income tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized.

        Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

Loans and Allowance for Loan Losses

Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income.
Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Equity in Unconsolidated Investee

The Bank's investment in its unconsolidated investee is carried at cost, adjusted for the Bank's proportionate share of its undistributed earnings or losses. As of December 31, 1995 and 1994, the Bank owned fifty-percent (50%) of First Banking Services, Inc., Fort Walton Beach, Florida (Note 10). The investee began operations in September, 1993 and the following is a summary of its financial position and results of operations:

                                          1995           1994           1993
                                      ----------     ----------     ----------
     Current Assets                   $  106,188     $  203,664     $    6,599
     Furniture, equipment and
          software, net                  866,507        965,176      1,078,516
     Other assets                        242,584        198,598         73,386
                                      ----------     ----------     ----------
          Total assets                $1,215,279     $1,367,438     $1,158,501

     Current liabilities              $     -        $  150,078     $  167,514
     Stockholders' equity              1,215,279      1,217,360        990,987
                                      ----------     ----------     ----------
     Total liabilities and
          stockholders' equity        $1,215,279     $1,367,438     $1,158,501
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------
     Total revenue                    $1,173,959     $  844,609     $  107,980
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------
     Net loss                         $   (2,081)    $  (14,801)    $  (71,013)
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using accelerated methods.
The estimated service lives are as follows:

          Description                     Estimated Service Life
          -----------                     ----------------------
     Bank premises                           10 to 50 years
     Furniture and equipment                  5 to 10 years
     Data processing equipment                5 to 10 years


Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and better- ments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statements of income.

Intangibles, Net

Intangibles is the excess of the cost over net assets acquired and is being amortized over 40 and 15 year periods using the straight-line method.

Loan Origination Fees

Loan origination fees are capitalized and recognized as an adjustment of the yield on the related loan.

Other Real Estate

Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for loan losses.

Income Tax Expense

Income taxes are based on amounts reported in the statements of income, after exclusion of nontaxable income such as interest on state and municipal securities and certain nondeductible expenses
(See Note 9).

Net Income Per Share

Net income per share has been computed based on the weighted average number of common shares outstanding of 237,203, 232,593 and 232,593, respectively.

Off Balance Sheet Financial Instruments

In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and Cash Equivalents

For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due from Banks."

Effect of New Financial Accounting Standards

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114, as amended by SFAS No. 118, became effective January 1, 1995 and requires that impaired loans that are within the scope of this Statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expendient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of SFAS No. 114 did not have a material effect on financial position and results of operations.

In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 is effective for fiscal years ending after December 15, 1995 for entities with less than $150 million in total assets as of December 31, 1992. SFAS No. 107 requires disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statements of financial position, for which it is practical to estimate fair value.


NOTE 2 - INVESTMENT SECURITIES

The amounts at which investment securities are carried and their approximate fair values at December 31, 1995 and 1994 are as follows:

                                                                       Gross           Gross         Estimated
                                                     Amortized      Unrealized      Unrealized          Fair
                                                       Cost            Gains           Losses          Value
                                                    -----------     -----------     -----------     -----------
Available for sale - December 31,1995:

     U.S. Treasury securities and obligations
          of U.S. government agencies               $ 6,182,511     $    26,698     $    32,178     $ 6,177,031

     Obligations of states and political
          subdivisions                               12,184,975         633,802          15,840      12,802,937

     Mortgage-backed securities                      11,951,069          11,242         265,404      11,696,907

     Marketable equity securities                     1,096,122            -             44,388       1,051,734
                                                    -----------     -----------     -----------     -----------
               Totals                               $31,414,677     $   671,742     $   357,810     $31,728,609
                                                    -----------     -----------     -----------     -----------
                                                    -----------     -----------     -----------     -----------

Held to maturity - December 31, 1995:

     Obligations of states and political
          subdivisions                              $   718,879     $      -        $      -        $   718,879
                                                    -----------     -----------     -----------     -----------
                                                    -----------     -----------     -----------     -----------
Available for sale - December 31, 1994:

     U.S. Treasury securities and obligations
          of U.S. government agencies               $ 2,480,585     $      -        $    78,554     $ 2,402,031

     Obligations of states and political
          subdivisions                               11,707,281          78,947         461,829      11,324,399

     Mortgage-backed securities                      10,311,631         117,506         316,868      10,112,269

     Marketable equity securities                     1,225,522            -             80,838       1,144,684
                                                    -----------     -----------     -----------     -----------
          Totals                                    $25,725,019     $   196,453     $   938,089     $24,983,383
                                                    -----------     -----------     -----------     -----------
                                                    -----------     -----------     -----------     -----------

Held to maturity - December 31, 1994:

     Obligations of states and political
          subdivisions                              $   267,958     $      -        $      -        $   267,958
                                                    -----------     -----------     -----------     -----------
                                                    -----------     -----------     -----------     -----------

Securities with an amortized cost of $14,377,064 and $12,243,066 at December 31, 1995 and 1994, respectively, were pledged to secure
United States Government deposits and other public funds and for other purposes as required or permitted by law.

The amortized cost and estimated fair values of debt securities at December 31, 1995, by contractual maturity, are shown below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Securities Held to Maturity      Securities Available for Sale
                                              ---------------------------      -----------------------------
                                                             Estimated                            Estimated
                                                 Amortized      Fair              Amortized          Fair
                                                   Cost         Value               Cost             Value
                                                 --------    ---------           -----------     -----------
     Due in one year or less                     $342,650     $342,650           $ 3,089,099     $ 3,098,729
     Due after one year through five years        309,192      309,192             5,092,327       5,220,643
     Due after five years through ten years          -            -                3,814,784       4,056,250
     Due after ten years                           67,037       67,037             6,371,276       6,604,346
                                                 --------     --------           -----------     -----------
                                                  718,879      718,879            18,367,486      18,979,968

     Mortgage-backed securities                      -            -               11,951,069      11,696,907
                                                 --------     --------           -----------     -----------
                                                 $718,879     $718,879           $30,318,555     $30,676,875
                                                 --------     --------           -----------     -----------
                                                 --------     --------           -----------     -----------

Other investments are comprised of the following as of December 31, 1995 and 1994:

                                                                                     1995            1994
                                                                                     ----            ----
     Investment in limited partnerships,
          at cost (Note 7)                                                       $ 1,500,000     $ 1,500,000
     Investment in single premium deferred
          annuity policies                                                         1,212,752       1,139,272
                                                                                 -----------     -----------
     Total                                                                       $ 2,712,752     $ 2,639,272
                                                                                 -----------     -----------
                                                                                 -----------     -----------


Gross realized gains and losses on sales of securities available for sale were as follows:


                                Gross Realized Gains               Gross Realized Losses
                          ---------------------------------     --------------------------
                            1995         1994        1993         1995       1994     1993
                            ----         ----        ----         ----       ----     ----
     Debt securities      $129,705     $379,612     $53,510     $100,891     $313     $555
     Other securities         -            -            565         -          -        -



NOTE 3 - LOANS

The Bank grants loans to customers primarily in Clarke and Bibb Counties, Alabama.

At December 31, 1995 and 1994 the composition of the loan portfolio was as follows:

                                                        1995             1994
                                                    ------------     ------------
     Commercial, industrial and agricultural        $ 18,983,872     $ 16,859,336
     Real estate   - construction                      2,085,000          453,000
                   - mortgage                         80,808,107       49,402,821
     Loans to individuals for personal
          expenditures                                26,178,871       16,188,487
     All other loans (including overdrafts)              737,150          216,078
                                                    ------------     ------------
          Total loans                                128,793,000       83,119,722

     Unearned interest and fees                         (995,773)        (249,420)
     Allowance for loan losses                        (1,688,588)      (1,131,515)
                                                    ------------     ------------
          Net loans                                 $126,108,639     $ 81,738,787
                                                    ------------     ------------
                                                    ------------     ------------

As of December 31, 1995, there were no loans that the Bank had specifically classified as impaired. Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $301,000 at December 31, 1994. For the year ended December 31, 1994, the difference between gross interest income that would have been recorded in such period if nonaccruing loans had been current in accordance with their original terms and the amount of interest income on those loans that was included in such period's net income was negligible.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

A summary of the allowance for loan losses for the years ended
December 31, 1995, 1994 and 1993, follows:

                                           1995           1994          1993
                                           ----           ----          ----
     Balance at beginning of year     $1,131,515     $1,041,931     $  825,523
     Allowance acquired in branch
          acquisition (Note 1)           575,223           -              -
     Provision charged to
          operations                     255,290        195,000        335,000
     Recoveries of loans
          previously charged off          36,321         19,000         64,101
     Loans charged off                  (309,761)      (124,416)      (182,693)
                                      ----------     ----------     ----------
     Balance at end of year           $1,688,588     $1,131,515     $1,041,931
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------


NOTE 5 - PREMISES AND EQUIPMENT

Components of premises and equipment at December 31, 1995 and 1994 are as follows:

                                                1995                1994
                                                ----                ----
     Land                                   $   438,897         $   340,883
     Bank premises                            2,123,923           1,844,358
     Furniture and equipment                  2,524,038           2,114,261
                                            -----------         -----------
                                              5,086,858           4,299,502
     Less:  Accumulated depreciation         (2,815,638)         (2,604,975)
                                            -----------         -----------
     Net book value                         $ 2,271,220         $ 1,694,527
                                            -----------         -----------
                                            -----------         -----------


NOTE 6 - ADVANCE FROM FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank as of December 31, 1995 and 1994 totaled $438,596 and $473,684, respectively. Interest rate is fixed and due monthly; principal payments are due quarterly. The advances are secured by Federal Home Loan Bank stock and a blanket floating lien on certain first mortgage loans; maturity date is April 8, 2008.

The Bank has $17,000,000 in available credit from the FHLB.


NOTE 7 - LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 1995 and 1994:

                                                                                        1995           1994
     Note payable to bank, principal is due annually through December 31,
          2004; interest is payable quarterly at New York Prime less 10 basis
          points; secured by all capital stock of the Bank.                           $3,379,500     $1,030,000
     Promissory note payable to limited partnership for purchase of investor units, principal is due annually through June 1, 1996; no stated
          interest rate.                                                                 215,000        440,000
                                                                                      ----------     ----------
               Total                                                                  $3,594,500     $1,470,000
                                                                                      ----------     ----------
                                                                                      ----------     ----------

The loan agreement underlying the above bank note includes numerous covenants that relate to the Company and its subsidiary bank's operations, financial condition and capital structure. As of December 31, 1995 the Company and its subsidiary bank were in compliance with these covenants.
Annual maturities of debt for each of the five years following December 31, 1995 are as follows:

     1996                $  590,500
     1997                   375,500
     1998                   375,500
     1999                   375,500
     2000                   375,500
     Thereafter           1,502,000


NOTE 8 - PROFIT-SHARING PLAN

The Bank has a contributory-trusteed profit-sharing plan for the benefit of employees who qualify as to age and/or length of service. The annual contribution to the profit-sharing plan consists of a discretionary percentage of the Bank's profit, plus, a contribution which matches a discretionary percentage of the participant's salary reductions. The Bank expects to continue the plan indefinitely; however, the rights to modify, amend or terminate the plan have been reserved. During 1995, 1994 and 1993, contributions to the plan charged to operations were $152,326, $91,986, and $105,143, respectively.


NOTE 9 - INCOME TAX EXPENSE

The components of income tax expense are as follows:

                                          1995           1994           1993
                                          ----           ----           ----
     Currently Payable:
          Federal                     $  412,295     $  727,787     $  614,800
          State                           73,389        120,450        109,136
                                      ----------     ----------     ----------
               Total currently
                    payable              485,684        848,237        723,936

     Tax effect of temporary
          differences                    307,680       (641,646)       (34,289)
                                      ----------     ----------     ----------
               Total income tax
                    expense           $  793,364     $  206,591     $  689,647
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

As of December 31, 1995 and 1994, the net deferred tax asset consisted of the following:

                                                        1995            1994
                                                        ----            ----
     Deferred tax asset, net of $55,095
     and $327,533 valuation allowance,
     respectively:
          Provision for loan losses                  $  336,327     $   52,081
          Loss on trading security                         -           593,147
          Net unrealized gain (loss) on
               securities available for sale           (143,329)       264,319
          Write down of other real estate                28,177         19,868
          Other                                            -             7,088
                                                     ----------     ----------
               Net deferred tax asset                $  221,175     $  936,503
                                                     ----------     ----------
                                                     ----------     ----------

The effective tax rate differs significantly from the Federal tax rate of 34%. A reconciliation between the expected tax and the actual income tax follows:

                                         1995           1994          1993
                                         ----           ----          ----
     Expected tax at the Federal
          statutory rate              $1,233,682     $  521,609     $  842,817
     Increases (decreases)
          resulting from:
          Effect of tax-exempt
               income                   (277,939)      (266,815)      (291,633)
          State excise taxes, less
               federal tax benefit        48,437         19,331         72,030
          Low income housing tax
               credit                    (40,000)       (14,000)       (14,000)
          Disallowed interest expense     29,713           -              -
          Change in valuation
               allowance                (272,438)          -              -
          Provision for loan losses         -           (13,811)        73,579
          Other - net                     71,909        (39,723)         6,854
                                      ----------     ----------     ----------
                                      $  793,364     $  206,591     $  689,647
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

The Company has an unused capital loss carryover of approximately
$163,000 which can be used to offset future capital gains. The carryover expires in 1997.


NOTE 10 - RELATED PARTY TRANSACTIONS

The Bank has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties with an aggregate balance greater than $60,000 at December 31, 1995 and 1994, were $737,097 and
$716,965, respectively. The aggregate amount of such loans exceeding $60,000 to each person did not exceed 5% of stockholder's equity.

See Note 13 for data processing fees paid to First Banking
Services, Inc.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

The consolidated financial statements do not reflect the Bank's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Bank's commitments and contingent liabilities at December 31, 1995 and 1994:

                                                      1995            1994
                                                      ----            ----
     Commitments to extend credit:
          Commercial and other lines of credit     $13,991,629     $ 2,772,696
          Home equity lines of credit                   716,812        637,841

     Standby letters of credit                          375,216         29,000


Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

A subsidiary of the Company originates and sells mortgage loans to a third party investor under a recourse agreement. This agreement requires the subsidiary to repurchase these loans if they become non-performing within ninety days of sale. The total amount of these loans subject to such recourse was $1,099,015 and $478,978 at December 31, 1995 and 1994, respectively. There have been no losses on these loans.


NOTE 12 - REGULATORY RESTRICTIONS

Dividends payable by state banks in any year, without prior approval of the appropriate regulatory authorities, are limited to the Bank's net profits (as defined) for that year combined with its retained net profits for the preceding two years.

The subsidiary bank is required by law to maintain minimum cash reserves to meet regulatory reserve requirements. As of December
31, 1995 the Bank's gross reserve requirement totaled $1,265,000.


NOTE 13 - OTHER OPERATING EXPENSES

Other operating expenses for the years 1995, 1994 and 1993 consist of the following:

                                            1995           1994         1993
                                            ----           ----         ----
     Professional fees                  $  147,931     $  115,532     $ 76,997
     Data processing fees                  465,006        346,802         -
     Advertising                            90,697         82,596       78,304
     Telephone                              88,777         62,629       52,534
     Postage, stationery and
          supplies                         302,468        166,529      157,082
     Consultant fees                        68,686         40,274       40,362
     Litigation settlement                 265,000           -            -
     Amortization of goodwill and
          acquisition cost                 257,033           -            -
     Other operating expense               495,399        448,311      409,210
                                        ----------     ----------     --------
          Total                         $2,180,997     $1,262,673     $814,489
                                        ----------     ----------     --------
                                        ----------     ----------     --------


NOTE 14 - CONCENTRATIONS OF CREDIT

All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area.
Investments in state and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 3 and 11, respectively.


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash, Due from Banks and Short-term Instruments

     The carrying amount of cash and short-term instruments approximate their fair value.

     Loans

     For variable-rate loans (non-commercial, consumer and real estate) that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other fixed-rate loans, fair values are based on discounted cash flow analyses.


     Deposit Liabilities

     The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Long-term Debt and Short-term Borrowings

     The carrying amounts approximate their fair values.

     Off-Balance-Sheet Instruments

     Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values of the Bank's financial instruments as of December 31, 1995 are as follows (in thousands):

                                                                     Estimated
                                                   Carrying             Fair
                                                    Amount              Value
                                                   --------          ---------
Financial assets
     Cash and due from banks                       $  7,370           $  7,370
     Federal funds sold                               1,640              1,640
     Investment securities                           35,779             35,780

     Loans                                          127,798
     Less: Allowance for loan losses                 (1,689)
     Loans, net of allowance for loan losses        126,109            128,329

Financial liabilities
     Deposits                                       157,866            158,078
     Long-term debt and short-term borrowings         4,073              4,073

Unrecognized financial instruments
     Commitments to extend credit                    14,708             14,709
     Standby letters of credit                          375                375



NOTE 16 - PARENT COMPANY

The condensed financial information for First Bancshares, Inc.
(Parent Company only) is presented as follows:


Statements of Financial Condition

                                                   1995               1994
                                                   ----               ----
Assets
     Cash                                      $    51,217         $    41,888
     Investment in subsidiaries, at equity      18,443,479          12,422,769
     Intangibles, net                            1,364,164           1,432,888
     Other assets                                  121,420               8,686
                                               -----------         -----------
                                               $19,980,280         $13,906,231
                                               -----------         -----------
                                               -----------         -----------

Liabilities
     Note payable                              $ 3,379,500         $ 1,030,000
     Other liabilities                              34,368                -
                                               -----------         -----------
                                                 3,413,868           1,030,000
Stockholders' equity                            16,566,412          12,876,231
                                               -----------         -----------
                                               $19,980,280         $13,906,231
                                               -----------         -----------
                                               -----------         -----------


Statements of Income

                                          1995           1994           1993
                                          ----           ----           ----
Dividend income                       $  809,569     $  806,737     $  728,457

Expenses
     Interest                            301,389        109,033        118,962
     Amortization                         68,724         68,724         68,724
     Miscellaneous                         7,082          4,616          5,610
                                      ----------     ----------     ----------
                                         377,195        182,373        193,296


     Operating income before
          income tax benefit             432,374        624,364        535,161

Income tax benefit                      (105,946)       (17,624)       (44,864)
                                      ----------     ----------     ----------
     Income before undistributed
          income of subsidiaries         538,320        641,988        580,025

Undistributed income of subsidiaries
     Net income of subsidiaries        3,106,360      1,492,305      1,937,655
     Less:  Dividends received           809,569        806,737        728,457
                                      ----------     ----------     ----------
          Undistributed income
               of subsidiary           2,296,791        685,568      1,209,198
                                      ----------     ----------     ----------
          Net income                  $2,835,111     $1,327,556     $1,789,223
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------


Statements of Cash Flows

                                         1995           1994           1993

Cash flows from operating activities
     Net income                       $2,835,111     $1,327,556     $1,789,223
     Adjustments to reconcile net
          income to net cash
          provided by operating
          activities:
               Undistributed
               earnings of
               subsidiary             (2,296,791)      (685,568)    (1,209,198)
               Amortization               68,724         68,724         68,724
               (Increase) decrease
                   in tax receivable
                   from subsidiary      (112,734)       (15,574)        20,966
               Other                      34,370         (1,000)        (9,810)
                                      ----------     ----------     ----------
                   Net cash provided
                       by operating
                       activities        528,680        694,138        659,905
                                      ----------      ---------      ---------
Cash flows from financing activities
     Principal payments on
          long-term debt              (1,405,500)      (500,000)      (460,000)
     Dividends paid                     (227,851)      (194,262)      (188,265)
     Proceeds from long-term debt      3,755,000           -              -
     Proceeds from sale of treasury
          stock                          435,000           -              -
                                      ----------     ----------     ---------
         Net cash provided by
              (used in) financing
              activities               2,556,649       (694,262)      (648,265)
                                      ----------     ----------     ----------
Cash flows used in investing
     activities
     Capital contribution to
          subsidiary                  (3,076,000)          -              -
                                      ----------     ----------     ----------
Net increase (decrease) in cash            9,329           (124)        11,640

Cash at beginning of year                 41,888         42,012         30,372
                                      ----------     ----------     ----------
Cash at end of year                   $   51,217     $   41,888     $   42,012
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

Supplemental disclosure of
     cash flow information
     Cash paid or (received)
          during the year for
          Interest                    $  301,388     $  109,033     $  124,522
          Income tax (benefit)             6,788         (2,050)       (61,580)


                                   Appendix D

                   [Letterhead of Chaffe & Associates, Inc.]


January 31, 1997


The Board of Directors
United Security Bancshares, Inc.
131 West Front Street
Thomasville, Alabama  36784-3143

Gentlemen:

     We understand that United Security Bancshares, Inc. ("USB") and First Bancshares, Inc. ("FBI") have entered into an Agreement and Plan of Merger dated as of August 19, 1996 (the "Merger Agreement"), which provides, among other things, for the merger of FBI with and into USB and the merger of FBI's wholly-owned subsidiary, First Bank and Trust, with and into USB's wholly-owned subsidiary, United Security Bank, (collectively "the Merger"). Pursuant to the Merger Agreement, each issued and outstanding share of FBI common stock, par value $5.00 per share (the "FBI Common Stock"), excluding shares held by stockholders who perfect their dissenter's rights of appraisal, shall cease to be outstanding and shall convert into and be exchanged for 5.8321 shares of USB common stock, par value $0.01 per share (the "USB Common Stock") (the "Exchange Ratio"). The terms and conditions of the Merger and the Exchange Ratio are more fully described in the Merger Agreement.

     You have asked our opinion as to whether the Exchange Ratio was fair, from a financial point of view, to the stockholders of USB as of September 30, 1996.

     Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes, states that it is competent to provide an opinion as to the fairness of the Exchange Ratio contemplated herein. Neither Chaffe nor any of its officers or employees has an interest in USB or FBI Common Stocks. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon any transaction.

     In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Joint Proxy Statement of USB and FBI for this proposed transaction in substantially the form to be sent to stockholders, including a copy of the Merger Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of USB and FBI, respectively;
(iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning USB and FBI, prepared by the managements of USB and FBI, respectively, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of USB and FBI with senior executives of USB and FBI, respectively; (v) reviewed the historical prices and trading volumes of the shares of USB Common Stock and FBI Common Stock; (vi) compared the financial performance of USB and FBI, and the prices and trading activity of the USB Common Stock and FBI Common Stock, with that of certain other comparable publicly-traded companies and their securities;
(vii) reviewed and discussed with senior managements of USB and FBI the strategic objectives of the Merger, and the synergies and certain other benefits of the Merger; (viii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (ix) considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium and capitalization of earnings, and relative contribution; and (x) performed such other studies and analyses as we deemed appropriate to this opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtain an independent review or appraisal of USB's or FBI's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on USB and FBI for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to projected financial results, including the estimates of synergies and other benefits expected to result from the Merger, Chaffe assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of USB and FBI of future financial performances of their respective companies. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of this opinion. Chaffe expressed no opinion on the tax consequences of the proposed transaction.

     Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion that as of September 30, 1996, the Exchange Ratio was fair, from a financial point of view, to the holders of USB Common Stock.

                              Very truly yours,

                              Chaffe & Associates, Inc.

                              /s/ Chaffe & Associates, Inc.
                              ----------------------------------------

                                 Appendix E

                 [Letterhead of Baxter Fentriss and Company]


                             December 16, 1996


The Board of Directors
First Bancshares, Inc.
131 Main Street
Grove Hill, Alabama  36451

Dear Members of the Board:

     United Security Bancshares, Inc., Thomasville, Alabama ("United") and the First Bancshares, Inc., Grove Hill ("FBI") have entered into an Agreement providing for the merger of FBI into United ("Merger"). The terms of the Merger are set forth in the Agreement and Plan of Reorganization and Merger dated August 19, 1996.

     The terms of the Merger provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each common share of FBI will be converted into stock of United.

     You have asked our opinion as to whether the proposed transaction pursuant to the terms of the Merger are fair to the respective shareholders of FBI from a financial point of view.

     In rendering our opinion, we have evaluated the consolidated financial statements of FBI available to us from published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared United and FBI from a financial point of view to the other financial institutions; (b) considered the historical market price of the common stock of United and FBI;
(c) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (d) reviewed the Agreement and Plan of Reorganization and related documents; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of United and FBI to discuss the foregoing as well as other matters that may be relevant.

     We have conducted a due diligence review of United but we have not reviewed registration statements, proxy materials, regulatory applications or other documents which must be prepared prior to completion of any transaction.

     We have not independently verified the financial and other information concerning United, or FBI, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of United and FBI as they exist and are known to us as of September 30, 1996.

     It is understood that this opinion may be included in its entirety in any communication by FBI or the Board of Directors to the stockholders of FBI. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     Basf the opinion that the terms of the Merger are fair to the shareholders of FBI from a financial point of view.

                              Very truly yours,


                              Baxter Fentriss and Company

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20.     Indemnification of Directors and Officers.

     The Alabama Business Corporation Act (the "ABCA") gives Alabama corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. Subject to specific conditions and exclusions, the ABCA requires an Alabama corporation to indemnify directors and officers who successfully defend actions, and it permits a corporation to indemnify its directors and officers under other circumstances as the corporation deems appropriate, if certain statutory standards are met. The indemnification required and permitted under the ABCA is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The ABCA also authorizes Alabama corporations to buy directors' and officers' liability insurance.

     Although USB's By-laws are silent regarding director and officer indemnification, USB's current Articles of Incorporation, as amended, mandate that USB shall indemnify its directors and officers in all cases expressly authorized under the ABCA in which the specified standards have been met. In general, the applicable standard is that the individual shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the director or officer has been successful in defending a proceeding, however, indemnification is mandatory without reference to any such standard. On the other hand, indemnification is not permitted with respect to litigation brought by or in the right of the corporation in which the officer or director is adjudged liable to the corporation or in connection with any proceeding in which the officer or director is adjudged liable on the basis that personal benefit was improperly received by him. This restriction does not apply, however, to the extent that the court in which the action is brought determines that such officer or director is entitled to indemnity for particular expenses.

     In addition, USB has entered into an Indemnification Agreement with each of its directors that provides indemnification to the fullest extent authorized by the law. These Indemnification Agreements, like the Articles of Incorporation, as amended, take advantage of the ABCA's provisions allowing for expansion upon statutory indemnification and are intended to provide the broadest rights of indemnification available under the ABCA.

     USB has in effect a directors' and officers' liability policy with Continental Insurance in the amount of $3,000,000. This policy provides for indemnification of USB's officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in the policy.


     Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits:

          2.1 Agreement and Plan of Merger dated as of August 19, 1996, is found at Appendix A to the Joint Proxy Statement and Prospectus included in Part I hereof.

          3.1    Amended and Restated Articles of Incorporation, filed as
                 Exhibit 3(c) to Registrant's Form 10-Q for the quarter ended June 30, 1995 (No. 0-14549), is incorporated herein by reference.

          3.2 Bylaws, filed as Exhibit 3(d) to Registrant's Form 10-K for the year 1987 (No. 0-14549), is incorporated herein by reference.

          5.1 Opinion of Maynard, Cooper & Gale, P.C. re legality dated February 6, 1997.

          8.1* Opinion of Maynard, Cooper & Gale, P.C. re tax matters dated ______________, 1997.

          8.2* Opinion of Walston, Wells, Anderson & Bains re tax matters dated ___________, 1997.

          10.1*  Form of Employment Contract between Registrant and Jack
                 M. Wainwright, III.

          10.2 Form of Indemnification Agreement filed as Exhibit 10(e) to Registrant's Form 10-K for the year 1994 (No. 0-14549) is incorporated herein by reference.

          10.3 Option Agreement dated July 16, 1996, from First Bancshares, Inc. for the benefit of the Registrant filed as Exhibit
                 99.2 to Registrant's Form 8-K dated July 16, 1996 (No. 0-14549) is incorporated herein by reference.

          10.4 Option Agreement dated July 16, 1996, from the Registrant for the benefit of First Bancshares, Inc. filed as Exhibit
                 99.3 to Registrant's Form 8-K dated July 16, 1996 (No. 0-14549) is incorporated herein by reference.

          10.5 Agreement for Computer Services dated September 1, 1993, between First Data Services, Inc. and First Bank and Trust.

          10.6 Agreement for Bookkeeping Services dated June 3, 1994, between First Banking Services, Inc. and First Bank and Trust.

          13.1 Registrant's 1995 Annual Report on Form 10-K for the year ended December 31, 1995 (No. 0-14549), is incorporated herein by reference.

          13.2 Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 0-14549), is incorporated herein by reference.

          21.1 Subsidiaries of Registrant, filed as Exhibit (22) to Registrant's Form 10-K for the year 1995 (No. 0-14549), is incorporated herein by reference.

          23.1   Consent of Smith, Dukes & Buckalew.

          23.2   Consent of Dudley, Hopton, Jones, Sims & Freeman.

          23.3 Consent of Maynard, Cooper & Gale, P.C. is included in their opinion re legality filed as Exhibit 5.1 hereto.

          23.4* Consent of Maynard, Cooper & Gale, P.C. is included in their opinion re tax matters filed as Exhibit 8.1 hereto.

          23.5* Consent of Walston, Wells, Anderson & Bains is included in their opinion re tax matters filed as Exhibit 8.2 hereto.

          23.6   Consent of Baxter Fentriss and Company.

          23.7   Consent of Chaffe & Associates, Inc.

          23.8 Consents of persons named to become directors of Registrant upon consummation of the Merger.

          24.1 Power of Attorney (contained on signature page of the Registration Statement).

          99.1 Form of Proxy to be used at United Security Bancshares, Inc. special meeting.

          99.2 Form of Proxy to be used at First Bancshares, Inc. special meeting.

_________________________
*To be filed by amendment.

     (b)  Financial Statement Schedules:

          None.

     Item 22.  Undertakings.

     (a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          2. Insofar as an indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, Alabama, on the 31st day of January, 1997.

                              UNITED SECURITY BANCSHARES, INC.

                              By:  /s/ Jack M. Wainwright, III
                                   ______________________________________
                                   Jack M. Wainwright, III, President and
                                   Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack M. Wainwright, III and Larry M. Sellers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below.

     Signature                        Title
     _________                        _____


/s/ Jack M. Wainwright, III   President, Chief Executive      January 31, 1997
___________________________   Officer, and Director
Jack M. Wainwright, III       (Principal Executive Officer)

/s/ Larry M. Sellers          Treasurer (Principal Financial  January 31, 1997
___________________________   Officer, Principal Accounting
Larry M. Sellers              Officer)

/s/ Gerald P. Corgill         Director                        January 31, 1997
___________________________
Gerald P. Corgill

                              Director                        __________, 1997
___________________________
Roy G. Cowan

/s/ William G. Harrison       Director                        January 31, 1997
___________________________
William G. Harrison

/s/ Hardie B. Kimbrough       Director                        January 31, 1997
___________________________
Hardie B. Kimbrough

                              Director                        __________, 1997
___________________________
James L. Miller

/s/ D. C. Nichols             Director                        January 31, 1997
___________________________
D. C. Nichols

/s/ Harold H. Spinks          Director                        January 31, 1997
___________________________
Harold H. Spinks

/s/ James C. Stanley          Director                        January 31, 1997
___________________________
James C. Stanley

                              Director                        __________, 1997
___________________________
Howard M. Whitted

                                Exhibit 5.1


                             February 6, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Registration Statement on Form S-4
               United Security Bancshares, Inc.

Ladies and Gentlemen:

     As counsel for United Security Bancshares, Inc. ("USB"), we are familiar with the Articles of Incorporation and the Bylaws of USB and the above-referenced Registration Statement on Form S-4 (the "Registration Statement") relating to 1,400,000 shares of the common stock, $.01 par value per share, of USB (the "Shares"). We have examined such public records and corporate proceedings and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed below.

     Based upon the foregoing, we are of the opinion that the Shares will, when issued, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,

                              Maynard, Cooper & Gale, P.C.


                              By:  --------------------------------
                                   J. Michael Savage

                                Exhibit 10.5

                     AGREEMENT FOR COMPUTER SERVICES


THIS AGREEMENT is dated for reference September 1st, 1993, between First Data Services, Inc., FDSI, a Florida corporation, and First
Bank & Trust (Client) of Grove Hill, in the state of Alabama.

The parties agree as follows:

1)   INSTALLATION PROVISION
     A) Commencing on 9/1, 1993, FDSI agrees to provide services set forth in Attachment 1, considered a part of this agreement, and shall continue to provide these services in accordance with the Fee Schedule set forth in Attachment II.
     b) FDSI agrees to provide Client with a list of options and parameters of its existing application software. Client will endeavor to study the options and parameters, and together with FDSI, Client will satisfy itself that its operations, customer and account requirements can be met. FDSI assumes no responsibility for future problems resulting from Client's omissions or misunderstandings.
     c) Client will furnish FDSI with all data and records required by FDSI on each account for which the accounting is to be performed, said data and records to be furnished in a form acceptable to FDSI.
     d) The procedures relating to the following items shall be following by FDSI and Client as mutually agreed upon prior to the start of the services: 1) input format; 2) daily pick-up and delivery of data between FDSI and Client; 3) pick-up and delivery point.


2)   SCHEDULE PROCESSING PROVISIONS
     a) Where the foregoing provisions require FDSI and Client to perform specific acts on a designated day, it is understood that adjustments may be made when such day is a holiday for either party.
     b) Client agrees to furnish FDSI with any special forms and any forms imprinted with its corporate symbol and/or name at its own expense including demand deposit and savings statements.
     c) All the original documents and source date will be returned to their permanent locations at Client's office following processing. Historical records and date on accounts will be located at the office of the Client.


3)   CONSIDERATION
     a) The fees to be charged for the services rendered are contained in an accompanying fee Schedule (Attachment II), considered a part of this Agreement. Said Fees shall remain in effect for original term of the Agreement.
     b) FDSI's Fee Schedule shall be adjusted periodically and shall be effective ninety (90) days after written notice to Client. Extensions and renewals of the Agreement shall be subjected to the adjusted Fee Schedule. Fee Schedule shall be determined by the Board of Directors of FDSI and shall not exceed 15% increase each year.


4)   GENERAL PROVISIONS
        a.1)   The initial terms of this Agreement is Five (5)
years commencing on the date set forth in paragraph 1.a of this agreement, shall be automatically renewed for a term of one (1)
year upon the Fifth anniversary of this agreement and each
subsequent anniversary.  Either Client or FDSI may terminate this agreement at the end of the initial term or at the end of any annual renewal term by giving written notice to the other party six
(6) months in advance.
        a.2)   This agreement shall become null and void on the
close of business on the day on which:
               a.   Client is declared insolvent by any Federal or State
               Supervisory agency or,
               b.   Client control and management is assumed by any party
               other than those officers duly elected by the Client's
               Board of Directors.
        a.3)   In the event this agreement is rendered null and void per
paragraph 4.a.2 this agreement may be reinstated for 30 days with Client's new ownership in which Client's new management or its supervisory agency will do one of the following:
               a.   Accept the original terms of this agreement and
               notify FDSI in writing of its intent to continue processing under the terms of this agreement.
               b.   Negotiate a new agreement.
               c.     Deconvert within the 30 day period.
Should Client's new management fail to take action under this sub-paragraph, FDSI will discontinue processing at the close of
FDSI's processing on the 30th day and will deliver to Client all
Client's data files on magnetic tape.
        b.1)   FDSI will be held to a standard of care expected within
the industry at the time services are provided.  This standard of care is not expected to require state-of-the-art electronic data processing at all times.
        b.2)   Client agrees to assume the entire responsibility for
the accuracy and the authenticity of any and all records furnished to
FDSI and Client hereby agrees to indemnify, save and hold harmless from any and all damage, loss, liability, cost, expense or consequence of any claim of whatever nature and by whomever made that may be made against FDSI as a result of FDSI acting upon any information furnished by Client. FDSI will not make any changes to Client data or controls without consent of Client.
        c.1)   FDSI agrees to treat the data, records and accounts of
Client as confidential and will not disclose such data, records and accounts to anyone except Client or those Client designates. FDSI agrees to exercise resonable care and due diligence in the performance of the services as if the service were being provided for itself.
        c.2)   Client agrees to treat and data or records delivered
inadvertently to Client by FDSI that do not belong to Client as the confidential property of FDSI. Client will notify FDSI of the receipt;
of such material by the fastest manner possible and will release such material to FDSI without disclosing the fact of its receipt or the nature of its contents to anyone other than FDSI personnel.
        c.3)   Client shall report any errors to FDSI in writing within
(30) days following discovery by Client.  Such notice shall be a condition precedent to any clain or the commencement of any legal proceeding of any kind or nature against FDSI. FDSI agrees to provide prompt resolution to any problems reported by Client or correct any problems or errors in computing servicing under this agreement. If FDSI agrees that an error has been made and that the fault was FDSI's it shall correct the same at its expense.
        c.4)   FDSI shall be responsible for any and all claims and
liabilities connected with any breach of duty by reason of negligent acts, errors or omissions of its employees so long as said claim does not exceed $500,000.00 per act.
        c.5)   FDSI shall be responsible for the expense of reconstructing any records of Client accidently lost, destroyed or stolen while in the possession of FDSI.
     d)   FDSI shall not be responsible, and Client agrees to
save and hold it harmless, for any claim for consequential damage made against FDSI as a result of losses or delays caused by
accident, strikes, fire, flood, war, riot, electricial or
mechanical failure, acts of God or any cause or caused which are unavoidable or beyond FDSI's control.
     e.1)   Any new or original material, system program, or
application program that may be developed during the performance of the Agreement solely by FDSI's employees or jointly by FDSI
employees and Client's personnel, with or without expense to
Client, either printed or in machine readable form, shall belong to
FDSI, it being understood that FDSI shall have an irrevocable and unrestricted right to use and market worldwide such new original material.
     e.2)   Any new or original material, system program or
application program that may be developed during the performance of the Agreement solely by Client at Client's expense for Client's sole use and without expense to FDSI shall belong to the Client.
Such material or program shall not be a variation or derivation of any material or program provided to Client by FDSI under this Agreement or a separate Agreement or related to material or programs now provided or developed under Par 4.3.1 above.
     f. FDSI has made arrangements with other parties to use their computer facilities as back-up facilities in the event FDSI does incur some difficulty that renders FDSI unable to process.
Such arrangements will meet the requirements of regulatory agencies.
     g. Off premise storage of Client records is maintained in locked storage at a separate location. Client's master filed are backed up everyday after previous day's processing and transported to the off premise location. Operating programs and other critical files are also maintained at an off premise location. The media is disk pack and/or magnetic tape.
     h. FDSI will permit examination of its records and its procedures at any reasonable time by Client, its agents, its auditors, or representatives of the Federal or State agency regulating Client. The agencies include:
          1.   The Federal Reserve Board and its examining group.
          2.   The Federal Deposit Insurance Corporation and its exaimining group.
          3.   The Comptroller of the Currency and its examining group.
          4.   The state Banking Commission and its examining group.
     i. Upon request of Client, FDSI will furnish a list of its date processing employees to enable Client to monitor accounts held by these employees should it deem necessary.
     j. Records maintained on magnetic tape or magnetic disk are owned solely by Client. The media on which these records are stored, i.e., tapes or disks are owned solely by FDSI.
     k. Upon expiration of this Agreement, if Client changes service companies, FDSI will provide file design and copies of files to the new servicing company.
Client shall be obligated to purchase from FDSI at FDSI cost any unused forms that were custom designed for Client's use.
     1. FDSI will be responsible for arranging for the transportation of the necessary material for processing of Client accounts to and from Client;s main office building. Client will be responsible for the expense of this transportation.
     m. This Agreement supersedes and makes void all Agreements, if any, between FDSI and Client prior to this Agreement.


5.   ASSIGNMENT
     FDSI understands that Client is relying upon the particular competence, reputation and integrity of FDSI in entering into this contract. Therefore, FDSI cannot assign this contract or Agreement for Computer Services to any other data processing entity without the prior written consent of client.

6.   NEW EQUIPMENT OR SYSTEM
     a. In the event new hardware or software must be installed in Client's location after the initial installation and conversion to allow FDSI to provide the standard computer services contemplated within the Agreement, then the delivery and installation charge of such shall be paid by FDSI unless otherwise agreed upon. The cost of new hardware will be paid by Client. The cost of new software or a portion thereof may be paid by Client at FDSI's option.
     b. Any and all training of Client personnel to initiate the computer services shall be included within the schedule of charges in AttachmentII. FDSI assures the Client that it will provide competent and qualified training of Client personnel in the use of the system and will provide sufficient amount of training to enable a smooth transition to FDSI computer servicing. In the event the computer service requires different computer hardware or software in the future, FDSI agrees to train, at FDSI expense, Client's personnel in the same competent and qualified manner upon the installation of the new system.


7.   MAINTENANCE
     FDSI shall pay for all maintenance of equipment owned by FDSI and installed in Clients location, including eqipment leased or loaned to Client. Client is responsible for maintenance of equipment owned by Client.


8.   JURISDICTION
     This Agreement is entered into and in all respects to be performed in the State of Florida and therefore Florida law applies and jurisdiction and venue regarding any disputes within this Agreement shall be vested in the Courts of Okaloosa County, Florida.

First Bank and Trust (CLIENT)               FIRST DATA SERVICES, INC.
BY:  /s/ Catherine Harrell                  BY:  /s/ Robert Steen
TITLE:  EDP Manager and Vice President      TITLE:  Treasurer
DATE:  September 1, 1993                    DATE:  September 1, 1993


                                ATTACHMENT I

                      AGREEMENT FOR COMPUTER SERVICES


Bank Services Corporation will provide the following data services:

     Demand Deposit Accounting
     Savings
     Certificates of Deposit
     IRA's
     Line of Credit (Ready Reserve)
     Commerical Loans
     Installment Loans (Personal or Consumer Loans)
     Mortgage Loans
     General Ledger (With Automatic Entry)
     On Line Services (Data Entry, Inquiry, Teller Machines)
     Central Information File
     Microfiche (Upon Bank request)
     Item Processing
     Visa Cardholders and ATM Interface
     Special Projects


     In addition, Bank Services Corporation will:

     Provide coordination with hardware vendors to insure hardware capability.

     Arrange, with Client's consent, for installation of communication lines and equipment.

     Arrange, with Client's consent, for Courier Services

     Provide the necessary data communications adapters and software to be installed on the FDSI host computer in Fort Walton Beach, Florida

     First Bank and Trust (Client) will be responsible for acquisition and one-time costs of, including but not limited to;

     Wiring the building for terminals and printers

     All modems, control units and converters installed by FDSI for communications

     All terminals (CRT;s and Printers) installed in Client's location for delivery of FDSI Service

     All Personal Computer adapters and software, if required, to allow PC'C to function as CRT's.

     Deconversion including charges from previous servicer for test and conversion taped supplied to FDSI


                              ATTACHMENT II
                     AGGREEMENT FOR COMPUTER SERVICES
                          SCHEDULE OF CHARGES

Account Maintenance
     All Applications                            $140.00 Per Million
     Statements                                     N/C Dollars of Assets

Item Procession
     Bank (ON-US) Items                          $ 0.036 each
     Proof of Deposit                            $ 0.017 each
     ACH Tapes                                      N/C

Microfiche
     Masters                                     $ 4.00 each
     Copies-First 3 at no Charge, each add'l               .30 each

Credit Bureau Tapes                                     $25.00 each
Visa, outgoing data tape                                $10.00 each

Special Reports                                         $25.00 each

Special Projects                                        As Negotiated

First Data Services, Inc. will bill at cost and Client will pay the amounts billed for the following items:
     Telephone data lines, data sets           Included in above
     Courier                                     Cost
     Postage                                     Cost
     Conversion                                         Cost
     Education                                          Cost

All charges will be billed monthly on the 1st or 2nd business day and will be due within 10 days from receipt.

Account maintenance charges will be calculated on the asset size reported in the December31, call report. Maintenance charge will be adjusted for mergers or acquisition during the processing year.


                               ATTACHMENT III
                      AGREEMENT FOR COMPUTER SERVICES

First Data Services, Inc., will provide the following data processing services:

     Capture of Federal Reserve Inclearings
     Proof of Deposit
     Cash Letter Preparation and Delivery to Correspondent to Meet Earliest deadline possible

     Item Transmission to Bank or Bank's Date Processor
     Bulk Filing
     Statement Preparation Within 24 Hours of Receipt by FDSI
     Microfilming of All DDA & Savings Items in Account Number
     Sequence and Delivery of Film to Bank

     Reject Item Pull
     Qualified Return Item Cash Letter
     Software for Item Transmission to Bank or Bank's Data Processor

     Software for Necessary Transmission to FDSI
     Storage of Truncated Items for Six Months
     Next Day Delivery to Bank of Internal Bank Items
     Balancing and Proper Disposition of All Non-Post Items


In addition, Bank Services Corporation will:

     Provide coordination with hardware vendors to insure hardware compatibility

     Arrange, with Client's consent, for installation of communciation lines and equipment

     Arrange, with banks consent for courier services

     Provide the necessary data communications adapters and software to be installed on the FDSI Host computer(s)

     First Bank and Trust (Client) will be responsible for:

     Adapters and modems for its Computers that are necessary to establish communications with FDSI

     Arrange for and pay for courier service to deliver all items to FDSI Fort Walton Location and to Return Internal Items and Capture Reports to Client


                                  ITEM IV

                      AGREEMENT FOR COMPUTER SERVICES

                            SCHEDULE OF CHARGES

Per Item Charges:

     Inclearing Capture                                     $.010

     Proof of Deposit                             $.015

     Bulk Filing and Statement Inserting          $.020

     Reject Item Pull                             $.150

     Qualified Return Items                       $.250

     Additional Statement Stuffer                 $.005

     Proof and Encoding (one field)               $.018

Per Statement Charges:

     Statement Preparation and Mailing                      $.100

Research

     Research Time                               $15.00 Per Hour

     Copies from Microfilm                       $  .25 Each Side

The combined item and statement charges shall be subject to a minimum of __________ per Month. Additionally, FDSI will bill at cost and Client will pay the amounts billed for the following items:

     Data Communications Charges

     Postage for Statement Mailing

                                Exhibit 10.6

                     AGREEMENT FOR BOOKKEEPING SERVICES

THIS AGREEMENT is dated for reference June 3, 1994, between FIRST
BANKING SERVICES, INC. (FBSI), a Florida Corporation, and First
Bank & Trust (Client) of Grove Hill, in the State of Alabama.


THE PARTIES AGREE AS FOLLOWS:


1)   INSTALLATION PROVISION

     A) Commencing on June 3, 1994, FBSI agrees to provide the services set forth in Attachment 1, considered a part of this Agreement, and shall continue to provide these services in accordance with the Fee Schedule set forth in Attachment II.

     B) Client will furnish FBSI with all data and records required by FBSI on each account for which the servicing is to be performed, said data and records to be furnished in a form acceptable to FBSI.

     C) The procedures relating to the following items shall be followed by FBSI and Client as mutually agreed upon prior to the start of the services: (1) daily pick up and delivery of data between FBSI and Client (2) pickup and delivery point (3) statement preparation (4) deposit/loan credit verifications (5) telephone inquiries (6) ATM card rendering (7) return item processing
          (8) mailing statements and other computer generated outgoing items (9) signature agreement maintenance and (10) check orders.


2)   SCHEDULE PROCESSING PROVISIONS

     A) Where the foregoing provisions require FBSI and Client to perform specific acts on a designated day, it is understood that adjustments may be made such day is a holiday for either party.

     B) Client agrees to furnish FBSI with any special forms and any forms imprinted with its Corporate Symbol and/or Name at its own expense including demand deposit and savings statements.

     C) All the original documents and source data will be maintained at FBSI. Historical records and data on accounts will be available through on-line inquiry if Client also contracts for Computer Services with FBSI. Other arrangements will be made if Client does not contract for such services.located at the office of the Client.


3)   CONSIDERATION

     A) The fees to be charged for the services rendered are contained in an accompanying Fee Schedule (Attachment II), considered a part of this Agreement. Said Fees shall remain in effect for the original term of the Agreement.

     B) FBSI's basic Fee Schedule shall be adjusted periodically and shall be effective ninety (90) days after written notice to Client. Extensions and renewals of the Agreement shall be subjected to the adjusted Fee Schedule. Fee Schedule shall be determined by the Board of Directors of FBSI and shall not exceed fifteen percent (15%) increase each year.


4)   GENERAL PROVISIONS

     A1) The initial terms of this Agreement is five (5) years commencing on the date set forth in paragraph 1A of this Agreement,and shall be automatically renewed for a term of one (1) year upon the fifth
          (5th) anniversary of this Agreement and each subsequent anniversary. Either Client or FBSI may terminate this Agreement at the end of the initial term or at the end of any annual renewal term by giving written notice to the other party six (6) months in advance.

     A2) This Agreement shall become null and void on the close of business on the day on which:

          a) Client is declared insolvent by any Federal or State Supervisory agency or,

          b) Client control and management is assumed by any party other than those Officers duly elected by the Client's Board of Directors.

     A3) In the event this Agreement is rendered null and void per paragraph 4A2, this Agreement may be reinstated for thirty (30) days with Client's new ownership in which Client's new Management or its Supervisory Agency will do one of the following:

          a) Accept the original terms of this Agreement and notify FBSI in writing, of its intent to continue processing under the terms of this Agreement; or

          b)   Negotiate a new Agreement.

          Should Client's new Management fail to take action under this sub-paragraph, FBSI will discontinue bookkeeping services at the close of FBSI's processing on the thirtieth (30th) day and will deliver to Client all Client's data files.

     B1) FBSI will be held to a standard of care expected within the industry at the time services are provided. This standard of care is not expected to require state of the art processing at all times.

     B2) Client agrees to assume the entire responsibility for the accuracy and authenticity of any and all records furnished to FBSI and Client hereby agrees to indemnify, save, and hold harmless from any and all damage, loss, liability, cost, expense or consequence of any claim of whatever nature and by whomever made that may be made against FBSI as a result of FBSI acting upon any information furnished by Client. FBSI will not make any changes to Client data or controls without consent of Client.

     C1) FBSI agrees to treat the data, records and accounts of Client as confidential and will not disclose such data, records and accounts to anyone except Client or those Client designates. FBSI agrees to exercise reasonable care and due diligence in the performance of the services as if the service were being provided for itself.

     C2) Client agrees to treat and data or records delivered inadvertently to Client by FBSI that do not belong to Client as the confidential property of FBSI. Client will notify FBSI of the receipt of such material by the fastest manner possible and will release such material to FBSI without disclosing the fact of its receipt or the nature of its contents to anyone other than FBSI personnel.

     C3)   Client shall report any errors to FBSI in writing within thirty
           (30) days following discovery by Client. Such notice shall be a condition precedent to any claim, or the commencement of any legal proceeding of any kind or nature against FBSI. FBSI agrees to provide prompt resolution to any problems reported by Client or correct any problems or errors in bookkeeping services under this Agreement. If FBSI agrees that an error has been made and that the fault was FBSI's, it shall correct the same at its expense.

     C4) FBSI shall be responsible for any and all claims and liabilities connected with any breach of duty by reason of negligent acts, errors or omissions of its employees so long as said claim does not exceed $500,000 per act.

     C5) FBSI shall be responsible for the expense of reconstructing any records of Client accidentally lost, destroyed or stolen while in the possession of FBSI.

     D) FBSI shall not be responsible, and Client agrees to save and hold it harmless, for any claim for consequential damage made against FBSI as a result of losses or delays caused by accident, strikes, fire, flood, war, riot, electrical or mechanical failure, acts of God or any cause or causes which are unavoidable or beyond FBSI's control.

     E) FBSI has made arrangements with other parties to use their computer facilities as backup facilities in the event FBSI does incur some difficulty that renders FBSI unable to process. Such arrangements will meet the requirements of regulatory agencies.

     F) Off premise storage of Client records is maintained in locked storage at a separate location. Client's master files are backed up every day after previous day's processing and transported to the off premise location. Client statement information will be stored on optical storage media.

     G) FBSI will permit examination of its records and its procedures at any reasonable time by Client, its agents, its auditors, or representatives of the Federal or State agency regulating Client. The agencies include:

          1)   The Federal Reserve Board and its examining group

          2) The Federal Deposit Insurance Corporation and its examining group;

          3)   The Comptroller of the Currency and its examining group; and

          4)     The State Banking Commission and its examining group.

     H) Upon request of Client, FBSI will furnish a list of its employees to enable Client to monitor accounts held by these employees should it deem necessary.

     I) Records maintained on magnetic tape or magnetic disk are owned solely by Client. The media on which these records are stored, i.e., tapes or disks are owned solely by FBSI.

     J) Upon expiration of this Agreement, if Client changes service companies, FBSI will provide file design and copies of files to the new servicing company. Client shall be obligated to purchase from FBSI at FBSI's cost, any unused forms that were custom designed for Client's use.

     K) FBSI will be responsible for the transportation of the necessary material for processing of Client accounts to and from Client's main office building. Client will be responsible for the expense of this transportation.

     L) This Agreement supersedes and makes void all Agreements, if any, between FBSI and Client prior to this Agreement.

5)   ASSIGNMENT

     FBSI understands that Client is relying upon the particular competence, reputation and integrity of FBSI in entering into this Contract. Therefore, FBSI cannot assign this Contract or Agreement for Computer Services to any other Data Processing Entity without the prior written consent of Client.

6)   NEW EQUIPMENT OR SYSTEM

     In the event new hardware or software must be installed in Client's location after the initial installation and conversion to allow FBSI to provide the standard services contemplated within this Agreement, then the delivery and installation charge of such shall be paid by FBSI unless otherwise agreed upon. The cost of new hardware will be paid by Client. The cost of new software or a portion thereof may be paid by Client at FBSI's option.

7)   MAINTENANCE

     FBSI shall pay for all maintenance of equipment owned by FBSI and installed in Client's location, including equipment leased or loaned to Client. Client is responsible for maintenance of equipment owned by Client.

8)   JURISDICTION

     This Agreement is entered into and in all respects to be performed in the State of Florida and therefore, Florida law applies and jurisdiction and venue regarding any disputes within this Agreement shall be vested in the Courts of Okaloosa County, Florida.


CLIENT                              FIRST BANKING SERVICES, INC.
First Bank & Trust

BY:  /s/ Robert Steen               BY:  /s/ Jimmy W. Tucker

TITLE:  Controller                  TITLE:  General Manager

DATE:  6/3/94                       DATE:  6/3/94


                          ATTACHMENT I (Page 1)
                    AGREEMENT FOR BOOKKEEPING SERVICES

FIRST BANKING SERVICES, INC. will provide the following bookkeeping services:

          -     Statement Rendering
          -     Bulk Filing
          - Telephone Inquiries (excluding return item, fee waiver, and other such decisions)
          -     Return Item Processing (excluding decision making)
          -     Mail (System generated outgoing items only)
          - Deposit/Loan credit verification (in response to signed, written requests only)
          -     Maintain Signature Agreements
          -     Check orders
          -     PBX Operator
          -     Message Center

FIRST BANKING SERVICES, INC. WILL:

          - Provide statement rendering for all statement accounts of Client;

          -     Provide bulk filing of checks for all accounts;

          - Provide telephone inquiry responses to customer inquiries excluding return item, fee waiver and other such inquiries;

          -     Provide return item processing exclusive of decision;

          - Provide mail services for all system generated outgoing items;

          - Perform deposit or loan credit verifications in response to signed written requests;

          -     Maintain signature agreements;

          - Render ATM cards upon appropriate application and approval; and

          -     Provide check order processing.


First Bank & Trust (CLIENT) will be responsible for acquisition and one time costs of, including but not limited to:

          - All modems, control units and converters installed by FBSI for communications;

          - All terminals (CRT's and Printers) installed in Client's location for delivery of FBSI services; and

          - All Personal Computer adapters and software, if required, to allow PC's to function as CRT's.

First Bank & Trust (CLIENT) will be responsible for:

          - Adapters and modems for its computers that are necessary to establish communications with FBSI

          - Arrange for and pay for courier service to deliver all items to FBSI's Fort Walton Beach location and to return internal items and capture reports to Client


                           ATTACHMENT II (Page 1)
                     AGREEMENT FOR BOOKKEEPING SERVICES
                            SCHEDULE OF CHARGES


FIRST DATA SERVICES, INC. will bill at cost and Client will pay the amounts billed for the following items:

Statement Rendering                       Cost

Bulk Filing                               Cost

Telephone Inquiries                       Cost

Return Item Processing                    Cost

Mail                                      Cost

Deposit/Loan Verifications                Cost

Signature Agreement Storage & copies      Cost

ATM Card Rendering                        Cost

Courier                                   Cost

Education                                 Cost

All charges will be billed monthly on the First (1st) or Second
(2nd) business day and will be due within ten (10) days from receipt.

                                Exhibit 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 12, 1996, on our audit of the consolidated financial statements of United Security Bancshares, Inc. and its subsidiary United Security Bank. We also consent to the reference of our firm under the caption "Experts."


                                      Smith, Dukes & Buckalew, L.L.P.


Mobile, Alabama
January 31, 1997

                                Exhibit 23.2

Consent of Dudley, Hopton-Jones, Sims & Freeman, PLLP

We consent to the use in this Registration Statement of United Security Bancshares, Inc. on Form S-4 of our report dated January 26, 1996 relating to the financial statements of First Bancshares, Inc. and to the reference to us under the heading "Experts" in the Joint
Proxy Statement and Prospectus.

                             Dudley, Hopton-Jones, Sims & Freeman PLLP

Birmingham, Alabama
February 4, 1997

                          Exhibit 23.6


                  CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion of our Fairness Opinion issued to First Bancshares, Inc. in this registration statement on Form S-4. We also consent to the reference to our firm under the caption
"Experts."



                              Baxter Fentriss and Company


Richmond, Virginia
December 16, 1996

                          Exhibit 23.7


              CONSENT OF CHAFFE & ASSOCIATES, INC.

     We consent to the inclusion in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of our opinion to the Board of Directors of United Security Bancshares, Inc. dated January 31, 1997, and to be included as Appendix D to the Joint Proxy Statement/Prospectus, and to the references to our firm in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Chaffe & Associates, Inc.


                              By:  /s/ G. F. Gay LeBreton
                                   ------------------------------
                                   G. F. Gay LeBreton
                                   Vice President


New Orleans, Louisiana

January 31, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Dan Barlow
                                       --------------------------
Grove Hill, Alabama                    Dan Barlow
January 20, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ John Becton
                                       -------------------------
Grove Hill, Alabama                    John Becton
January 20, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to her under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Linda Breedlove
                                       -------------------------
Grove Hill, Alabama                    Linda Breedlove
January 20, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ John C. Gordon
                                       --------------------------
Grove Hill, Alabama                    John C. Gordon
January 20, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Fred L. Huggins
                                       ---------------------------
Grove Hill, Alabama                    Fred L. Huggins
January 17, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Ray Sheffield
                                       -------------------------
Grove Hill, Alabama                    Ray Sheffield
January 20, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Clarence Watters
                                       -----------------------------
Grove Hill, Alabama                    Clarence Watters
January 17, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Bruce Wilson
                                       --------------------------
Grove Hill, Alabama                    Bruce Wilson
January 20, 1997

                          Exhibit 23.8


          CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of United Security Bancshares, Inc.


                                       /s/ Earnest Woodson
                                       ---------------------------
Grove Hill, Alabama                    Earnest Woodson
January 20, 1997

                          Exhibit 99.1

                         REVOCABLE PROXY
                United Security Bancshares, Inc.
                      131 West Front Street
                   Thomasville, Alabama  36784

     This Proxy is solicited on behalf of the Board of Directors of United Security Bancshares, Inc. ("USB") for use only at the Special Meeting of Stockholders to be held on _________________, 1997, and at any postponement or adjournment thereof (the "Special Meeting").

     The undersigned, being a Stockholder of USB, hereby appoints Jack M. Wainwright, III and Larry M. Sellers, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August19, 1996 (the "Merger Agreement"), by and between USB and First Bancshares, Inc. ("FBI"), pursuant to which, among other matters (a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank & Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for an amendment to USB's Articles of Incorporation (a) to increase its authorized common stock from 2,400,000 shares to 10,000,000 shares, (b) to increase the maximum size of USB's Board of Directors from 15 to 20, (c) to deny preemptive rights to USB shareholders, (d) to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management, and (e) to change the name of USB to a new name to be agreed upon by FBI and USB. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

              THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

     The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to USB, prior to the date of the Special Meeting, or by attendance at the Special Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR the Merger.


ELECTION TO APPROVE     FOR               AGAINST          ABSTAIN from
THE MERGER:          Approval of        Approval of         Approval of
                     the Merger          the Merger         the Merger
                        [ ]                 [ ]                [ ]


                                   Signature(s): ----------------------------

                                   Date: ------------------------------------

                                   NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          Exhibit 99.2

                         REVOCABLE PROXY
                     First Bancshares, Inc.
                         131 Main Street
                   Grove Hill, Alabama  36451

     This Proxy is solicited on behalf of the Board of Directors of First Bancshares, Inc. ("FBI") for use only at the Special Meeting of Stockholders to be held on _________________, 1997, and at any postponement or adjournment thereof (the "Special Meeting").

     The undersigned, being a Stockholder of FBI, hereby appoints Fred L. Huggins and Robert Steen, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

     3. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August19, 1996 (the "Merger Agreement"), by and between FBI and United Security Bancshares, Inc. ("USB"), pursuant to which, among other matters
(a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank & Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for an amendment to USB's Articles of Incorporation (a) to increase its authorized common stock from 2,400,000 shares to 10,000,000 shares, (b) to increase the maximum size of USB's Board of Directors from 15 to 20, (c) to deny preemptive rights to USB shareholders, (d) to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management, and (e) to change the name of USB to a new name to be agreed upon by FBI and USB. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus.

     4. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

              THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
            PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

     The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to USB, prior to the date of the Special Meeting, or by attendance at the Special Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR the Merger.


ELECTION TO APPROVE     FOR               AGAINST          ABSTAIN from
THE MERGER:          Approval of        Approval of         Approval of
                     the Merger          the Merger         the Merger
                        [ ]                 [ ]                [ ]


                                   Signature(s): ----------------------------

                                   Date: ------------------------------------

                                   NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.